As filed with the Securities and Exchange Commission on January 9, 2004

Registration Statement No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

                                  THE SECURITIES ACT OF 1933

SAXON ASSET SECURITIES COMPANY

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	4860 Cox Road Glen Allen, Virginia 23060 (Address of registrant’s principal executive offices)	52-1865887 (I.R.S. Employer Identification No.)

Richard Shepherd

Saxon Asset Securities Company

4860 Cox Road

Glen Allen, Virginia 23060

(804) 967-7400

                                                                       (Name and address of agent for service)

Copies to:

John Arnholz

McKee Nelson LLP

1919 M Street, N.W.

Washington, D.C.  20036

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Mortgage Backed Securities	$3,035,499,620.00	100%	$3,035,499,620.00	$245,571.92

(1)

Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to securities covered by Registration Statement No. 333-103240 previously filed by the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

SAXON
LOGO

SAXON ASSET SECURITIES COMPANY

(Depositor)

MORTGAGE LOAN ASSET BACKED CERTIFICATES

MORTGAGE LOAN ASSET BACKED NOTES

(Issuable in series by separate trusts)

______________________

Each series of securities:

•

will consist of one or more classes of mortgage pass through certificates or mortgaged-backed notes representing interests in, or obligations secured by, the assets of a trust; and

•

in the case of mortgage loans, will be serviced by one or more entities identified in the related prospectus supplement.

Mortgage loans included in any trust will be secured by first or second liens on:

• will receive principal and interest from payments collected on the assets of the related trust.	• one- to four-family residential properties, • condominium units,
The assets of each trust:	• manufactured housing, or
• will be mortgage loans or mortgage backed securities sold to the trust by Saxon Asset Securities Company; and	• units in planned unit developments.

You should carefully consider the risk factors beginning on page [[  ]] of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January [      ], 2004.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

Information is provided to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (2) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•

the principal balance and interest rate of each class,

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the timing and priority of interest and principal payments,

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statistical and other information about the mortgage assets,

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information about credit enhancement, if any, for each class,

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the ratings for each class, and

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the method for selling the securities.

The prospectus supplement describes the terms of the securities in greater detail than this prospectus, and may provide information that differs from this prospectus.  If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  No one has been authorized to provide you with different information.  The securities are not being offered in any state where the offer is not permitted.  Saxon Asset Securities Company does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

RISK FACTORS

Prospective investors should consider the following factors, as well as the factors identified under "Risk Factors" in the related prospectus supplement, in connection with a purchase of the securities of any series.

The trusts will have no significant assets other than the assets assigned to them by the depositor and securityholders may look only to those limited assets for repayment of their securities

Certificates will represent an ownership interest in, and notes will represent indebtedness of, the related trust and will not represent an interest in or obligation of any other entity and will not be insured by any government agency or instrumentality.  Each trust is expected to have no significant assets other than the assets assigned to it by Saxon Asset Securities Company, the depositor.

You must rely primarily upon payments on the assets assigned to the related trust, any security for those assets and any sources of credit enhancement identified in the related prospectus supplement for distributions on the securities.

None of any governmental agency or instrumentality, the depositor, any servicer, any master servicer, any trustee or any of their affiliates will guarantee or insure any assets assigned to a trust, except as set forth in the related prospectus supplement.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment

Any credit enhancement for any series of securities may be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula.  In addition, credit enhancement may provide only very limited coverage as to some types of losses and may provide no coverage as to other types of losses.

Property values may decline, leading to higher losses on the mortgage loans, which could reduce your ability to be repaid

If the residential real estate market in general or a regional or local area where the mortgage assets for a trust are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

To the extent losses are not covered by credit enhancement, you will have to look primarily to the value of the mortgaged premises for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans.

The bankruptcy of the related seller may result in a delay in or reduction of distributions

Each seller and the depositor intend that the transfers of assets to the depositor and, in turn, to the related trust constitute sales under applicable law rather than pledges to secure indebtedness for insolvency purposes.  If the related seller becomes a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of that seller might argue that those transfers were pledges rather than sales.  That position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the securities of the related series.

Complex and overlapping federal, state and local laws, if violated, can harm the servicer’s ability to collect or enforce loans

Because the mortgage loans are originated nationwide, the originators must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions, as well as an extensive body of federal laws and regulations.  Violation of these laws could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and counties.  The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other.  Failure by the originator or servicer to comply with these laws can in some circumstances give rise to legal defenses to loan enforceability; loss of state licenses or other approved servicer status; class action lawsuits; or administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans.

State and federal credit protection laws may require reductions to interest rates on closed mortgage loans and limit collection of principal and interest on mortgage loans

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  Under the Soldiers’ and Sailors’ Civil Relief Act of 1940, a borrower who enters military service after the origination of his or her mortgage loan generally may not be charged interest above an annual rate of 6%, and is restricted from exercising certain enforcement remedies during the period of the borrower’s active duty status.  The Act also applies to a borrower who was on reserve status and is called to active duty after origination of the mortgage loan.  A significant mobilization by the U.S. Armed Forces could significantly reduce the interest payments collected with respect to loans made to borrowers entering active duty military service, and in the event of default, could delay or prevent the servicer from exercising the remedies for default that otherwise would be available.  The servicer is not required to advance or reimburse securityholders for amounts representing the difference between scheduled interest payments and the lower interest payments that a borrower becomes entitled to pursuant to the Act.

Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust.
Modification of mortgage loans may delay or reduce payments on securities

With respect to a mortgage loan on which a default has occurred or is imminent, the servicer may enter into a forbearance or modification agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of payments on the mortgage loan and, consequently, the amount and timing of payments on one or more classes of the related series of securities.  For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate or interest rate of any related class of securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Prepayments on the mortgage loans could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity	The prepayment experience on the mortgage assets underlying a particular series of securities will affect:
• the average life of each class of those securities; and
• for securities purchased at a price other than par, the effective yield on the securities.

The timing and amount of prepayments on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels.  In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase.  Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease.

Prepayments may also result from:
• foreclosure, condemnation and other dispositions of the mortgaged premises, including amounts paid by insurers under applicable insurance policies;

•

the repurchase of any mortgage loan as to which there has been a material breach of warranty or defect in documentation or from the deposit of certain amounts in respect of the delivery of a substitute mortgage loan;

• the repurchase of mortgage loans modified in lieu of refinancing;
• the repurchase of any liquidated mortgage loan or delinquent mortgage loan, if applicable; or

•

the repurchase or redemption of all the securities of a series or all the mortgage loans or mortgage certificates in connection with an optional clean-up call or other circumstances as provided in the agreement related to any series of securities.

The yields realized by the holders of certain securities of a series with disproportionate allocations of principal and interest will be extremely sensitive to levels of prepayments on the mortgage assets of the related trust. No assurance can be given as to the prepayment experience of the mortgage loans underlying any series of securities.

You must make your own decision as to the appropriate prepayment assumption.
You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell them

There can be no assurance that a secondary market will develop for the securities of any series or, if a market does develop, that it will provide you with liquidity of investment or that it will continue for the life of your securities.

Particular classes of securities may not constitute mortgage related securities under SMMEA, and some investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA securities.  In addition, if so specified in the related prospectus supplement, transferability of some classes of securities to particular types of entities may be restricted.

Any restrictions on the purchase or transferability of the securities of a series may have a negative effect on the development of a secondary market for the securities.
Issuance of securities in book-entry form may reduce the liquidity of the securities

If so specified in the related prospectus supplement, a trust may issue securities of a series in book-entry form.  Issuance of the securities in book-entry form may reduce the liquidity of the securities in the secondary market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.  In addition, because transfers of book-entry securities will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, your ability to pledge a book-entry securities to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a book-entry security, may be impaired because physical certificates representing the securities will generally not be available.  You may experience some delay in receipt of distributions of interest on and principal of the book-entry securities because the trustee will forward distributions through book-entry system participants which thereafter will be required to credit those distributions to your accounts as a beneficial owner of the securities, whether directly or indirectly through financial intermediaries.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect the value of your securities and your ability to sell them

Any rating of securities is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating agency issuing such rating.  The rating of securities credit-enhanced through external credit enhancement, examples of which include a letter of credit, financial guaranty insurance policy or mortgage pool insurance policy, will depend primarily on the creditworthiness of the provider of such external credit enhancement.  Any lowering of the rating assigned to the claims-paying ability of the enhancement provider below the rating initially given to the securities of the related series would likely result in a lowering of the rating assigned to the securities.  The depositor will not be obligated to obtain additional credit enhancement if necessary to maintain the rating initially assigned to the securities of any series.

Any original issue discount must be included in income for tax purposes

Compound interest securities and some classes of securities that are entitled only to interest distributions will be, and particular classes of securities may be, issued with original issue discount for federal income tax purposes.  The holder of a security issued with original issue discount must include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to income.

Mortgage loans with balloon payment features may have a greater default risk

A portion of the mortgage assets included in a trust may be balloon loans that provide for the payment of the unamortized principal balance of the mortgage loans in a single payment at maturity.  Balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan, generally five, seven, 10 or 15 years after origination.  Amortization of a balloon loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments.  Because borrowers of balloon loans must make substantial single payments at maturity, the default risk associated with balloon loans may be greater than that associated with fully-amortizing mortgage loans.  The ability of a borrower to repay a balloon loan at maturity frequently will depend upon the borrower's ability to refinance the loan.  Neither the depositor nor the trustee is obligated to obtain refinancing.  Securityholders will bear any loss on a balloon loan resulting from a default caused by the borrower’s inability to obtain refinancing.

Mortgage loans with interest-only payments may experience higher rates of delinquencies and losses

A portion of the mortgage assets may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a specified period (currently five years) following the origination of the mortgage loan.  Following the interest-only period, the monthly payment with respect to each of these mortgage loans will change, and most likely increase, to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these mortgage assets will, absent other considerations, result in longer weighted average lives of the related offered securities than would have been the case had these loans not been included in the trust fund.  The extension of weighted average lives could result in a lower yield on securities purchased at a discount than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only period of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

Mortgage loans secured by junior liens may experience higher rates of delinquencies and losses

All or a portion of the mortgage assets included in a trust may be loans secured by second or more junior liens on residential properties.  Because the rights of a holder of a second or more junior lien are subordinate to the rights of senior lienholders, the position of the trust and the holders of the related securities could be more adversely affected by a reduction in the value of the mortgaged premises than would the position of the senior lienholders.  If a borrower defaults, there may be no, or an insufficient amount of, liquidation or other proceeds to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses.

The rate of delinquency on mortgage loans secured by non-owner occupied mortgage premises could be higher

A portion of the mortgage assets included in a trust may be secured by liens on mortgaged premises that are not owner-occupied.  The rate of delinquencies, foreclosures and losses on the mortgage loans on those mortgaged premises could be higher than on mortgage loans secured by liens on mortgaged premises which are the primary residences of the owners.

The seller's underwriting standards are generally less stringent than those used by federal agencies, which may increase the risk of default on the mortgage loans	All or a portion of the mortgage assets may consist of mortgage loans underwritten in accordance with the underwriting standards for non-conforming credits.

A mortgage loan made to a non-conforming credit means a mortgage loan that is generally ineligible for purchase under the standard purchase programs of Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to:

• a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines; or
• a borrower with a record of major derogatory credit items, including default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies.

As a consequence, delinquencies, foreclosures and loss severities can be expected to be greater with respect to those mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. In addition, changes in the values of the mortgaged premises may have a greater effect on the loss experience of those mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

You must make your own decision as to the effect of nonconforming credits upon the delinquency, foreclosure, and prepayment experience of the mortgage loans.
Mortgage loans may be delinquent, resulting in greater defaults, prepayments and losses

A substantial portion of the mortgage loans may be delinquent upon the issuance of the related securities.  Inclusion of delinquent mortgage loans may cause the rate of defaults and prepayments to increase and, in turn, may cause losses to exceed the available credit enhancement and affect the yield on the related securities.

DESCRIPTION OF THE SECURITIES

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement (the “Agreement” for such Certificates).  A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture (together with the related sale and servicing agreement, the “Agreement” for such Notes).  In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and servicing agreement with the indenture trustee and the issuer. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued and the nature of the related trust.  The following summaries describe the material provisions common to each series of Securities. The summaries do not purport to be complete and are subject to the prospectus supplement and the Agreement with respect to a particular series.  The material terms of the Agreement with respect to a series of Securities will be further described in the related prospectus supplement and a copy of the Agreement will be filed with the Securities and Exchange Commission on Form 8-K.

The Securities of a series will be entitled to payment only from the assets of the related trust.  The Securities do not represent an interest in or obligation of the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth herein and in the related prospectus supplement.  Neither the Securities nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth in the related prospectus supplement.  To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the applicable servicer or any other entity or paid from any applicable credit enhancement, those delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Securities and those losses may be allocated to the holders of one or more classes of Securities.

The Securities of each series will be issued as fully registered securities in certificated or book-entry form in the authorized denominations for each class specified in the related prospectus supplement.  The Securities of each series in certificated form may be transferred, subject to the limitations on transfer, if any, specified in the related agreement, or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  If so specified in the prospectus supplement for a series, distributions of principal and interest on each Security in certificated form will be made on each distribution date by or on behalf of the trustee by check mailed to each holder of a Security at the address of the holder appearing on the books and records of the trust or by wire transfer of immediately available funds upon timely request to the trustee in writing by any holder of a Security having an initial principal amount of at least $1,000,000 or any other amount specified in the related prospectus supplement; provided, however, that the final distribution in retirement of a Security of a series in certificated form will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee.  Distributions of principal and of interest on each class of Securities in book-entry form will be made as set forth below.

Classes of Securities

Each series of Securities will be issued in one or more classes as specified in the related prospectus supplement.  The Securities of any class of any series:

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may be entitled to receive:

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only principal, only interest (or other specified collections) or any combination thereof,

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prepayments of principal throughout the life of the Securities or only during specified periods,

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amounts only after the occurrence of specified events, or in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

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may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the series, and

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which are interest bearing Securities may be entitled to receive:

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interest at a rate, which may be fixed, variable or adjustable and may differ from the rate at which other classes of Securities of the series are entitled to receive interest, and

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distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related prospectus supplement.

REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

The prospectus supplement for a series may specify that the Securities of that series initially will be represented by one or more book-entry certificates or notes, as the case may be, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company.  Unless and until the Securities are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate representing a Certificate or a Note.  All references in this prospectus to actions by securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to securityholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures.  The beneficial owners of the Securities will not be recognized by the trustee as “Certificateholders” or “Noteholders” as those terms are used in the related agreement, and the beneficial owners of the Securities will be permitted to exercise the rights of securityholders only indirectly through DTC and its participating organizations.  The beneficial owners of the Securities may hold Securities in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC.  See "— Clearstream and Euroclear" in this prospectus for a further discussion of Clearstream and the Euroclear system.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of securities.  The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the Securities, banks, trust companies, clearing corporations and other organizations.  Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly.  Transfers between organizations participating in DTC will occur in accordance with DTC rules.  The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries.  The depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.  Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day.  Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of Securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the Securities on DTC's records.  The ownership interests of the beneficial owners of the Securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant.  The beneficial owners of the Securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction.  Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the Securities.

To facilitate subsequent transfers, all Securities deposited with DTC by its participating organizations are registered in the name of Cede.  The deposit of Securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the Securities.  DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the Securities are credited, which may or may not be the beneficial owners of the Securities. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the Securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the Securities, may be limited due to lack of a physical certificate for the Securities.

Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Neither DTC nor Cede will consent r vote with respect to the Securities.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those organizations participating in DTC to whose accounts the Securities are credited on the record date as identified in a listing attached to the omnibus proxy.  Principal and interest payments on the Securities will be made to DTC.  DTC's practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the distribution date.  Payments by organizations participating in DTC to the beneficial owners of the Securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee or Saxon Asset Securities Company, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the Securities is the responsibility of those organizations or indirect participants in DTC.  Accordingly, the beneficial owners of the Securities may experience some delay in their receipt of principal and interest payments.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Clearstream and Euroclear

Clearstream Banking, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of securities.  Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars.  Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier.  Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Securities.  Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly.  Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment.  The electronic book-entry system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

The Euroclear system is operated by Euroclear Bank S.A./NV, under a contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation.  All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C.  Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system.  Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Securities.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis.  As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a securityholder under the applicable agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the securities among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

The globally-offered Securities to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered Securities may hold those Securities through any of DTC, Clearstream or Euroclear.  The globally-offered Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding globally-offered Securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

Initial Settlement. All globally-offered Securities will be held in the book-entry form by DTC in the name of Cede as nominee of DTC.  Investors' interests in the globally-offered Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.  Investors electing to hold globally-offered Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.  Investors electing to hold globally-offered Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period.  All globally-offered Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Establishing Place of Delivery.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading Between Clearstream and/or Euroclear Participants.  Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.  When globally-offered Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective depositary to receive the globally-offered Securities against payment.  Payment will include interest accrued on the globally-offered Securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered Securities.  After settlement has been completed, the globally-offered Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant.  The globally-offered Securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally-offered Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds that allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream participants or Euroclear system participants purchasing globally-offered Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Securities were credited to their accounts.  However, interest on the globally-offered Securities would accrue from the value date.  Therefore, in many cases the investment income on the globally-offered Securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Clearstream or the Euroclear system.

Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered Securities to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which globally-offered Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC.  The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered Securities to the account of the DTC participant against payment.  Payment will include interest accrued on the globally-offered Securities from and including the last coupon payment date to and excluding the settlement date.  The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase globally-offered Securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

•

borrowing the globally-offered Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered Securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or the Euroclear system participant.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.  The Settlement procedures described in this Section are subject to change at any time.  The Depositor assumes no responsibility for any losses that may result from any disruption in the operations of the Settlement Systems and procedures described in this Prospectus.

Material U.S. Federal Income Tax Documentation Requirements

A holder that is not a U.S. Person (as defined under "Material Federal Income Tax Consequences") holding a book-entry security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding.  A holder that is not a U.S. Person may be subject to 30% withholding unless:

I.

the trustee or the U.S. withholding agent receives a statement –

(a)

from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that –

(i)

is signed by the holder under penalty of perjury,

(ii)

certifies that such owner is not a U.S. Person, and

(iii)

provides the name and address of the holder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that –

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the holder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV.

the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a U.S. Person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a U.S. Person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not U.S. Persons.  If you are not a U.S. Person, we recommend that you consult your own tax advisors with respect to the tax consequences of holding and disposing of the book-entry certificates.

Definitive Securities

Book-entry Securities will be issued in fully registered, certificated form to the beneficial owners of the certificates or the notes, as the case may be, or their respective nominees, rather than to DTC or its nominee, only if:

•

DTC or the depositor advise in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

•

the depositor elects, at its sole option, to terminate the book-entry system through DTC; or

•

DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry Securities, advises the trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the Securities.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the Securities, through organizations participating in DTC, of the availability of fully registered certificates.  Upon surrender by DTC of the certificates representing the Securities and the receipt of instructions for re-registration, the trustee will issue fully registered certificates to the beneficial owners of the Securities.

Allocation of Distributions

The prospectus supplement for each series of Securities will specify:

•

whether distributions on the Securities will be made monthly, quarterly, semiannually or at other intervals,

•

the distribution date for each distribution, and

•

the amount of each distribution allocable to principal and interest.

All distributions with respect to each Security of a series will be made to the person in whose name the Security is registered as of the close of business on the record date specified in the related prospectus supplement.

The amount available to be distributed on each distribution date with respect to each series of Securities will be determined as set forth in the related agreement and will be described in the related prospectus supplement and, in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related due period or prepayment period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related prospectus supplement.  The amount distributed will be allocated among the classes of Securities in the proportion and order of application set forth in the related agreement and described in the related prospectus supplement.  If so specified in the related prospectus supplement, amounts received in respect of the properties securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.

A due period is, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the calendar month in which the distribution date occurs and continuing through the first day of the calendar month in which the distribution date occurs, or any other period specified in the related prospectus supplement.

A prepayment period is, with respect to any distribution date, the time period or periods specified in the related agreement for each servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to mortgage assets that will be used to pay securityholders of such series on the distribution date.

The prospectus supplement for each series of Securities will specify the pass through rate or interest rate, or the method for determining the pass through rate or interest rate, for each applicable class of Securities.  One or more classes of Securities may be represented by a notional principal amount.  The notional principal amount is used solely for purposes of determining interest distributions and some other rights and obligations of the holders of Securities and does not represent a beneficial interest in principal payments on the property securing the mortgage loans in the related trust.  One or more classes of Securities, known as compound interest Securities, may provide for interest that accrues but is not currently payable.  Any interest that has accrued but is not paid with respect to a compound interest Security on any distribution date will be added to the principal balance of the compound interest Security on such distribution date.

The prospectus supplement for each series of Securities will specify the method by which the amount of principal to be distributed on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of Securities of the series entitled to distributions of principal.  The aggregate original principal balance of the Securities of each series will equal the aggregate distributions allocable to principal that the Securities will be entitled to receive.  One or more classes of Securities may be entitled to payments of principal in specified amounts on specified distribution dates, to the extent of the amount available on those distribution dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts.  One or more classes of Securities may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the same series as specified in the related prospectus supplement.

Allocation of Losses and Shortfalls

The prospectus supplement for each series of Securities will specify the method by which realized losses or interest shortfalls will be allocated.  A loss may be realized with respect to a mortgage loan as a result of:

•

the final liquidation of the mortgage loan through foreclosure sale, disposition of the related property securing the mortgage loan if acquired by deed-in-lieu of foreclosure, disposition of the defaulted mortgage loan or otherwise,

•

the reduction of the unpaid principal balance of the mortgage loan or the modification of the payment terms of the mortgage loan in connection with a proceeding under the federal Bankruptcy Code or otherwise,

•

the reduction (in some cases to zero) of the unpaid principal balance of the mortgage loan upon a determination by the servicer that unpaid principal is unlikely to be recoverable, or is unlikely to be recoverable in amounts sufficient to offset related collection expenditures, as a result of insufficient recoverable collateral value; loan originator error or violation of law; fraud, dishonesty or misrepresentation in the origination of the mortgage loan; or other cause; or

•

physical damage to the related property securing the mortgage loan of a type not covered by standard hazard insurance policies.

An interest shortfall may occur with respect to a mortgage loan as a result of a failure by the servicer, master servicer or trustee to advance funds to cover delinquent payments of principal or interest on such mortgage loan or the prepayment, of the mortgage loan and, in the case of a prepayment in full, the failure of the servicer or, in some instances, the master servicer to make a compensating interest payment.  An interest shortfall may also occur as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940.  Unless otherwise provided in a prospectus supplement, neither the servicer nor the master servicer is obligated to advance funds to cover shortfalls resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940.

Mortgage Assets

The scheduled principal balance of the mortgage assets and the amount of any other assets included in the trust for each series of Securities (including amounts held in any prefunding account for the series) will generally equal or exceed the aggregate original principal balance of the Securities of the series.

Scheduled principal balance means, with respect to any mortgage loan as of any date of determination, the scheduled principal balance of the mortgage loan as of the date specified in the related prospectus supplement increased by the amount of negative amortization, if any, with respect thereto and reduced by:

•

the principal portion of all scheduled monthly payments due on or before the date of determination, whether or not received,

•

all amounts allocable to unscheduled principal payments received on or before the last day of the preceding prepayment period, and

•

without duplication, the amount of any realized loss that has occurred with respect to the mortgage loan on or before the date of determination.

Optional Termination

To the extent and under the circumstances specified in the prospectus supplement for a series, the Securities of the series may be terminated at the option of the depositor or any other party as specified in the related prospectus supplement for a purchase price specified in the prospectus supplement.  Upon termination of the Securities, at the option of the terminating party, the related trust may be terminated, thereby causing the sale of the remaining trust property, or the Securities may be held or resold by the redeeming party.  If so specified in the prospectus supplement for a series, the right to redeem the Securities of a series will be conditioned upon the passage of a certain date specified in the prospectus supplement or the scheduled principal balance of the mortgage loans in the trust or the outstanding principal balance of a specified class of Securities at the time of purchase aggregating less than a percentage, specified in such prospectus supplement.  Notice will be given to securityholders as provided in the related agreement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The prepayment experience of the mortgage loans will affect (1) the average life of each class of Securities issued by the related trust and (2) for Securities purchased at a price other than par, the effective yield on the Securities.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the single monthly prepayment model, the constant prepayment rate model or the prepayment speed assumption model.  The prospectus supplement for a series may contain a table setting forth percentages of the original principal amount of each class of Securities of the series to be outstanding after each of the dates shown in the table based on the prepayment assumption model.  It is unlikely that the actual rate of prepayment of the mortgage loans of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including:

•

the age of the mortgage loans,

•

the geographic distribution of the mortgaged premises,

•

the payment terms of the mortgage loans,

•

the characteristics of the borrowers,

•

homeowner mobility,

•

economic conditions generally and in the geographic area in which the mortgaged premises are located,

•

enforceability of due-on-sale clauses,

•

servicing decisions,

•

prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans,

•

the availability of mortgage funds,

•

the use of second or home equity loans by borrowers,

•

the availability of refinancing opportunities,

•

the use of the mortgaged premises as second or vacation homes,

•

the net equity of the borrowers in the mortgaged premises, and

•

if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments.

The prepayment rate may also be subject to seasonal variations.

The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years.  In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans.  Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans.  In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing.  Accordingly, junior mortgage loans may experience a higher rate of prepayment than senior or first mortgage loans.  In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect the rate of prepayment of mortgage loans.

Distributions on the Securities of a series on any distribution date generally will include interest accrued through a date specified in the related prospectus supplement that may precede the distribution date.  Because interest generally will not be distributed to the securityholders of the series until the distribution date, the effective yield to the securityholders will be lower than the yield otherwise produced by the applicable pass through rate and purchase price for the Securities.

The yield to maturity of any Security will be affected by the rate of interest and, in the case of Securities purchased at a price other than par, timing of payments of principal on the mortgage loans.  If the purchaser of a Security offered at a discount calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is faster than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is slower than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.

If so specified in a related prospectus supplement, amounts received in respect of the property securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.  The amount of excess interest required so to be applied may affect the weighted average life of the related series of Securities.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation.  In general, the earlier a prepayment of principal on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the greater will be the effect on the investor's yield to maturity.  As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.  Because the rate of principal payments, including prepayments on the mortgage loans or on the mortgage loans underlying mortgage backed securities, will significantly affect the weighted average life and other characteristics of any class of Securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the Securities to their investment objectives.

Under some circumstances, the master servicer, certain insurers, the holders of REMIC residual certificates or other entities specified in the related prospectus supplement may have the option to effect earlier retirement of the related series of Securities.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities.  The relative contribution of the various factors affecting prepayment may also vary from time to time.  There can be no assurance as to the rate of payment of principal at any time or over the lives of the securities.

THE TRUSTS

Assignment of Mortgage Assets

The Notes will be secured by a pledge of the assets of the trust fund, or an individual asset group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual asset group, each as specified in the prospectus supplement.  The Securities will be non-recourse obligations of the trust fund.  Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.  In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  Each mortgage loan or mortgage backed security included in a trust will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule will include information as to the scheduled principal balance of each mortgage loan or mortgage backed security as of the specified date and its interest rate, its original principal balance and other specified information.

Except any mortgage loans (such as the MERS loans, as described below) in which the trustee or a document custodian acting on behalf of the trustee is named as the original mortgagee or beneficiary, each mortgage or deed of trust securing a mortgage loan, and each mortgage backed security transferred to the trustee will be assigned either in blank (with such assignment in blank in recordable form delivered to the trustee or a document custodian acting on its behalf) or assigned of record to the trustee, the servicer of the loan, or to a document custodian acting on behalf of the trustee.  As to each mortgage loan, the depositor will deliver or cause to be delivered to the trustee the related mortgage note endorsed either in blank, or to the order of the trustee or a document custodian acting on its behalf.  In some instances, loans may be assigned, and the related mortgage note endorsed, directly from the seller or from the originator that transferred the loan to the seller, directly to the custodian, in accordance with the seller's loan purchase guidelines.  The depositor will deliver or cause to be delivered to the trustee evidence of recording of each mortgage or deed of trust, and any related assignment, together with the other original documents evidencing or relating to the mortgage loan.  To the extent not required in any jurisdiction to protect the interest of securityholders, the assignments of the mortgages may not be recorded.  The original mortgage documents will be held by the trustee or a custodian acting on its behalf except to the extent released to the servicer or the master servicer from time to time in connection with servicing the mortgage loans.

Certain of the mortgage loans may be registered with the Mortgage Electronic Registration System (“MERS”).  For these mortgage loans, the custodian will not have original documentation.  Instead, the trustee or a document custodian on behalf of the trustee will be registered with MERS as the beneficial owner of such mortgage loans.

The seller or other sellers of mortgage assets may make customary representations and warranties with respect to the mortgage assets in the sales agreement pursuant to which the mortgage assets are assigned and transferred to the depositor.  The right of the depositor to enforce these representations and warranties will be assigned to the trustee under the related agreement.  If any representation or warranty is breached, and the breach materially and adversely affects the interest of the securityholders, the depositor or the seller will be required, subject to the terms imposed under the related agreement or sales agreement:

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to cure the breach,

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to substitute other mortgage assets for the affected mortgage assets, or

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to repurchase the affected mortgage assets at a price generally equal to the unpaid principal balance of the mortgage assets, together with accrued and unpaid interest on the mortgage assets at the rate in the related mortgage note.

Neither the depositor nor the master servicer will be obligated to substitute mortgage assets or to repurchase mortgage assets, and no assurance can be given that the seller will perform its obligations with respect to the repurchase or substitution of mortgage assets.

The following is a brief description of the mortgage assets expected to be included in the trusts.  If specific information respecting the mortgage assets is not known at the time the related series of securities is initially offered, more general information of the nature described below will be provided in the prospectus supplement and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the Securities.  A copy of the agreement with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

The Mortgage Loans-General

The mortgage loans will be evidenced by promissory notes and will be secured by first, second or more junior liens on the related real property or leasehold interest, together with improvements thereon, or with respect to any cooperative loans, the shares issued by the related cooperative.

If specified in the prospectus supplement, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors.  A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate.  Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends no earlier than the maturity date of the Mortgage Loan.

The payment terms of the mortgage loans to be included in the trust for any series will be described in the related prospectus supplement and may include any of the following features or combinations of these features or any other features described in the prospectus supplement:

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Interest may be payable at a fixed rate or may be payable at a rate that is adjustable from time to time on specified adjustment dates by adding a specified fixed percentage to a specified index, which sum may be rounded, that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible from an adjustable rate to a fixed rate.  Changes to an adjustable rate may be subject to periodic limitations, maximum rate, a minimum rate or a combination of these limitations.  Accrued interest may be deferred and added to the principal of a mortgage loan for specified periods and under various circumstances as may be set forth in the related prospectus supplement.

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Principal may be payable on a level basis to amortize fully the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the mortgage loan or on an interest rate that is different from the rate in the related mortgage note or may not be amortized during all or a portion of the original term.  Payment of all or a substantial portion of the principal may be due at maturity.  Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

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Payments may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period.  Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

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Prepayments of principal may be subject to a prepayment penalty or fee, which may decline in amount over time and which will be eliminated after a specified period.  Other mortgage loans may permit prepayments without payment of a prepayment fee.  The mortgage loans may include due-on-sale clauses that, subject to certain legal limitations, permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain other transfers of the property or interest securing the related mortgage loan.  Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

The property or interest securing the related mortgage loan, and, with respect to cooperative loans, the buildings owned by cooperatives, may be located in any state, territory or possession of the United States, including the District of Columbia or Puerto Rico.  The property or interest securing the related mortgage loan will generally be covered by standard hazard insurance policies insuring against losses due to fire and various other causes, excluding earthquake, earth movement, acts of war, and a number of other excluded hazards more fully described below in this prospectus under “Standard Hazard Insurance Policies”.  The mortgage loans may be covered by primary mortgage insurance policies insuring against all or a part of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related prospectus supplement.

The prospectus supplement for each series of Securities will contain information with respect to the mortgage loans expected to be included in the related trust.  This information may include:

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the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the mortgage loans as of the date set forth in the prospectus supplement,

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the largest expected principal balance and the smallest expected principal balance of any of the mortgage loans,

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the types of assets securing the mortgage loans,

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the original terms to maturity of the mortgage loans,

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the expected weighted average term to maturity of the mortgage loans as of the date set forth in the prospectus supplement and the expected range of the terms to maturity,

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the expected aggregate outstanding principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

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the expected mortgage interest rates and the range of mortgage interest rates,

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in the case of adjustable rate mortgage (“ARM”) loans, the expected weighted average of the adjustable rates,

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the expected aggregate outstanding scheduled principal balance, if any, of buy-down loans as of the date set forth in the prospectus supplement,

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the expected aggregate outstanding principal balance, if any, of graduated payment mortgage (“GPM”) loans as of the date set forth in the prospectus supplement,

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the amount and type of credit enhancement to be maintained with respect to all or a material portion of the mortgage loans, and,

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the expected geographic location of the property or interest securing the mortgage loans, or, in the case of a cooperative loan, the building owned by the related cooperative.

If specific information respecting the mortgage loans is not known to the depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

ARM loans are mortgage loans providing for periodic adjustments to the related mortgage interest rate to equal the sum, which may be rounded, of a gross margin and an index.

Buy-down loans are mortgage loans as to which funds have been provided by the party selling the property to the borrower or other source, and deposited into an escrow account, to reduce the monthly payments of the borrowers during the early years of such mortgage loans.

GPM loans are mortgage loans providing for monthly payments during the early years of the mortgage loans which are or may be less than the amount of interest due on the mortgage loans and as to which unpaid interest is added to the principal balance of the mortgage loans, resulting in negative amortization, and paid, together with interest, in later years.  GPM loans may also include loans that provide for the interest rate to decline at certain intervals in the event the borrower has made timely payment of all loan payments during the preceding interval.

No assurance can be given that values of the properties or interests securing the mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, plus any additional financing by other lenders on the same properties or interests securing the mortgage loans, in the related trust become equal to or greater than the value of the properties or interests securing the mortgage loans, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry generally, or by the sellers, the depositor or the servicer.

If specified in the prospectus supplement for a series, the mortgage assets in the related trust may include mortgage loans that are delinquent upon the issuance of the related Securities.  The inclusion of delinquent mortgage loans in the trust for a series may cause the rate of prepayments on the mortgage loans to increase.  In addition, if the overall rates of loss resulting from including delinquent loans that are not subsequently cured, combined with losses related to delinquencies that occur subsequently to the issuance of the related Securities, exceed the available credit enhancement for the series, the yield on the Securities of the series may be adversely affected.

Single Family Loans

Single family loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties.  The properties that secure single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units.  The properties may include vacation and second homes or investment properties.  A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

Cooperative loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the cooperatives.  A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units.  In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses.  Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative.  The cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance.  A cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the cooperative, as well as all other operating expenses, will depend in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control.  Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

Multi-family loans will consist of mortgage loans secured by liens on rental apartment buildings or other projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by cooperatives.

Junior Mortgage Loans

If specified in the prospectus supplement for a series, the mortgage loans assigned and transferred to the related trust may include mortgage loans secured by second or more junior liens on residential properties.

Home Improvement Loans

Home improvement loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property.  To the extent set forth in the related prospectus supplement, home improvement loans will be fully amortizing and will bear interest at a fixed or variable rate.

Home Equity Lines of Credit

Home equity lines of credit will consist of lines of credit or specified balances of those lines of credit secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties.  The home equity lines of credit may be subordinated to other mortgages on the properties.

As more fully described in the related prospectus supplement, interest on each home equity line of credit, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of the loan.  Principal amounts on the home equity lines of credit may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each home equity line of credit from time to time.  If specified in the related prospectus supplement, new draws by borrowers under home equity lines of credit automatically will become part of the trust for a series.  As a result, the aggregate balances of the home equity lines of credit will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances, and the amounts usually will differ each day, as more specifically described in the prospectus supplement.  Under the circumstances more fully described in the related prospectus supplement, a borrower under a home equity line of credit may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.  An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

The properties or interests securing mortgage loans relating to home equity lines of credit may include any of the types of properties that may secure any other types of mortgage loans.  The aggregate principal balance of home equity lines of credit secured by properties or interests securing mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement.

If so specified in the related prospectus supplement, the mortgaged premises may include non-owner occupied investment properties and vacation and second homes, and the method or extent of verification that the premises are owner-occupied, and the extent to which the borrower may be required to use the premises for occupancy, may be more limited than the comparable underwriting procedures for other types of loans.

Repurchase of Converted Mortgage Loans

Unless otherwise specified in the prospectus supplement for a series, the trust for the series may include mortgage loans with respect to which the related mortgage interest rate is convertible from an adjustable rate to a fixed rate at the option of the borrower upon the fulfillment of certain conditions.  If so specified in the prospectus supplement, the applicable servicer, or other party specified in the prospectus supplement, may be obligated to repurchase from the trust any mortgage loan with respect to which the related mortgage interest rate has been converted from an adjustable rate to a fixed rate at a purchase price equal to the unpaid principal balance of the converted mortgage loan plus 30 days of interest thereon at the applicable mortgage interest rate.  If the applicable servicer, other than a successor servicer, is not obligated to purchase converted mortgage loans, the master servicer may be obligated to purchase the converted mortgage loans to the extent provided in the prospectus supplement.  The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.

Repurchase or Disposition of Delinquent Mortgage Loans

If so specified in the prospectus supplement for a series, the master servicer may, but will not be obligated to, repurchase from the trust any mortgage loan as to which the borrower is delinquent in payments by 90 days or more at a purchase price generally equal to the unpaid principal balance of the delinquent mortgage loan plus interest thereon at the applicable mortgage interest rate (or in the case of any loan determined to be a "nonrecoverable mortgage loan" under the agreement, at a purchase price determined to reflect the fair market value of such loan).  The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.  Alternatively, if the servicer or master servicer determines such a sale to be in the best interests of the securityholders, the servicer may cause the trust to sell delinquent mortgage loans to other purchasers, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust.  Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer's judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

Substitution of Mortgage Loans

If so specified in the prospectus supplement for a series, the depositor or seller may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in the trust for the series.  In general, any substitute mortgage loan must, on the date of the substitution:

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have an unpaid principal balance not greater than (and not more than 10% less than) the unpaid principal balance of any deleted mortgage loan,

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with respect to a fixed rate mortgage loan, have a mortgage interest rate not less than, and not more than one percentage point in excess of, the mortgage interest rate of the deleted mortgage loan,

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with respect to an ARM loan, provide for a lowest possible net rate and a highest possible net rate that is not more than 1% lower than the respective net rate for the deleted mortgage loan, and have a gross margin that is not more than 1% less than the gross margin of the deleted mortgage loan,

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have a net rate that is not more than 1% less than the net rate of the deleted mortgage loan, and

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comply with each applicable representation, warranty and covenant pertaining to an individual mortgage loan set forth in the applicable agreement, have been  underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the deleted mortgage loan and, if a seller is effecting the substitution, comply with each applicable representation, warranty or covenant pertaining to an individual mortgage loan set forth in the related sales agreement or subsequent sales agreement.

If more than one mortgage loan is substituted for one or more deleted mortgage loans, the amounts, rates, margins, terms and ratios described above shall be determined on a weighted average basis.

Mortgage-Backed Securities

The mortgage-backed securities may include private, that is not guaranteed or insured by the United States or any agency or instrumentality thereof, mortgage participation or pass through certificates or other mortgage-backed securities representing either debt or equity, or certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA.  Private mortgage-backed securities will not include participations in previously issued mortgage-backed securities unless such securities have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or were acquired in a bona fide secondary market transaction from someone other than an affiliate of the depositor.  Private mortgage-backed securities will have been issued in accordance with a private mortgage-backed securities agreement.

The related prospectus supplement for a series of Securities that evidence interests in, or debt secured by, mortgage-backed securities will specify:

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the approximate aggregate principal amount and type of any mortgage-backed securities to be included in the trust,

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to the extent known to the depositor, certain characteristics of the mortgage loans underlying the mortgage-backed securities including:

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the payment features of the mortgage loans,

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the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

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the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and

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the minimum and maximum stated maturities of the underlying mortgage loans at origination,

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the maximum original term-to-stated maturity of the mortgage-backed securities,

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the weighted average term-to-stated maturity of the mortgage-backed securities,

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the pass through or certificate rate of the mortgage-backed securities,

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the weighted average pass through or certificate rate of the mortgage-backed securities,

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the issuer, servicer and trustee of the mortgage-backed securities,

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characteristics of credit support, if any, including reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the mortgage-backed securities or to the mortgage-backed securities themselves,

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the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the mortgage-backed securities, and

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the terms on which other mortgage loans may be substituted for those originally underlying the mortgage-backed securities.

Pre-Funding Account

If so specified in the related prospectus supplement, a trust may enter into a pre-funding agreement with the depositor under which the depositor will transfer additional mortgage assets to the trust following the closing date.  Any pre-funding agreement will require that any mortgage loans so transferred conform to the requirements specified in the pre-funding agreement.  If a pre-funding agreement is used, the related trustee will be required to deposit in a segregated account upon receipt a portion of the proceeds received by the trustee in connection with the sale of Securities of the related series.  The additional mortgage assets will thereafter be transferred to the related trust in exchange for amounts released to the depositor from the related pre-funding account.  Each pre-funding agreement will specify a period during which any transfer must occur.  If all amounts originally deposited in the pre-funding account are not used by the end of such specified period, then any remaining amounts will be applied as a mandatory prepayment of one or more class of Securities as specified in the related prospectus supplement.

Distribution Accounts

Unless otherwise specified in the prospectus supplement for a series, payments on the mortgage loans included in the related trust will be remitted to the collection account and/or the master servicer custodial account and then to the distribution account for the series, net of amounts required to pay servicing fees and any amounts that are to be included in any reserve fund account or other fund or account for the series.  All payments received on mortgage-backed securities included in the trust for a series will be remitted to the distribution account.  All or a portion of the amounts in the distribution account, together with reinvestment income if payable to the securityholders, will be available, to the extent specified in the related prospectus supplement, for the payment of trustee fees, and any other fees or expenses to be paid directly by the trustee and to make distributions with respect to Securities of the series in accordance with the respective allocations set forth in the related prospectus supplement.

CREDIT ENHANCEMENT

General

If so specified in the prospectus supplement for a series, the related trust may include, or the related Securities may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the mortgage assets to the holders of the Securities, including reserve accounts, insurance policies, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements.  In addition, if so specified in the prospectus supplement for a series, one or more classes of Securities of the series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support.  The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon.  If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more classes of Securities will bear their allocable share of any resulting losses.  If a form of credit enhancement applies to several classes of Securities, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of Securities are distributed prior to the distributions to other classes of Securities, the classes of Securities which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement.  In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related Securities.

Subordination

If so specified in the related prospectus supplement, a series may include one or more classes of Securities that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of Securities of the series.  If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated Securities of a series may instead be payable to one or more classes of senior Securities of the series under the circumstances and to the extent specified in the prospectus supplement.  If so specified in the prospectus supplement, delays in receipt of scheduled payments on the mortgage assets and losses with respect to those mortgage assets will be borne first by classes of subordinated Securities and thereafter by one or more classes of senior Securities, under the circumstances and subject to the limitations specified in such prospectus supplement.  The aggregate distributions in respect of delinquent payments on the mortgage assets over the lives of the Securities or at any time, the aggregate losses which must be borne by the subordinated Securities by virtue of subordination and the amount of the distributions otherwise payable to the subordinated Securities that will be payable to the senior Securities on any distribution date may be limited as specified in the prospectus supplement.  If aggregate distributions in respect of delinquent payments on the mortgage assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated Securities or, if applicable, were to exceed a specified maximum amount, holders of senior Securities could experience losses on the Securities.

If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated Securities on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in any the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior Securities or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels.  If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the depositor or the seller or the holders of any class of Securities at the times and under the circumstances specified in the prospectus supplement.

If so specified in the related prospectus supplement, one or more classes of Securities may bear the risk of losses not covered by credit enhancement prior to other classes of Securities.  Subordination might be effected by reducing the principal balance of the subordinated Securities on account of the losses, thereby decreasing the proportionate share of distributions allocable to the Securities, or by another means specified in the prospectus supplement.

If so specified in the related prospectus supplement, various classes of senior Securities and subordinated Securities may themselves be subordinate in their right to receive distributions to other classes of senior Securities and subordinated Securities, respectively, through a cross-support mechanism or otherwise.  If so set forth in the prospectus supplement, the same class of Securities may constitute senior Securities with respect to specified types of payments or losses and subordinated Securities with respect to other types of payments or losses.

Distributions may be allocated among classes of senior Securities and classes of subordinated Securities

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in the order of their scheduled final distribution dates,

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in accordance with a schedule or formula,

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in relation to the occurrence of events, or

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otherwise, in each case as specified in the prospectus supplement.

As between classes of subordinated Securities, payments to holders of senior Securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Financial Guaranty Insurance Policies

If so specified in the related prospectus supplement, one or more financial guaranty insurance policies will be obtained and maintained for one or more classes or series of Securities.  The issuer of any specified financial guaranty insurance policy will be named in the related prospectus supplement.  In general, financial guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Securities are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to those holders.  The specific terms and limitations of any financial guaranty insurance policy will be set forth in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, the aggregate principal balance of the mortgage assets included in a trust may exceed the original principal balance of the related Securities.  In addition, if so provided in the related prospectus supplement, specified classes of Securities may be entitled to receive distributions of excess cash as an additional payment of principal, thereby creating a limited acceleration of the payment of the principal of the Securities relative to the amortization of the related mortgage assets.  This acceleration feature may continue for the life of the applicable classes of Securities or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross Support

If so specified in the related prospectus supplement, the interests in separate trusts or separate groups of assets may be evidenced by separate classes of the related series of Securities.  In that case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to specified Securities evidencing interests in one or more trusts or asset groups prior to distributions to other Securities evidencing interests in other trusts or asset groups.  If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trusts or asset groups, without priority among the trusts or asset groups, until the credit enhancement is exhausted.  If applicable, the prospectus supplement will identify the trusts or asset groups to which the credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified trusts or asset groups.

Mortgage Pool Insurance Policies

If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related mortgage loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement.  The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement.  A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement.  A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.  The specific terms and limitations of any mortgage pool insurance policy will be set forth in the related prospectus supplement.

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement.  The issuer of any special hazard insurance policy will be named in the related prospectus supplement.  The specific terms and limitations of any special hazard insurance policy will be set forth in the related prospectus supplement.

Bankruptcy Bonds

If so specified in the related prospectus supplement, one or more mortgagor bankruptcy bonds covering losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related series in an amount specified in such prospectus supplement.  The issuer of any bankruptcy bond will be named in the related prospectus supplement.  Each bankruptcy bond will generally cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve fund accounts established and maintained with the trustee.  In addition, if so specified in the related prospectus supplement, a reserve fund account may be funded with all or a portion of the interest payments on the related mortgage assets not needed to make required distributions.  Cash and the principal and interest payments on other investments will generally be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust, to pay the expenses of the trust or for other purposes as may be specified in the prospectus supplement.

Other Credit Enhancement

If so provided in the prospectus supplement for a series, the related trust may include, or the related Securities may be entitled to the benefits of, other specified assets including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements:

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for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such trust,

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for the purpose of paying administrative expenses,

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for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets,

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for the purpose of guaranteeing timely distributions with respect to the Securities, or

•

for the other purposes as may be specified in such prospectus supplement.  These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this prospectus.

Any of these arrangements must be acceptable to each rating agency that provides, at the request of the depositor, a rating for the Securities of the related series.

ORIGINATION OF MORTGAGE LOANS

General

In originating a mortgage loan, the originator will follow appraisal and underwriting standards and guidelines approved by the depositor, which, except to the extent specified in the prospectus supplement for a series, are not required to conform to Fannie Mae or Freddie Mac guidelines.  The originator may, from time to time, apply underwriting criteria that are either more stringent or more flexible than its general underwriting guidelines.

The underwriting guidelines with respect to loan programs approved by the depositor may be less stringent than those of Fannie Mae or Freddie Mac.  For example, they may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or Freddie Mac.  These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits.  A mortgage loan made to a non-conforming credit means a mortgage loan that is generally ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac general underwriting guidelines or a borrower who may have a record of major derogatory credit items including default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies.  Accordingly, mortgage loans underwritten according to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information.  The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In general, the underwriting guidelines may permit the use of a credit score as the primary factor in determining the borrower’s creditworthiness.  Under these circumstances, some additional factors that may be considered are mortgage history, bankruptcy history and foreclosure history.

In determining the adequacy of the mortgaged premises as collateral for a loan, the underwriting standards may permit the use of an automated valuation model (“AVM”), an appraisal or both.  Automated valuation models are data only models that consider property values and comparable sales of similar properties in the area before returning an estimate of value.  Appraisals are conducted by qualified independent appraisers.  The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed.  The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home.  All appraisals generally are expected to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged premises including property taxes and insurance premiums, and to meet other financial obligations and monthly living expenses.  The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

A prospective borrower applying for a loan pursuant to the full documentation program is generally required to provide information related to income, expenses and liabilities, existing or prior.  An employment verification is obtained from an independent source, typically the prospective borrower's employer, which verification generally reports the length of employment with that organization, the prospective borrower's current salary and whether it is expected that the prospective borrower will continue being employed in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

Under the limited documentation program or stated income program, certain documentation requirements concerning income and employment verification is generally waived in appropriate circumstances pursuant to the applicable program.  Accordingly, the maximum permitted loan-to-value ratios for loans originated under those programs are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

The depositor generally will acquire the mortgage loans from Saxon Mortgage, Inc. (the seller) or affiliates of the seller.  The seller will make customary representations and warranties with respect to the mortgage loans in the sales agreement by which the seller transfers its interest in the mortgage loans to the depositor.  The seller will represent and warrant, among other things:

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that each mortgage loan has been originated in compliance with all applicable laws, rules and regulations,

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that each note and security instrument has been executed and delivered by the borrower and the security instrument has been duly recorded (or sent to the appropriate governmental office for recording) where the mortgaged premises are located in order to make effective the lien on the related mortgaged premises, and

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that each note and security instrument provides for customary remedies in the event of default by the borrower on any mortgage loan, in accordance with laws applicable in the jurisdiction of the mortgaged premises, subject to any bankruptcy, insolvency, or other debtor relief laws that may be applicable to the borrower or the mortgage loan.

In general, the seller will deliver with each mortgage loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance, and, if a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy; however, for second mortgage loans with a balance of $50,000 or less, the seller will generally not obtain a mortgagee title insurance policy.

If the seller breaches a representation or warranty made with respect to a mortgage loan or fails to deliver any principal document executed by the borrower relating to a mortgage loan as required by the related agreement, the seller or depositor may be required to purchase the mortgage loan from the related trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest thereon at the related mortgage interest rate through the end of the month in which the purchase occurs.  In the event of a material breach by the seller of a representation or warranty with respect to a mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller or depositor may under specified circumstances, in lieu of repurchasing the mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective mortgage loan.  The seller's obligation to purchase a mortgage loan will not be guaranteed by the depositor or any other party.

SERVICING OF MORTGAGE LOANS

Each servicer generally will be approved or will utilize a sub-servicer that is approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the master servicer.  The depositor expects that most or all of the mortgage loans will be serviced by Saxon Mortgage Services, Inc., an affiliate of the seller and of the master servicer.  In determining whether to approve a servicer, the master servicer will review the credit of the servicer and, if necessary for the approval of the servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations.  In addition, the master servicer will review the servicer's and, if necessary, the sub-servicer's servicing record and will evaluate the ability of the servicer and, if necessary, the sub-servicer to conform with required servicing procedures.  Generally, the master servicer will not approve a servicer unless either the servicer or the sub-servicer, if any:

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has serviced conventional mortgage loans for a minimum of two years,

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maintains a loan servicing portfolio of at least $300,000,000, and

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has tangible net worth, determined in accordance with generally accepted accounting principles, of at least $3,000,000.

The master servicer will continue to monitor on a regular basis the credit and servicing performance of the servicer and, to the extent the servicer does not meet the foregoing requirements, any sub-servicer.

The duties to be performed by the servicers with respect to the mortgage loans included in the trust for each series will be set forth in the agreement pertaining to the series that will be described in the prospectus supplement for the series.  Generally the agreement will provide for the calculation, collection and remittance of principal and interest payments on the mortgage loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers or from other proceeds of the liquidation of the mortgage loans.  Each servicer also will provide accounting and reporting services as necessary to enable the master servicer to provide required information to the depositor and the trustee with respect to the mortgage loans.  Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by the servicer and certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees.  Servicing obligations of a servicer may be delegated to an approved sub-servicer; provided, however, that the servicer remains fully responsible and liable for all its obligations under the servicing agreement.  The rights of the depositor under each servicing agreement with respect to a series will be assigned to the trust for the series.

Payments on Mortgage Loans

The agreement with respect to a series will require the related servicer to establish and maintain one or more separate, insured, to the available limits, collection accounts into which the servicer will be required to deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by the servicer included in the trust for the series.  To the extent deposits in each collection account are required to be insured by the FDIC, if at any time the sums in any account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw the excess funds from the account and remit the amounts to a account maintained by the trustee or master servicer or to the trustee or the master servicer for deposit in the distribution account for the series.  The amount on deposit in any account will be invested in or collateralized as described herein.

The agreement with respect to a series will require the related servicer, not later than the day of the month specified in the servicing agreement, to remit to the master servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage loans included in the trust for the series received or advanced by the servicer that were due during the related due period and principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds, including amounts paid in connection with the withdrawal from the related trust of defective mortgage loans or the purchase from the related trust of converted mortgage loans, received during the prepayment period specified in the agreement, with interest to the date of prepayment or liquidation, subject to specified limitations.  However, each servicer may deduct from the remittance all applicable servicing fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related agreement.  On or before each distribution date, the master servicer will withdraw from the master servicer custodial account and remit to the distribution account those amounts available for distribution on the distribution date.  In addition, there will be deposited in the distribution account for the series any advances of principal and interest made by the master servicer or the trustee pursuant to the agreement to the extent the amounts were not advanced by the servicer.

Prior to each distribution date for a series, the master servicer will furnish to the trustee a statement setting forth certain information with respect to the mortgage loans included in the trust for the series.

Advances

If so specified in the prospectus supplement for a series, the Agreement with respect to each series will provide that the related servicer generally will be obligated to advance funds to cover, to the extent that the amounts are determined by the servicer to be recoverable from any subsequent payments on or proceeds of the related mortgage loans:

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delinquent payments of principal or interest on the mortgage loans,

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delinquent payments of taxes, insurance premiums or other escrowed items, and

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foreclosure costs, including reasonable attorney's fees.

The servicer's obligation to advance funds with respect to any mortgage loan as to which a default has occurred and the servicer has entered into a forbearance or modification agreement will be based on the terms of that mortgage loans as so modified.  The failure of a servicer to make any required advance under the related agreement constitutes a default for which the servicer may be terminated.  Upon a default by the servicer, the master servicer or the trustee may be required, if so provided in the agreement, to make advances to the extent necessary to make required distributions on certain Securities, provided that such party deems such amounts to be recoverable.

As specified in the related prospectus supplement for a series, the advance obligation of the master servicer may be further limited to an amount specified in the agreement that has been approved by each rating agency that provides, at the request of the depositor, a rating for the Securities of the series.  Any required advances by a servicer, the master servicer or the trustee, as the case may be, must be deposited into the applicable collection account or master servicer custodial account or into the distribution account and will be due not later than the distribution date to which the delinquent payment relates.  Any advances made by a servicer, the master servicer or the trustee with respect to mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions on the Securities of the series.  Neither the servicer or the master servicer will insure or guarantee the Securities of any series or the mortgage loans included in the trust for any series, and their obligations to advance for delinquent payments will be limited to the extent that the advances will be recoverable out of future payments on the mortgage loans, insurance proceeds or anticipated liquidation proceeds of the mortgage loans for which the amounts were advanced.  The servicer's obligation to make advances with respect to principal and interest payments, property taxes, costs of foreclosure proceedings, or other expenses associated with any mortgage loan generally will terminate under the agreement upon the good faith determination of the servicer that any advance will not be recoverable from subsequent payments on or liquidation or insurance proceeds related to such mortgage loan.

Amounts advanced by a servicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced.  In addition, if an advance made by a servicer, the master servicer or the trustee, as the case may be, later is determined by the servicer to be unrecoverable from proceeds of the mortgage loans for which the amounts were advanced, the servicer, the master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the collection, master servicer, custodial or distribution account representing payments on or proceeds of other mortgage loans prior to the distribution of payments to the securityholders.

The servicer may enter into financial facilities that allow the servicer to borrow against, grant security interests in, or sell its rights to receive servicing fees or reimbursement of advances for payment of principal, interest, taxes, insurance, or advances for other expenses incurred in servicing mortgage loans, although no such financial facilities shall reduce or otherwise affect the servicer's obligations to fund such advances.

Collection and Other Servicing Procedures

The agreement with respect to each series will require the related servicer to make reasonable efforts to collect all payments required under the mortgage loans included in the related trust and, consistent with such agreement and any applicable insurance policies with respect to each mortgage loan, to follow the collection procedures it normally would follow with respect to mortgage loans serviced for its own account.  Generally, the agreement will authorize the servicer to forebear collection of or modify the unpaid balance of terms of any mortgage loans that is delinquent or with respect to which the servicer believes default to be imminent.  Such forbearance or modification may affect the amount and timing of principal and interest payments on the mortgage loan and, consequently, may affect the amount and timing of payment on one or more classes of the related series of Securities.  For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of Securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans.  In addition, the agreement generally will authorize the servicer to sell, instead of foreclosing, delinquent mortgage loans if the servicer or master servicer determines such a sale to be in the best interests of the securityholders, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust.  Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer’s judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

The mortgage note or security instrument used in originating a mortgage loan may contain a due-on-sale clause.  The servicer will be required to use reasonable efforts to enforce due-on-sale clauses with respect to any mortgage note or security instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby.  In any case in which properties or interests securing mortgage loans have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the related mortgage note is by its terms assumable, the servicer will be authorized to take or enter into an assumption agreement from or with the person to whom the mortgaged premises have been or are about to be conveyed, if that person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable primary mortgage insurance policies or if otherwise required by law.  If the servicer enters into an assumption agreement in connection with the conveyance of any of the mortgaged premises, the servicer will release the original borrower from liability upon the mortgage loan and substitute the new borrower as obligor thereon.  In no event may an assumption agreement permit a decrease in the mortgage interest rate or an increase in the term of a mortgage loan.  Fees collected for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

Some or all mortgage loans, if so specified in the related prospectus supplement, will be covered by a primary mortgage insurance policy remaining in force until the principal balance of the mortgage loan is reduced to certain percentages of the original fair market value of the related mortgaged premises, or for certain periods of time, as specified in the related prospectus supplement.

The prospectus supplement for a series with respect to which a primary mortgage insurance policy applies will describe the terms and conditions of coverage of such policy, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers.  Generally, the amount of a claim for benefits under a primary mortgage insurance policy will consist of the insured portion of the unpaid principal balance of the covered mortgage loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of specified expenses, less

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all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or are in any way related to the related mortgaged premises,

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hazard insurance proceeds in excess of the amount required to restore the mortgaged premises and which have not been applied to the payment of the mortgage loan,

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amounts expended but not approved by the mortgage insurer,

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claim payments previously made by the mortgage insurer, and

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unpaid premiums.

If so specified in the prospectus supplement for a series, the mortgage insurer will be required to pay to the insured either the mortgage insurance loss or, at its option under certain of the primary mortgage insurance policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, after that date, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred and the date of an approved sale.  Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged premises securing the mortgage loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

Each servicing agreement with respect to a series will require the related servicer to cause to be maintained a standard hazard insurance policy covering each mortgaged premises securing each mortgage loan covered by the servicing agreement.  The prospectus supplement for each series will describe the terms and conditions of coverage of the standard hazard insurance policies covering the related mortgaged premises, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers.  Currently, each standard hazard insurance policy is required to cover an amount at least equal to the lesser of the outstanding principal balance of the related mortgage loan, or 100% of the insurable value of the improvements on the related mortgaged premises, or 100% of the insurable value reasonably obtainable in the applicable locality under generally available homeowners insurance policies without payment of extraordinary premiums.  All amounts collected by the servicer or the master servicer under any standard hazard insurance policy, less amounts to be applied to the restoration or repair of the mortgaged premises and other amounts necessary to reimburse the servicer or the master servicer for previously incurred advances or approved expenses, which may be retained by the servicer or the master servicer, will be deposited to the applicable collection account maintained with respect to the mortgage loan or the distribution account.

Currently, the standard hazard insurance policies provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the mortgaged premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Because the standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged premises located in different states, the policies will not contain identical terms and conditions.  The basic terms of the policies, however, generally will be determined by state law and generally will be similar.  Standard hazard insurance policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism.  The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive.  If mortgaged premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable servicing agreement will require that the servicer or the master servicer, as the case may be, cause to be maintained flood insurance with respect to the mortgaged premises.

Currently, the standard hazard insurance policies typically contain a coinsurance clause which, in effect, requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged premises in order to recover the full amount of any partial loss.  If the insured's coverage falls below this specified percentage, the coinsurance clause provides that the insurer's liability in the event of partial loss will not exceed the greater of:

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the actual cash value, or the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed, or

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that proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

A servicer may satisfy its obligation to provide a standard hazard insurance policy by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of the mortgage loans, to the extent that the policy names the servicer as loss payee and the policy provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance.  If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a standard hazard insurance policy covering the related mortgage loan, then the servicer will remit to the master servicer from the servicer's own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a standard hazard insurance policy covering the mortgage loan.

Any losses incurred with respect to mortgage loans included in the trust for a series due to uninsured risks, including earthquakes, landslides, mudflows and floods, or insufficient insurance proceeds may reduce the value of the assets included in the trust for the series and could affect distributions to holders of the Securities of the series, except to any extent that may be otherwise provided in the prospectus supplement for such series.

Evidence as to Servicing Compliance

Each year, within the time period specified in the agreement for each series, each servicer must provide the master servicer or the trustee with a copy of its audited financial statements for the year and a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing the statements, it reviewed the results of the servicer's servicing operations in accordance with the Uniform Single Attestation Procedures for mortgage banks developed by the Mortgage Bankers Association.  In addition, the servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the servicing agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct the failure.

The master servicer or the trustee will review, on an annual basis, the performance of each servicer and the status of any fidelity bond and errors and omissions policy required to be maintained by the servicer under the servicing agreement.

Events of Default and Remedies

Trust Agreement

Unless otherwise specified in the prospectus supplement for a series, events of default under the pooling and servicing agreement for a series of Certificates or the Sale and Servicing Agreement for a series of Notes, in each case in respect of the servicer, will generally consist of:

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any failure by the servicer to remit to the master servicer custodial account any payment required to be made by a servicer under the terms of the agreement that is not remedied as provided in the agreement,

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any failure on the part of a servicer to observe or perform in any material respect any of its other covenants or agreements contained in the agreement that continues unremedied for a specified period after the giving of written notice of such failure to the servicer by the master servicer,

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specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, or

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specified actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

The master servicer will have the right under the related agreement to terminate the related servicer upon the occurrence of an event of default under that agreement.  In the event of termination, the master servicer will appoint a substitute servicer, which may be the master servicer or the trustee.  Any successor servicer, including the master servicer, will be entitled to compensation arrangements similar to those provided to the servicer.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

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a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

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failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

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any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

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certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

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any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately.  That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration.  In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

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the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

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the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

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the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

Master Servicer Duties

Unless otherwise specified in the prospectus supplement for a series, the master servicer generally will;

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administer and supervise the performance by each servicer of its duties and responsibilities under the related servicing agreement,

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calculate amounts payable to securityholders on each distribution date, and

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prepare periodic reports to the trustee or the securityholders with respect to the foregoing matters.

In addition, the master servicer will receive, review and evaluate reports, information and other data provided by each servicer pursuant to the related agreement, to monitor each servicer's servicing activities, to reconcile the results of the monitoring with information provided by the servicer and to make corrective adjustments to records of the servicer and the master servicer, as appropriate.  The master servicer may engage the trustee or independent contractors to perform certain of its responsibilities.  However, the master servicer remains fully responsible and liable for all its obligations under each agreement, other than those specifically undertaken by a special servicer.

The master servicer will be entitled to a monthly master servicing fee applicable to each mortgage loan expressed as a fixed percentage of the remaining scheduled principal balance of the mortgage loan.

The master servicer may terminate a servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related servicing agreement.  Upon termination of a servicer by the master servicer, the master servicer will assume the servicing obligations of the terminated servicer or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.  The master servicer's obligation to act as a servicer following the termination of a servicer will not require the master servicer to:

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purchase mortgage loans from a trust due to a breach by the servicer of a representation or warranty under the related servicing agreement,

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purchase from the trust any converted mortgage loan, or

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advance payments of principal and interest on a delinquent mortgage loan in excess of the master servicer's independent advance obligation under the related agreement.

The master servicer for a series may resign from its obligations and duties under the agreement with respect to the series, but no resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement.  The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and servicing agreement, the indenture and the deposit trust agreement.  Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Special Servicing Agreement

The master servicer may appoint a special servicer to undertake certain responsibilities of the servicer with respect to certain defaulted mortgage loans securing a series.  The special servicer may engage various independent contractors to perform certain of its responsibilities.  However, the special servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement.  As may be further specified in the related prospectus supplement, the special servicer, if any, may be entitled to various fees, including, but not limited to:

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an engagement fee applicable to each mortgage loan or related REO properties as of the first day of the immediately preceding Due Period,

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a special servicing fee expressed as a fixed percentage of the remaining scheduled principal balance of each specially serviced mortgage loan or related REO properties, or

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a performance fee applicable to each liquidated mortgage loan based upon the related liquidation proceeds.

THE AGREEMENTS

The following summaries describe the material provisions common to each series of Securities.  The summaries do not purport to be complete and are subject to the related prospectus supplement and the agreement with respect to the series.  The material provisions of a specific agreement will be further described in the related prospectus supplement.  When particular provisions or terms used in the agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summaries.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement.  The trustee must be a corporation or a national banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to exercise corporate trust powers.  The trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities.  Although the trustee may not be an affiliate of the depositor or the master servicer, either the depositor or the master servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor will also remove the trustee if the trustee ceases to be eligible to continue under the agreement or if the trustee becomes insolvent.  The trustee may also be removed at any time by the holders of outstanding Securities of the related series entitled to at least 51%, or another percentage specified in the related prospectus supplement, of the voting rights of the series.  Financial guarantee insurers may obtain the right to exercise all voting rights of holders of securities.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Administration of Accounts

Funds deposited in or remitted to the distribution account, any reserve fund or any other funds or accounts for a series are to be invested by the trustee, as directed by the master servicer, in certain eligible investments, which may include:

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obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States,

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general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency,

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within specified limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to the series,

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commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to the series,

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demand or time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of the depository institution or trust company, or the senior debt obligations or commercial paper of the parent company of the depository institution or trust company, are then rated in the rating category required to support the then applicable rating assigned to the series,

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demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC,

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guaranteed reinvestment agreements issued by any bank insurance company, corporation or other entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the securities of the series at the time of issuance of the series,

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specified repurchase agreements with respect to United States government securities,

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units of a taxable money-market portfolio having the highest rating assigned by each applicable rating agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, and

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such other investments bearing interest or sold at a discount acceptable to each rating agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either rating agency, as evidenced by a signed writing delivered by each rating agency.

Permitted investments with respect to a series will include only obligations or securities that mature on or before the date on which the distribution account, reserve fund and other funds or accounts for the series are required or may be anticipated to be required to be applied for the benefit of the holders of the Securities of the series.  Any income, gain or loss from the investments for a series will be credited or charged to the appropriate fund or account for the series.  In general, reinvestment income from permitted investments will not accrue for the benefit of the securityholders of the series.

Reports to Securityholders

Concurrently with each distribution on the Securities of any series, there will be made available to the holders of the Securities, either by posting on a website or by other means specified in the related prospectus supplement, a statement generally setting forth, to the extent applicable to the series, among other things:

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the aggregate amount of the distribution allocable to principal, separately identifying the amount allocable to each class of Securities,

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the aggregate amount of the distribution allocable to interest, separately identifying the amount allocable to each class of Securities,

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the aggregate principal balance of each class of Securities after giving effect to distributions on the related distribution date,

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if applicable, the amount otherwise distributable to any class of Securities that was distributed to any other class of Securities,

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if any class of Securities has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related mortgage assets, and

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information regarding the levels of delinquencies and losses on the mortgage loans.

Customary information considered necessary for securityholders to prepare their tax returns will be furnished annually.

Events of Default and Remedies

Unless otherwise specified in the prospectus supplement for a series, events of default in respect of the master servicer under the related agreement will generally consist of:

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any material default in the performance or breach of any covenant or warranty of the master servicer under the agreement which continues unremedied for a specified period after the giving of written notice of the default or breach to the master servicer by the trustee or by the holders of Securities entitled to at least 51% of the aggregate voting rights,

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any failure by the master servicer to make required advances with respect to delinquent mortgage loans in the related trust,

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specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer, if any, and

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specified actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

So long as an event of default by the master servicer under an agreement remains unremedied, the trustee may, and, at the direction of the holders of outstanding Securities of a series entitled to at least 51% of the voting rights, the trustee will, terminate all the rights and obligations of the master servicer under the related agreement, except that the holders of Securities may not direct the trustee to terminate the master servicer for its failure to make advances.  Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the agreement.  If the trustee is unwilling or unable to act as successor master servicer, the trustee may appoint or, if the holders of Securities of a series entitled to at least 51% of the voting rights of such series, or a financial guarantee insurer entitled to exercise the voting rights of the holders of Securities, so request in writing, the trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement.  The trustee and the successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the agreement.

The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising under the agreement or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of the Securities of the related series unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The agreement generally may be amended by the parties to the agreement with the consent of the holders of outstanding Securities of the related series entitled to at least 66% of the voting rights of the series.  Nevertheless, no amendment shall:

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reduce in any manner the amount of, or delay the timing of, payments received on the mortgage assets that are required to be distributed on any security without the consent of the holder of such security,

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adversely affect in any material respect the interests of the holders of any class of Securities in a manner other than as described above without the consent of the holders of Securities of the class evidencing 66% of the voting rights of such class, or

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reduce the aforesaid percentage of securityholders required to consent to any amendment unless each holder of a Security consents.

A financial guarantee insurer may obtain the right to exercise all voting rights of the holders of Securities.  The agreement may also be amended by the parties to the agreement without the consent of securityholders for the purpose of, among other things:

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curing any ambiguity,

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to cause the provisions of the agreement to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the trust fund or the Agreement in any disclosure document pursuant to which any Securities were offered,

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to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein,

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to add to the duties of the depositor, the servicer or the master servicer,

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to add any other provisions with respect to matters or questions arising thereunder, or

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to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement.

provided in each case that the action shall not adversely affect in any material respect the interests of any securityholder.  No amendment or supplement shall be deemed to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that provides, at the request of the depositor, a rating for the Securities of the related series to the effect that the amendment or supplement will not cause the rating agency to lower or withdraw the then current rating assigned to the Securities.

Termination

Trust Agreement

Each trust agreement and the respective obligations and responsibilities created by the trust agreement shall terminate upon the distribution to securityholders of all amounts required to be paid to them pursuant to such related agreement following:

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to the extent specified in the related prospectus supplement, the purchase of all the mortgage assets in the related trust and all mortgaged premises acquired in respect of the trust, or

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the later of the final payment or other liquidation of the last mortgage asset remaining in the trust or the disposition of all mortgaged premises acquired in respect of the trust.

In no event, however, will any trust continue beyond the expiration of 21 years from the death of the survivor of persons specified in the related agreement.  Written notice of termination of the agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities of the related series at the corporate trust office of the trustee or its agent.

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes.  In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

MATERIAL LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature.  Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.

The Mortgage Loans

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit.  The single family loans, multi-family loans, conventional home improvement loans, Title I Loans and home equity lines of credit generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related mortgaged premises are located.  A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on any order of recording with a state or county office.  There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender.  The mortgagor delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner, similar to the mortgagor; the beneficiary, who is the lender, similar to a mortgagee; and the trustee, who is a third-party grantee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid.  The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Condominiums.  Particular mortgage loans may be loans secured by condominium units.  The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership.  Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building, other than the individual condominium units, and all areas or facilities, if any, for the common use of the condominium units.  The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperative Loans.  Particular mortgage loans may be cooperative loans.  The cooperative owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long-term ground lease and owns the apartment building.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the cooperative or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building.  The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage or make the final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units.  In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the cooperative shares.

Foreclosure

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit.  Foreclosure of a mortgage is generally accomplished by judicial action.  A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged premises.  In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged premises to a third party upon any default by the borrower under the terms of the note or deed of trust.  In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.  When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  In general, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made, with the exception of some governmental liens and any redemption rights that may be granted to borrowers under applicable state law.  The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages.  Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims.  A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a due-on-sale clause or due on further encumbrance clause contained in the senior mortgage.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale.  Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged premises at the foreclosure sale.  Rather, it is common for the lender to purchase the mortgaged premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest thereon and the expenses of foreclosure.  Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged premises suitable for sale.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged premises.  Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged premises may not equal the lender's investment therein.  Any loss may be reduced by the receipt of insurance proceeds.  Mortgaged premises that are acquired through foreclosure must be sold by the trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust that authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons.  In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before the non judicial sale takes place.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.  Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner.  Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.  The recognition agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Junior Mortgage Loans; Rights of Senior Mortgagees

Some of the mortgage loans included in a trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust.  The rights of the trustee, and therefore the securityholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust.  As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages.  In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any standard hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust in any order as the mortgagee or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a standard hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

A common form of mortgage or deed of trust used by institutional lenders typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.  While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance.  If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the mortgagee or beneficiary is not obligated to advance the additional amounts, and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to the intervening junior mortgages or deeds of trust and other liens.  Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a credit limit amount stated in the recorded mortgage.

Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.  Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the mortgaged premises from the foreclosure sale.  Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a nonjudicial power of sale.  In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation.  In some states, the right to redeem is a statutory right and in others it is a contractual right.  The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged premises while the right of redemption is outstanding.  The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.  The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale.  Currently, the general practice of the servicer or master servicer is not to seek deficiency judgments against defaulting borrowers, even where such legal prohibitions are not in force.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment.  For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court.  The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  The effect of any of these proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of Securities and possible reductions in the aggregate amount of the payments.  Some states also have homestead exemption laws that would protect a principal residence from a liquidation in bankruptcy.

Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.  Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of single family loans and cooperative loans.  These laws include, in addition to state laws, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of mortgage loans.  In some instances, any violations of these laws and regulations by the originator of a loan could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  Any loan affected by violations of law would have a significantly increased risk of default or prepayment.

Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Soldiers' and Sailors' Civil Relief Act of 1940

Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

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are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service,

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may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations incurred before the commencement of military service, and

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may have the maturity of obligations incurred before the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in the trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect of those amounts may reduce the amounts available to be paid to the holders of the Securities of the series.  Unless otherwise specified in the prospectus supplement for a series of Certificates, any shortfalls in interest collections on mortgage loans included in the trust for the series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of Certificates of the series that is entitled to receive interest in respect of the mortgage loans in proportion to the interest that each class of Certificates would have otherwise been entitled to receive in respect of the mortgage loans had the interest shortfall not occurred.  In the case of a series of Notes, such shortfalls will not be allocated among the Notes of such Series.

Environmental Considerations

Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties, including liability under federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.  A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in some circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  The U.S. Environmental Protection Agency has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991), which provides that the EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances.  Similarly, the EPA and the Department of Justice have adopted a policy not to proceed against lenders that are acting primarily to protect a security interest at the inception of a loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure.  Policy on CERCLA Enforcement Against Lenders and Government

Entities that Acquire Property Involuntarily (September 22, 1995).  These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to limitations and conditions.

The Asset Conservation Act of 1996 was intended to clarify the scope of the secured creditor exemption under both CERCLA and other legislation.  The Asset Conservation Act more explicitly defined the kinds of participation in management that would trigger liability under CERCLA an specified the activities that would not constitute participation in management or otherwise result in a forfeiture of the secured creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured creditor exemption for purposes of other legislation, similar to the statutory protections under CERCLA.  However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

Many state or local laws, regulations or ordinances may also require owners or operators of property, which may include a lender in certain circumstances, to incur cleanup costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property.  It is possible that cleanup costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a trust and reduce the amounts otherwise distributable to the securityholders if a mortgaged premises securing a mortgage loan becomes the property of the trust in certain circumstances and if the cleanup costs were incurred.  Moreover, some states or localities by statute or ordinance impose a lien for any cleanup costs incurred by the state or locality on the property that is the subject of such cleanup costs.  Some liens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction.  In both instances, the lien of the states or localities would take priority over the security interest of the trustee in a mortgaged premises in the jurisdiction in question.

It is possible that no environmental assessment or a very limited environmental assessment of the mortgaged premises was conducted and no representations or warranties are made by the depositor or the seller to the trustee or securityholders as to the absence or effect of adverse environmental conditions on any of the mortgaged premises.  In addition, the servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of adverse environmental conditions on any mortgaged premises or any casualty resulting from the presence or effect of adverse environmental conditions, and any loss or liability resulting from the presence or effect of the adverse environmental conditions will reduce the amounts otherwise available to pay to the holders of the Securities.

Under the agreement, the servicer will not foreclose on any property that it knows is materially contaminated with or affected by hazardous wastes or hazardous substances.  For purposes of environmental matters, the concept of knowledge of the servicer or master servicer may be limited to the actual knowledge of the servicer's managers directly responsible for servicing the related mortgage loan.  If a servicer does not foreclose on mortgaged premises, the amounts otherwise available to pay the holders of the Securities may be reduced.  A servicer will not be liable to the holders of the Securities if it fails to foreclose on mortgaged premises that it reasonably believes may be so contaminated or affected, even if the mortgaged premises are, in fact, not so contaminated or affected.  In addition, a servicer will not be liable to the holders of the Securities if, based on its reasonable belief that no contamination or effect exists, the servicer forecloses on mortgaged premises and takes title to the mortgaged premises and thereafter the mortgaged premises are determined to be so contaminated or affected.

Due-on-Sale Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged premises.  The Garn-St Germain Depository Institutions Act of 1982 preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, which loans include conventional mortgage loans, made after the effective date of the Garn-St Germain Depository Institutions Act of 1982 are enforceable within limitations as set forth in the Act and the regulations promulgated under the Act.

By virtue of the Garn-St Germain Depository Institutions Act, a mortgage lender generally may accelerate any conventional mortgage loan that contains a due-on-sale clause upon transfer of an interest in the mortgaged premises.  With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including:

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the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

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a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the mortgaged premises, in each case where the transferee(s) will occupy the mortgaged premises,

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a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged premises,

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the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged premises, provided that the lien or encumbrance is not created under contract for deed,

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a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

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other transfers as set forth in the Garn-St Germain Depository Institutions Act and the regulations thereunder.

As a result, a lesser number of mortgage loans that contain due-on-sale clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans.  The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted.

Enforceability of Late Fees and Prepayment Fees

The forms of mortgage note, mortgage and deed of trust used by the servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Late charges and prepayment fees, to the extent permitted by law and not waived by the servicers, unless otherwise specified in a prospectus supplement, will generally be retained by the related servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the mortgaged premises or the borrower executing a second mortgage or deed of trust affecting the mortgaged premises.  In other cases, courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

Because the mortgage loans are originated nationwide, the originators must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions, as well as an extensive body of federal laws and regulations.  Violation of these laws could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and countries.  The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other.  Failure by the originator or servicer to comply with these laws can in some circumstances give rise to legal defenses to loan enforceability, loss of state licenses or other approved servicer status; class action lawsuits; or administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans.

THE DEPOSITOR

The depositor was incorporated in Virginia on May 6, 1996.  It is a wholly owned, limited-purpose direct or indirect financing subsidiary of Saxon Capital, Inc., a Virginia corporation.  None of Saxon Capital, Inc., Saxon Mortgage, Inc., their affiliates or the depositor has guaranteed, or is otherwise obligated with respect to, the Securities of any series.  The principal executive offices of the depositor are located at 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060, and the telephone number of the depositor is (804) 967-7400.  The depositor was formed solely for the purpose of facilitating the financing and sale of mortgage assets and other related assets.  It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage assets and other related assets and taking particular actions with respect to those assets.  The depositor's Articles of Incorporation limit the depositor's business to the foregoing and place certain other restrictions on the depositor's activities.

USE OF PROCEEDS

Substantially all the net proceeds from the sale of the Securities of each series will be applied by the depositor to purchase the mortgage assets assigned to the trust underlying the series and to fund any pre-funding account.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in a security;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC securities,

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FASIT securities,

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notes issued by a trust, including a trust for which a REIT election has been made; and

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trust certificates issued by trusts for which a REMIC or FASIT election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “-Special Tax Attributes” and “-Backup Withholding” below address all types of securities.

REMIC Securities Generally.  With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular certificate.”  REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual certificates is discussed under “-REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

FASIT Securities Generally.  With respect to each series of FASIT certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a “FASIT” within the meaning of Section 860L of the Code.  In such case, the securities will represent one or more classes of FASIT regular interests, which we refer to herein as “FASIT regular certificates,” and a single ownership interest, which we refer to herein as the “Ownership certificate.”  The prospectus supplement for FASIT securities will identify the regular interests and ownership interest in the FASIT.

FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method.  The tax treatment of certificates treated as debt instruments, including FASIT regular certificates, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.

Certain FASIT regular interests, referred to as “High-Yield Interests,” are subject to special rules.  The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests.  Generally, High-Yield Interests may be held only by domestic “C” corporations, other FASITs, and dealers in securities who hold such interests in inventory.  If a securities dealer (other than a domestic “C” corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate.  In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes.  In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

The Ownership certificate in a FASIT must be held by an “eligible corporation” within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative).  The tax treatment of Ownership certificates is discussed under “— FASIT Ownership Certificates” below.

Qualification as a FASIT requires ongoing compliance with certain conditions.  If a trust for which a FASIT election has been made fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain.  The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership.  The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT.  Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued.  It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT’s income for a period of time in which the requirements for FASIT status are not satisfied.

On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs.  Subject to certain exceptions, the proposed regulations would become effective only at the time the regulations are issued in final form.  Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Issuance of Notes Generally.  For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally.  With respect to each series of trust certificates for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such certificates, to treat the trust and the related certificates consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates, (ii) FASIT regular certificates, and (iii) notes issued by a trust that does not make a REMIC or FASIT election.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID.  Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities.  Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium.  If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount.  If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium.  A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities.  A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID.  The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses.  Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC or FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition.  If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons.  Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “ – Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC.  Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses.  A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates – Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions.  Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions.  In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions.  A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates.  If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees.  The tax treatment of any payment made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate (an “inducement fee”) is unclear.  Regulations have been proposed regarding the federal income tax treatment of inducement fees received by transferees of non-economic REMIC residual certificates. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published. Thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a REMIC residual certificate.  Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the tax treatment of inducement fees and the effect of these proposed regulations.

Disqualified Organizations.  If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The trust agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass-through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass-through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates.  A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “-Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

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the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

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either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.  The safe harbor rules contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor rules before acquiring a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons.  Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “--Taxation of Securities Treated as Debt Instruments – Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “--Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions.  The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “--Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rules.  Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

An Ownership certificate represents the residual equity interest in a FASIT.  As such, the beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below).  In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income.  In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT’s assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting.  In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests.  See “— Types of Securities -- FASIT Securities Generally” above.

A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner’s basis in those assets.  Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments.  Any gain recognized will increase the Security Owner’s basis in the assets held in the FASIT.  Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate.  Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such certificate acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any “prohibited transactions.”  Prohibited transactions include:

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the receipt of income derived from assets that are not permitted assets,

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certain dispositions of permitted assets,

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the receipt of any income derived from any loan originated by a FASIT, and

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in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates.  There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates.  Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates.  Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “--Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments – Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Certificates, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “-Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates.  When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates.  For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses.  Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates.  If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments – Sale or Other Disposition.”  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains

Trust Reporting.  Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons.  The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments –Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share.  The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “-- Grantor Trust Certificates – Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions.  A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate.  If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations.  Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are book-entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election.  If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons.  Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

Administrative Matters.  Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities.  REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be “permitted assets” within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities – REMIC Securities Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

FASIT Regular Securities.   FASIT regular certificates held by a REIT will qualify as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered.  Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC securities would be so considered.  See “— REMIC Securities” above.

Non-REMIC and non-FASIT Debt Securities.  Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates.  Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates.  For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans.  Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements.  Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.  Any of these plans that is qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan's investment in Securities may cause the assets included in a related trust to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") (the “Plan Asset Regulations”) provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined in the Plan Asset Regulations.  For this purpose, in general, equity participation by benefit plan investors will be "significant" if 25% or more of the value of any class in the entity is held by benefit plan investors, as calculated under such Regulations.  Securities which are treated as equity interests for purposes of the Plan Asset Regulations.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan.  If the assets included in a trust constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code with respect to the investing Plan.  In addition, if the assets included in a trust constitute plan assets, the purchase of Securities by a Party in Interest of the Plan, as well as the operation of the trust, may constitute or involve prohibited transactions under Section 406 of ERISA and Section 4975 of the Code.

The Underwriter Exemptions

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (collectively, the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, as defined below, that either (1) represent either a beneficial ownership interest in the assets of an issuer and entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of the issuer or (2) are denominated as a debt instrument and are issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities, or (d) any entity with an Exemption which acts as a placement or selling agent with respect to the Securities.

Among the several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief under the Exemption are:

•

The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

•

Securities eligible for exemptive relief may only be subordinated to the rights and interests evidenced by the other Securities of the issuer if all the mortgage loans are fully-secured.

•

The Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating Agency");

•

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

•

The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•

For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust; (2) the Plan's investment in each class of Securities does not exceed twenty-five percent of all of the Securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in Securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.  An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security.

The rating of a Security may change.  If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it).  However, in such circumstances Certificate (but not Notes) may be eligible for purchase by a Plan investor which is an insurance company general account pursuant to Prohibited Transaction Class Exemption 95-60 Sections I and III.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust.  The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed Securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption.  Generally, obligations in an investment pool supporting payments to Securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related Securities, may be transferred to the trust within pre-funding period (which must end no later than the later of three months or ninety days after the closing date) instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of Securities to be assets of a trust if certain conditions are satisfied.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under an agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan Securityholders must be notified in the immediately following periodic report which is provided to Securityholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Considerations Applicable to Notes

The underwriter, or any holder of Certificates or other equity interest, because of their activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to a Plan.  In the event that Plan purchases a Note issued by the trust in such circumstances, without regard to whether the Notes are considered an “equity interest” in, or debt issued by, the trust, the acquisition or holding of such Note by or on behalf of that Plan could be considered to give rise to a direct or an indirect prohibited transaction within the meaning of ERISA and the Code unless one or more statutory, regulatory or administrative exemptions are applicable.  These exemptions include the Exemption or Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers.  It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee, or the underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans.  Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.  Accordingly, Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or the underwriter has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction  exemption is available to cover such purchase.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith.  In particular, a Plan fiduciary that proposes to cause a Plan to purchase Certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts.  The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby (or with respect to Certificates only, PTCE 83-1).

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the Plan Asset Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT MATTERS

If so specified in the prospectus supplement for a series, the Securities of such series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations, and insurance companies, as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States, including the District of Columbia or Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA.  Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.  Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Securities of a series.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.  Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified series or classes of Securities, except under limited circumstances.  The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Securities.

If specified in the prospectus supplement for a series, one or more classes of Securities of the series will not constitute "mortgage related securities" for purposes of SMMEA.  In this event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of Securities.

All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "Policy Statement") of the Federal Financial Institution Examination Council.  The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA effective October 1, 1998, among other things, sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes.  In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any Securities.  Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities of a series.

Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing Securities, since some Securities may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any book-entry Securities, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Prospective investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

PLAN OF DISTRIBUTION

The depositor may sell the Securities offered by this prospectus and by the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates.  The prospectus supplement for each series will set forth the terms of the offering of the series and of each class of the series, including the name or names of the underwriters, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Securities will be determined.

The Securities of a series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the Securities of a series described in the related prospectus supplement if any are purchased.  If Securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and the purchasers of the Securities of the series.

The place and time of delivery for the Securities of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

AVAILABLE INFORMATION

The depositor has filed a registration statement with the Securities and Exchange Commission with respect to the Securities.  The registration statement and amendments thereto and the exhibits thereto as well as reports filed with the Commission on behalf of each trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 233 Broadway, New York, New York 10279.  Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site (http:\\www.sec.gov).  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

This prospectus does not contain all the information set forth in the registration statement of which this prospectus is a part, or in the exhibits relating thereto, which the depositor has filed with the Commission in Washington, D.C.  Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission.  Copies of the agreement for a particular series will be provided to each person to whom a prospectus is delivered upon written or oral request, provided that the request is made to Saxon Asset Securities Company, 4951 Lake Brook, Glen Allen, Virginia 23060 ((804) 967-7400).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed with respect to each trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the securities of the trust under this prospectus shall be deemed to be incorporated into and made a part of this prospectus from the date of filing of those documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  The depositor will provide a copy of any and all information that has been incorporated by reference into this prospectus, not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates, upon written or oral request of any person, without charge to such person, provided that the request is made to the depositor, 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060 (804) 967-7400).

Prospectus Supplement dated [                      ] (To Prospectus Dated [                       ])

$[                        ]

SAXON                                                  Mortgage Loan Asset Backed Notes, Series [                   ]

LOGO                                                           Saxon Asset Securities Trust [                 ]

Principal and interest payable monthly, beginning in [                 ]

Saxon Mortgage, Inc.                 Saxon Asset Securities Company

Seller and Master Servicer                                Depositor

The trust will issue:

•

[                 ] classes of senior notes; and

•

[                 ] classes of subordinated notes.

For a description of the notes offered by this prospectus supplement, see “Offered Notes” in this prospectus supplement.

________________

The assets of the trust will include [                 ]  groups of mortgage loans.  Each group of mortgage loans will have the characteristics described in this prospectus supplement.  The trust will also hold cash for the purchase of subsequent mortgage loans on or before [                         ].

The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines.  As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

________________

An investment in the offered notes involves significant risks.  You should carefully consider the risk factors included in this prospectus supplement.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus.  Any representation to the contrary is a criminal offense.

The underwriters will offer the notes offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale.  The notes will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream and the Euroclear System on or about [                           ].

[UNDERWRITERS]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The offered notes are described in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, and (2) this prospectus supplement, which describes the specific terms of your notes.  Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

This prospectus supplement does not contain complete information about the offering of these securities.  We suggest that you read both this prospectus supplement and the prospectus in full.  We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

If information varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  No one has been authorized to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.”  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Prospectus Supplement	Prospectus
OFFERED NOTES S-2	Important Notice About Information Presented in this Prospectus and the Prospectus Supplement 2
SUMMARY OF TERMS S-3	Risk Factors 3
RISK FACTORS S-8	Description of the Notes 10
THE MORTGAGE LOAN POOL S-15	Registration of the Offered Securities 11
PREPAYMENT AND YIELD CONSIDERATIONS S-25	Maturity, Prepayment and Yield Considerations 24
DESCRIPTION OF THE OFFERED NOTES S-41	The Trusts 26 Credit Enhancement 36
THE AGREEMENT S-45	Origination of Mortgage Loans 43
MATERIAL FEDERAL INCOME TAX CONSEQUENCES S-49 ERISA CONSIDERATIONS S-50 RATINGS S-52	Servicing of Mortgage Loans 45 The Agreement 54 Material Legal Aspects of Mortgage Loans 59
LEGAL INVESTMENT	The Depositor 71
CONSIDERATIONS S-53	Use of Proceeds 71
USE OF PROCEEDS S-53 LEGAL MATTERS S-53	Material Federal Income Tax Consequences 71
UNDERWRITING S-53 GLOSSARY S-55	State and Local Tax Considerations 99
Appendix A: Pool Information S-1	ERISA Considerations 100
Legal Investment Matters 106
Plan of Distribution 108
Available Information 108
Incorporation of Certain Documents by Reference 109

OFFERED NOTES

The trust will issue the following classes of notes that are being offered by this prospectus supplement and the accompanying prospectus.

Class(1)	Initial Principal Balance	Coupon	Ratings Moody’s/S&P/Fitch	Maturity Date(2)	Type
[ ]	$[ ]	[ ]%	[ ]	[ ]	[ ]

______________________________________

(1)

The Class [                 ] Notes are referred to herein as the Group I Notes; the Class [                 ] Notes are referred to herein as Group II Notes; and the Class [                 ] Notes are referred to herein as Group III Notes.

(2)

Calculated as described herein under “Prepayment and Yield Considerations.”  The actual final payment date of the offered notes may be substantially earlier maturity than the maturity date.

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all the information that you need to consider in making your investment decision.  To understand the terms of the offered notes and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

•

This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Trust	Cut Off Date

The issuer of the notes is Saxon Asset Securities Trust [              ].  The trust was created for the sole purpose of issuing the notes.  The notes represent obligations of the trust and are not the obligation of any other entity.  The notes will be secured by the assets of the trust, which consist primarily of [describe assets of the trust].  Neither the notes nor the mortgage loans will be insured by any governmental agency or instrumentality.

As of the close of business on [            ] for the mortgage loans to be sold to the trust on the closing date.

Closing Date

On or about [                      ].

Offered Notes

As described in this prospectus supplement, the mortgage loan pool will be divided into [three] groups, group I, group II

Seller

Saxon Mortgage, Inc., the parent of the depositor.

Depositor

Saxon Asset Securities Company.

Master Servicer

Saxon Mortgage, Inc.

Servicer

Saxon Mortgage Services, Inc., an affiliate of the seller and the depositor.

and group III, respectively.  The mortgage loans in group I bear interest at fixed rates; the mortgage loans in group II and group III bear interest at fixed and adjustable rates.  In general, the trust will make payments from collections on the mortgage loans in group I to the classes of senior notes that include an “AF” in their class designation; the trust will make payments from collections on the mortgage loans in group II to the Class AV-1 Notes; and the trust will make payments from collections on the mortgage loans in group III to the Class AV-2 Notes.

The subordinate notes will be entitled to payments from all mortgage loan groups.

Trustee and Calculation Agent [ ].

Payment Date

The trust will make payments on the 25th day of each month, or if that day is not a business day, the next business day.  The first payment date will be [              ].

Interest Rates

Interest will accrue on each class of the notes at the annual rate described in this prospectus supplement.

Interest Payments

On each payment date, the trust will pay interest in the following order:

•

to the related senior notes, all interest due thereon;

•

to the subordinate notes, in the order of priority described in this prospectus supplement, monthly interest due such notes; and

•

to be applied as described under “—Excess Interest” below.

Excess Interest

On each payment date, the trust will distribute any excess interest in the following order:

•

to the offered notes, as an extra principal payment, but only to the limited extent described in this prospectus supplement;

•

to the subordinate notes, in order of seniority, the amount of unpaid interest for prior payment dates [and amounts in repayment of any realized losses previously allocated to those notes];

•

[to specified classes of notes to the extent of any remaining losses allocated thereto]; and

•

to the Residual Certificate, any remainder.

Principal Payments

On each payment date, the trust will generally pay principal collected for a group to the related notes as described under “Description of the Offered Notes—Payments” herein.

To the limited extent described herein excess interest will be applied in reduction of the principal amounts of the notes.

Credit Enhancement

The notes have the benefit of the following types of credit enhancement:

•

excess interest will be used to pay principal on the offered notes, to a limited extent, to maintain overcollateralization, to pay interest shortfalls due on the notes [and to reimburse the notes for losses];

•

the rights of the subordinate notes to receive payments are subordinated to those of more senior notes; and

•

realized losses on the mortgage loans will be allocated first to the subordinate notes.

On the closing date, the outstanding scheduled principal balance of the mortgage loans, together with the amount on deposit in the pre-funding account is expected to exceed the aggregate principal balance of the Class A and Class M Notes by approximately $[          ], which represents approximately [        ]% of the sum of (i) $[                ], the scheduled principal balance of the mortgage loans as of [         ], and (ii) amounts on deposit in the pre-funding account as of the closing date.  As described above, excess interest, if any, will be used to maintain such overcollateralization at required levels.  We cannot, however, assure you that for all periods sufficient excess interest will be generated by the mortgage loans to maintain the required levels of overcollateralization.

[Cap Agreements

The Class [              ] Notes will have the benefit of separate interest rate cap agreements as described under “Description of the Offered Notes—Cap Agreement Reserve Funds” in this prospectus supplement.]

Mortgage Loans

On the closing date, in addition to amounts on deposit in the pre-funding account, the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $[                ].  The mortgage loans in the trust were or will be originated or acquired in accordance with the seller’s program for non-conforming credits.  We refer you to “Risk Factors — Non-conforming underwriting standards” in this prospectus supplement for additional information.

The mortgage loans in the trust have been separated into [three] groups, each containing mortgage loans secured by one-to-four family residential properties:

•

Group I consists of first and second lien, fixed rate conforming and non-conforming balance mortgage loans.

•

Group II consists of first lien, fixed rate and adjustable rate, conforming balance mortgage loans.

•

Group III consists of first and second lien, fixed rate and adjustable rate,

conforming and non-conforming balance mortgage loans.

[Pre-Funding Feature

At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered notes, approximately $[              ], which may be applied to the purchase of subsequent fixed rate mortgage loans for inclusion in group I, approximately $[            ], which may be applied to the purchase of subsequent fixed rate and adjustable rate, conforming balance mortgage loans for inclusion in group II , and approximately $[          ], which may be applied to the purchase of subsequent fixed rate and adjustable rate, conforming and non-conforming balance mortgage loans for inclusion in group III.  Pre-funding account funds allocated to one group may not be used to purchase subsequent mortgage loans in another group.  If the pre-funding account funds allocated to a group are not completely used to acquire subsequent mortgage loans by [           ], any remaining pre-funding amounts will be distributed as a payment of principal on the related certificates then entitled to payments of principal.  This payment will be made on the payment date immediately following the end of the pre-funding period.]

Optional Redemption

The master servicer has the right to exercise a clean-up call on any payment date on which the sum of the aggregate principal balance of the mortgage loans has declined to an amount equal to or less than [        ]% of the sum of the aggregate principal balance of the mortgage loans as of the cut off date [and the amount deposited in the pre-funding account on the closing date.]  Exercise of this clean-up call will result in the early redemption of your notes.

Realized Losses

If, (1) the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a “nonrecoverable mortgage loan” as described herein, the trust will incur a realized loss.

If, on any payment date, the aggregate principal amount of the notes exceeds the aggregate principal balance of the mortgage loans, the principal amounts of the subordinate notes will be reduced in reverse order of seniority.  After a reduction, the holders of any of these notes will generally only be entitled to payments of both principal and interest on the reduced principal amount of their notes.

Residual Certificate

The equity interest in the trust will be represented by a residual interest certificate, which will be entitled to receive [describe as applicable].

Denominations

The trust will issue the offered notes in book-entry form in minimum denominations of $25,000, in the case of the Class A Notes, and $100,000, in the case of the Class M Notes, in original principal amount and integral multiples of $1,000 in excess thereof.

Statistical Mortgage Loan Data

Information presented with respect to the mortgage loans in this prospectus supplement is derived solely from mortgage loans that have been identified for inclusion in the trust as of the date of this prospectus supplement.  Accordingly, such statistical data reflects only a portion of the loans to be included in the trust.  Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date.  After the closing date, subsequent mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust until [           ].  The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.

Detailed tabular information regarding the mortgage loans identified to be included in the trust is set forth in Appendix A hereto.  The statistical information relating to the mortgage loans in this prospectus supplement is provided as of [   ].  See “Risk Factors — Loan characteristics of the final mortgage loan pool may vary from the characteristics of the identified mortgage loans disclosed in this prospectus supplement” and “The Mortgage Loan Pool — Characteristics of the Mortgage Loans” herein.

Tax Status

For federal income tax purposes the notes will be characterized as debt, and, provided the owner of the residual certificate is a “real estate investment trust” or a “qualified REIT subsidiary,” the trust will not be subject to federal income tax as a corporation.  Each noteholder, by its acceptance of a note, will agree to treat the notes as debt.

See “Risk Factors—Trust Could Become a Taxable Entity” and “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Employee benefit plans and any other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 and/or the Internal Revenue Code of 1986 or any similar applicable law may acquire the notes subject to the requirements and considerations described in “ERISA Considerations” herein and in the Prospectus.

RISK FACTORS

You should consider the following risk factors and the information set forth under “Risk Factors” in the accompanying prospectus before you purchase any of the offered certificates.  Statistical information with respect to the mortgage loans set forth in this “Risk Factors” section is given as of the cut off date, unless otherwise specified.

Limited Obligations

The assets of the trust, including any form of credit enhancement, are the sole source of payments on the notes.  The notes are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the notes.  If credit enhancement is not available, holders of the notes may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

Overcollateralization.  In order to create overcollateralization for each pool of mortgage loans, it will be necessary that those mortgage loans generate more interest than is needed to pay interest on the notes and fees and expenses of the trust.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the weighted average of the interest rates on the notes.  We cannot assure you, however, that enough excess interest will be generated to reach the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

•

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on your notes of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the mortgage loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

• [Level of LIBOR. If LIBOR increases, more cash will be needed to pay interest to noteholders, so less cash will be available as excess interest.]
See "Description of the Notes — Credit Enhancement" in this prospectus supplement.

Subordination.  Subordination in right of payment of the residual interest in the trust provides a form of credit enhancement for the notes.  Similarly, subordination in right of payment of the Class [    ] notes to the Class [    ] notes provides a form of credit enhancement for the Class [    ] notes.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of Class [  ] notes will not, and holders of Class [  ] notes may not, recover their entire initial investment in the notes.

See "Description of the Notes — Credit Enhancement" in this prospectus supplement.
[A default or downgrade of the counterparty under a cap agreement may result in the downgrade of the related notes

The only assets available to fund each Cap Agreement Reserve Fund are payments made by the counterparty under the related interest rate cap agreement.  In the event that the counterparty were to default under any such interest rate cap agreement or if an interest rate cap agreement were to terminate for any reason, the ratings on the group II, group III and subordinate notes, as the case may be, may be downgraded.  Any such downgrade may affect the value and marketability of such notes.]

Loan characteristics of the final mortgage loan pool may vary from the characteristics of the identified mortgage loans disclosed in this prospectus supplement

This prospectus supplement describes only a portion of the mortgage loans to be sold to the trust on the closing date. The additional mortgage loans to be delivered on the closing date may have characteristics that differ somewhat from the identified mortgage loans described in this prospectus supplement.  In addition, subsequent mortgage loans to be purchased by the trust after the closing date with amounts on deposit in the pre-funding account may have characteristics that differ from the identified mortgage loans described in this prospectus supplement.  However, each of the subsequent mortgage loans must satisfy the criteria described under “The Mortgage Loan Pool — Conveyance of Additional and Subsequent Mortgage Loans” herein.

There is a risk of early prepayment of principal associated with the pre-funding account

The seller anticipates that the trust will use substantially all of the funds in the pre-funding account to purchase subsequent mortgage loans for the trust.  However, if the principal amount of eligible subsequent mortgage loans available during the pre-funding period is less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust.  This could result in a prepayment of principal to holders of notes as described in this prospectus supplement, which could adversely affect the yield of such notes to the extent they were purchased at a premium.  The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.

Effect of performance of mortgage loans on ratings of the notes

The rating assigned to your class of notes will depend on the performance of the mortgage loans in all pools.  Therefore, since the subordinate notes provide credit support for all the senior notes, the poor performance of one pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pools.

The following characteristics of the mortgage loans may increase risk of loss:
Non-conforming underwriting standards

As a general matter, the seller originated or purchased or will originate or purchase the mortgage loans in accordance with its mortgage loan program for non-conforming credits — a mortgage loan that is generally ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

The mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic concentration

As of the cut-off date, the mortgaged premises for approximately [         ]% of the aggregate principal balance of the identified group I mortgage loans, approximately [          ]% of the aggregate principal balance of the identified group II mortgage loans and approximately [          ]% of the aggregate principal balance of the identified group III mortgage loans are located in California.  An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in California could adversely affect the values of the mortgaged premises located in California and increase the risk of loss on the related mortgage loans.

Second liens

As of the cut-off date, approximately [          ]% of the aggregate principal balance of the identified group I mortgage loans and approximately [       ]% of the aggregate principal balance of the identified group III mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage.  The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.

Balloon loans

As of the cut-off date, approximately [         ]% of the aggregate principal balance of the identified group I mortgage loans, approximately [         ]% of the aggregate principal balance of the identified group II mortgage loans and approximately [       ]% of the aggregate principal balance of the identified group III mortgage loans are “balloon loans” that provide for the payment of the unamortized principal balance in a single payment at maturity.  If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Mortgage Loans with Interest-Only Payments

As of the cut-off date, approximately [         ]% of the aggregate principal balance of the identified group I mortgage loans, approximately [           ]% of the aggregate principal balance of the identified group II mortgage loans and approximately [        ]% of the aggregate principal balance of the identified group III mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of five years following the origination of the mortgage loan.  Following that five-year period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these mortgage loans in group I, group II, and group III will, absent other considerations, result in longer weighted average lives of the related offered certificates than would have been the case had these loans not been included in the trust fund.  If you purchase such an offered note at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five years of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgages with loan-to-value ratios of 80% or below.  As of the cut-off date, approximately [        ]% of the aggregate principal balance of the identified group I mortgage loans, approximately [          ]% of the aggregate principal balance of the identified group II mortgage loans and approximately [         ]% of the aggregate principal balance of the identified group III mortgage loans had original loan-to-value ratios or original combined loan-to-value ratios, in the case of second lien mortgages, in excess of 80%.

Trust Could Become a Taxable Entity

For U.S. federal income tax purposes, the trust will be a taxable mortgage pool.  As long as the sole class of equity interest in a taxable mortgage pool is held directly, or indirectly through one or more wholly owned qualified subsidiaries, by an entity that qualifies as a “real estate investment trust” under the rules set out in the Internal Revenue Code of 1986, as amended, the taxable mortgage pool will not be subject to federal income tax.  [Saxon Mortgage, Inc.] will hold through [Saxon Asset Securities Company, Inc.], its indirect wholly owned subsidiary, a 100% ownership interest in the residual certificate.  [Saxon Mortgage, Inc.] represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax.  The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex.  If [Saxon Mortgage, Inc.] were to fail to qualify as a real estate investment trust, or if [Saxon Mortgage, Inc.] were to transfer the residual certificate to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation.  Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes.  Upon the failure of the holder of the residual certificate to qualify as a real estate investment trust, the notes will be subject to a mandatory redemption.  There can be no assurance that in the event of such a redemption the trust would receive sufficient funds to fully repay the notes.

See “— Material Federal Income Tax Consequences” and “Description of the Notes — Optional and Mandatory Redemption” in this prospectus supplement.
Other legal considerations

Federal, state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

•

regulate interest rates and other charges on mortgage loans;

•

require certain disclosures to borrowers;

•

require licensing of the seller and the other originators; and

•

regulate generally the origination, servicing and collection process for the mortgage loans.

Violations of these laws:

•

may limit the ability of the trust to collect on the mortgage loans;

•

may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

•

could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

The seller has represented that all applicable federal, state and local laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust.  If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on hazard insurance

Standard hazard insurance policies do not insure against physical damage arising from earth movement, including earthquakes, landslides and mudflows.  The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

Insolvency of seller could cause payment delays

The seller believes that the transfers of the mortgage loans by the seller to the depositor and by the depositor to the trust constitute sales by the seller to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding.  Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales.  Even if this argument proves unsuccessful, delays in payments could result.

The trustee, the depositor and the rating agencies rating the offered certificates will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

Military action and terrorist attacks

The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States, possible future attacks or other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Soldiers’ and Sailors’ Civil Relief Act of 1940.  Interest payable to the holders of the related senior notes and subordinate notes will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Soldiers’ and Sailors’ Civil Relief Act of 1940.  See “Material Legal Aspects of Mortgage Loans — Soldiers’ and Sailors’ Civil Relief Act of 1940” in the Prospectus.

THE MORTGAGE LOAN POOL

General

On the closing date, in addition to amounts on deposit in the pre-funding account, the assets of the trust will consist of mortgage loans with an aggregate scheduled principal balance as of the cut off date of approximately $[              ].  The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus.  As a general matter, the seller’s mortgage loan program consists of the origination or purchase of mortgage loans relating to non-conforming credits.  A non-conforming credit is a mortgage loan generally ineligible for purchase by Fannie Mae or Freddie Mac due to characteristics that do not meet Fannie Mae or Freddie Mac guidelines.  Mortgage loans originated or purchased under the seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than those experienced by mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

Substantially all of the mortgaged premises consist of residential properties which may be detached or attached:

•

one-to-four family dwellings;

•

condominium units;

•

townhouses;

•

manufactured housing; and

•

units in a planned unit development.

The mortgaged premises may be owner-occupied or non-owner-occupied investment properties.  Owner-occupied properties include second homes and vacation homes.  The mortgage loans are or will be secured by first and, in the case of certain of the group I mortgage loans, second mortgages on the mortgaged premises.

None of the mortgage loans are in violation of the Georgia Fair Lending Act, the New York Anti-Predatory Lending Law or the New York City Council Predatory Lending Ordinance.

This prospectus supplement contains statistical information with respect to only a portion of the mortgage loans to be sold to the trust on the closing date.  Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of [              ]; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust on the closing date or subsequent mortgage loans to be purchased by the trust after the closing date.  Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans.

The trust may purchase subsequent mortgage loans after the closing date until [              ].  See “—Conveyance of Additional and Subsequent Mortgage Loans” herein.  The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans.  See “—Additional Information” herein.

The identified mortgage loans satisfy certain criteria including:

•

a remaining term to stated maturity of no more than 360 months; and

•

a current mortgage interest rate of at least [         ]%, [         ]% and [        ]% with respect to group I, group II and group III, respectively.

None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, a combined loan-to-value ratio in excess of 100.00%.  In addition, approximately [         ]% of the identified mortgage loans were originated less than six months prior to the cut off date.  Each mortgage loan in the trust will be assigned to one of the three groups comprising (1) fixed rate mortgage loans, which in certain cases are conforming balance mortgage loans and in other cases are not in the case of group I, (2) fixed rate and adjustable rate, conforming balance mortgage loans, in the case of group II and (3) fixed rate and adjustable rate mortgage loans, which in certain cases are conforming balance mortgage loans and in other cases are not, in the case of group III.  Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group I, group II and group III and will be selected using generally the same criteria used to select the identified mortgage loans.  In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.

Of the identified mortgage loans, [         ] mortgage loans representing approximately [     ]% of the aggregate principal balance of the mortgage loans in group I as of the cut off date, [              ] mortgage loans representing approximately [              ]% of the aggregate principal balance of the mortgage loans in group II as of the cut off date and [         ] mortgage loans representing approximately [          ]% of the aggregate principal balance of the mortgage loans in group III as of the cut off date provide for the payment of prepayment penalties.  Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (the “Prepayment Penalty Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan.  The Prepayment Penalty Period for the mortgage loans varies from one to five years, depending on the terms set forth in the related mortgage note.  In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge.  The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled “Prepayment Penalty” in Appendix A hereto.  [Amounts in respect of prepayment penalties will not be distributed to holders of Offered Notes.]

All of the identified adjustable rate mortgage loans in group II and group III are subject to:

•

periodic interest rate adjustment caps;

•

lifetime interest rate ceilings; and

•

lifetime interest rate floors.

Substantially all of the identified adjustable rate mortgage loans in group II and group III had interest rates which were not fully indexed as of the cut off date.  This means the mortgage interest rates on such mortgage loans did not equal the sum of the gross margin and the applicable index as of that date.  The group II and group III adjustable rate mortgage loans are:

•

2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans which bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR (i.e., the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal).

Detailed information on the mortgage loans is included in Appendix A hereto.  Such information is approximate and is based solely on the aggregate principal balance of the identified mortgage loans as of the cut off date.  This information does not include information about additional mortgage loans that are expected to be delivered on the closing date or subsequent mortgage loans to be purchased after the closing date.  Totals may not add completely to 100% because of rounding.  Each of the calculations represents a percentage of the given group.  Unless otherwise specified, all weighted averages are based upon certain characteristics of the mortgage loans as of the cut off date.

Conveyance of Additional and Subsequent Mortgage Loans

The depositor will deliver additional mortgage loans on the closing date that are not identified mortgage loans as to which the statistical information in this prospectus supplement was based.  In addition, the trust may acquire with amounts on deposit in the pre-funding account after the closing date approximately $[              ] in aggregate principal balance of mortgage loans for addition to group I, approximately $[              ] in aggregate principal balance of mortgage loans for addition to group II and approximately $[              ] in aggregate principal balance of mortgage loans for addition to group III.  Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group I, group II and group III will change after the acquisition by the trust of the additional and subsequent mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust that will not materially change the initial characteristics of the group I, group II or group III identified mortgage loans.

Certain subsequent mortgage loans conveyed to the trust after the closing date may be purchased by the master servicer or its affiliates in connection with the exercise of one or more clean-up calls with respect to one or more trusts previously established by the depositor.  Such subsequent mortgage loans may, therefore, have been originated under underwriting guidelines that differ in certain respects from the underwriting guidelines described herein.  In addition, such subsequent mortgage loans will have shorter remaining terms to maturity than mortgage loans originated more recently and may, therefore, result in shorter weighted average lives on the certificates.

The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

•

no such mortgage loan will be selected in a manner adverse to the interests of certificateholders;

•

the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the notes;

•

each such mortgage loan will have been underwritten in accordance with the seller’s underwriting guidelines;

•

no such mortgage loan may have a remaining term to maturity exceeding 360 months;

•

no such mortgage loan may have a loan-to-value ratio, or combined loan-to-value ratio, in the case of a second lien mortgage loan, greater than 100%;

•

no such mortgage loan added to group II may be a second lien mortgage loan;

•

each mortgage loan included in group II will be a conforming balance mortgage loan;

•

each such mortgage loan added to group I must be a fixed rate mortgage loan; and

•

the ratio of fixed rate to adjustable rate mortgage loans in group II and group III will remain approximately the same as on the closing date.

Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trust, the fixed rate mortgage loans in the Trust will have the following characteristics as of their respective cut off dates:

•

a weighted average mortgage interest rate of at least [          ]%;

•

a weighted average original combined loan-to-value ratio of not more than 80.00%;

•

at least [           ]% (based on principal balance) will have credit grades of A- or better; and

•

the weighted average credit score will be no less than [         ].

Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trust, the adjustable rate mortgage loans in the trust will have the following characteristics as of their respective cut off dates:

•

a weighted average mortgage interest rate of at least [        ]%;

•

a weighted average original combined loan-to-value ratio of not more than [        ]%;

•

at least [         ]% will have credit grades of A- or better; and

•

the weighted average credit score will be no less than [        ].

Additional Information

The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the cut off date, except where otherwise specifically indicated.  The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period.  In addition, the depositor may remove mortgage loans included in the pool of identified mortgage loans prior to closing:

•

as a result of incomplete documentation or non compliance with representations and warranties; or

•

if the depositor believes that removal is necessary or appropriate.

The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement creating the trust.  The seller believes that the information set forth in this prospectus supplement with respect to group I, group II and group III is representative of the characteristics of the respective group as it will be constituted at the closing date.

The depositor will file a current report on Form 8 K with the Commission, together with the agreement, within fifteen days after the initial issuance of the offered notes.  The depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8 K.  The underwriters of the offered notes prepared the yield tables and computational materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Those tables and assumptions may be based on assumptions that differ from the modeling assumptions used in preparing tables set forth under the heading “Prepayment and Yield Considerations” herein.  Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Underwriting Standards

The seller’s underwriting philosophy is to analyze the overall situation of the borrower and to take into account compensating factors which may be used to offset certain areas of weakness.  Specific compensating factors include:

•

loan-to-value ratio;

•

mortgage payment history;

•

disposable income;

•

employment stability; and

•

number of years at residence.

The seller underwrites each loan individually.  The seller bases its underwriting decision on the risk profile of the loan, even in instances where the seller purchases a group of mortgage loans in bulk.  In some of these bulk purchases, the seller engages contract underwriters to underwrite individual mortgage loans under the direct supervision of the seller’s senior underwriting staff.

The seller customarily employs underwriting guidelines to aid in assessing:

•

the borrower’s ability and willingness to repay a loan according to its terms; and

•

whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs.

The seller has established classifications with respect to the credit profile of the borrower.  The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the borrower.  The seller generally offers borrowers with less favorable credit ratings loans with higher interest rates and lower loan-to-value ratios than borrowers with more favorable credit ratings.

The seller’s underwriting standards are applied in accordance with applicable federal and state laws and regulations and require a qualified appraisal of the mortgaged property which conforms to Fannie Mae and Freddie Mac standards.  Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of building a similar home.  The appraisal may be no more than 180 days old on the day the loan is originated.  In most instances, the seller will also require a second full appraisal for properties that have a value over $500,000.

The seller has three loan documentation programs:

•

Full Documentation — underwriter review of  the borrower’s credit report, handwritten loan application, property appraisal, and the documents that are provided to verify employment and income, such as W-2’s and pay stubs, or signed tax returns for the past two years;

•

Limited Documentation — only available for self-employed borrowers; six months of personal and/or business bank statements are acceptable documentation of the borrower’s stated cash flow; loan-to value ratios of 80.01% to 95% require two years of personal bank statements; and

•

Stated Income — the borrower’s income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified.  The seller does, however, verify the existence of the business and employment; and any self-employed business must have been in existence for at least two years.

The seller may, from time to time, apply underwriting criteria that are either more stringent or more flexible than the general guidelines of the underwriting programs outlined below depending on the economic conditions of a particular market.

The seller has developed two primary underwriting programs:

•

Traditional Underwriting Program (1st lien mortgage loans)  — generally, all secondary credit items receive a full underwriting review prior to issuing an approval.

The seller’s general guidelines for the Traditional Underwriting Program are set forth below:

A+	A	A-	B	C	D
Mortgage History
No late payments	Maximum of one 30-day late payment	Maximum of two 30-day late payments in last 12 months (maximum of one 30-day late payment if LTV is greater than 85%)	Maximum of four 30-day late payments or two 30-day and one 60-day late payments in last 12 months	Maximum of five 30-day and one 60-day late payments or four 30-day, one 60-day and one 90-day late payments in last 12 months	Maximum of six 30-day, two 60-day and one 90-day late payments
Secondary Credit
Maximum of three 30-day late payments on revolving credit; two 30-day late payment on installment credit	Maximum of three 30-day late payments on revolving credit; three 30-day late payments on installment credit	Maximum of three 30-day late payments on revolving credit; three 30-day late payments on installment credit (isolated 60-day late payments acceptable)	Maximum of four 30-day and one 60-day late payments on revolving credit; three 30-day and one 60-day late payments on installment credit (isolated 90-day late payments acceptable)	Discretionary	Discretionary
Bankruptcy Filings
Chapters 7 & 13 – Discharged 2 years (re-established credit since the discharge)	Chapter 7 – Discharged 2 years Chapter 13 – Discharged 1 year (re-established credit since discharge)	Chapter 7 – Discharged 2 years Chapter 13 –1 year from date of filing with proof paid as agreed (must be discharged)	Chapter 7 – Discharged 1½ years Chapter 13 -1 year from date of filing with proof paid as agreed (must be discharged)	Chapter 7 - Discharged 1 year Chapter 13 -1 day after discharge with proof paid as agreed	Chapter 7 & 13 - 1 day from discharge
Debt-To-Income Ratio
50%	50%	50%	50%	55%	55%
Maximum Loan-To-Value (1st lien mortgage loans only)
90%	90%	90%	85%	80%	70%

•

The Score Plus Underwriting Program (1st and 2nd lien mortgage loans only) — generally, a borrower’s secondary credit (excluding mortgage, foreclosure and bankruptcy histories) is evaluated by credit score.  Accordingly, credit score minimums apply for each credit grade.

The seller’s general guidelines for the Score Plus Underwriting Program are set forth below:

A+	A	A-	B	C	D
Mortgage History
No late payments	Maximum of one 30-day late payment	Maximum of two 30-day late payments in last 12 months	Maximum of four 30-day late payments or two 30-day and one 60-day late payments in last 12 months	Maximum of five 30-day and one 60-day late payments or four 30-day, one 60-day and one 90-day late payments in last 12 months	N/A
Secondary Credit
Minimum Credit Score 620	Minimum Credit Score 580 620 for LTV >95%	Minimum Credit Score 570 575 for LTV >90% 620 for LTV >95%	Minimum Credit Score 560	Minimum Credit Score 550	N/A
Bankruptcy Filings
Chapters 7 & 13 – Discharged 2 years	Chapters 7 & 13 – Discharged 2 years	Chapters 7 & 13 – Discharged 2 years	Chapters 7 & 13 – Discharged 1.5 years	Chapters 7 & 13 – Discharged 1 year	N/A
Debt-To-Income Ratio
50%<=90% LTV 45%>90% LTV (with Full Documentation) 45%>80% LTV (with Limited/Stated Documentation)	50%	50%	50%	55%	N/A
Maximum Loan-To-Value (1st lien mortgage loans only)
100%	100%	100%	85%	80%	N/A
Foreclosure
>=5 Yrs If LTV > 95%, not allowed	>=5 Yrs	>=3 Yrs	>=3 Yrs	>=3 Yrs	N/A

Servicing of the Mortgage Loans

General.  Saxon Mortgage Services, Inc., an affiliate of the depositor, will service the mortgage loans.  The principal offices of the servicer are located in Fort Worth, Texas.  The servicer is a HUD-approved originator and is approved by and in good standing with Fannie Mae and Freddie Mac.  The servicer will provide customary servicing functions with respect to the mortgage loans.  Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay compensating interest with respect to mortgage loans serviced by it.  The servicer must obtain approval of the master servicer with respect to some of its servicing activities.  In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the noteholders including, without limitation, selling defaulted mortgage loans and REO properties.  See “Servicing of Mortgage Loans” in the prospectus.

The servicer may convert its corporate form from a corporation organized under the laws of the State of Texas to a limited partnership organized under the laws of the State of Texas.  We cannot assure you whether such a conversion will take place or, if so, when.

As of [              ], the servicer serviced a portfolio of approximately [              ] one-to-four family conventional residential mortgage loans totaling approximately $[              ] billion.  The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer’s conventional loan servicing portfolio as of the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

Percentage of Total Portfolio
	June 30, 2003		December 31, 2002		December 31, 2001		December 31, 2000		December 31, 1999
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Period of Delinquency
31-60 days
61-90 days
91 days or more
Total Delinquency(1)

Loans in foreclosure

____________________

(1)  Totals may not sum due to rounding.

These statistics represent the recent experience of the servicer.  There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable.  In addition, these statistics are based on all of the one-to-four family residential mortgage loans in the servicer’s servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards.  Not all the mortgage loans in the servicer’s servicing portfolio constitute non-conforming credits.  Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust’s mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer’s one-to-four family conventional residential mortgage loan servicing portfolio.  The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

•

the value of real estate securing the mortgage loans; and

•

the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchase

The servicing fee rate applicable to each mortgage loan, and with respect to each distribution date, equals the scheduled principal balance of the mortgage loan on the first day of the due period with respect to such distribution date multiplied by one-twelfth of:  (i) approximately [         ]% per annum for such of the first ten distribution dates following the closing date, (ii) approximately [         ]% per annum for the eleventh through thirtieth distribution dates, inclusive, following the closing date, (iii) approximately [         ]% per annum for the thirty-first through forty-eighth distribution dates, inclusive, following the closing date and (iv) approximately [         ]% per annum for the forty-ninth distribution date following the closing date and each distribution date thereafter.  A due period is the period from and including the second day of a month to and including the first day of the following month.  In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation.  The servicer must pay certain insurance premiums and ongoing expenses.  The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

The servicer will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer’s determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

Before each distribution date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer believes that the advance is non-recoverable.  Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

•

late collections in respect of such loan;

•

insurance proceeds in respect of such loan; and

•

net liquidation proceeds in respect of such loan.

The servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified.  In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement.  If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance.  The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreement for the trust.  If so specified in the agreement, the servicer may be terminated upon the occurrence of one or more specified events (including events related to the performance of the mortgage loans).  See “Servicing of Mortgage Loans — Advances” in the prospectus.

In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the distribution account on or before the distribution date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the servicing fee payable with respect to such distribution date (such payment, “Compensating Interest”).  If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

The Master Servicer

Saxon Mortgage, Inc., will act as master servicer of the mortgage loans.  The master servicer will:

•

supervise the servicing of the mortgage loans;

•

provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

•

make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance;

•

make payments of compensating interest to the extent the servicer has failed to make any such payments; and

•

appoint a successor servicer if a servicer is terminated.

The master servicer is entitled to a master servicing fee, payable on each distribution date, in the amount equal to one-twelfth of [         ]% per annum multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such distribution date.  The master servicer will pay the trustee its monthly fees and expenses out of the master servicing fee.

PREPAYMENT AND YIELD CONSIDERATIONS

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered notes will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

•

payments prior to stated maturity;

•

liquidations due to defaults;

•

casualties and condemnations; and

•

repurchases of mortgage loans by the depositor.

If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered note at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield.  If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered note at a premium the actual yield to that investor will be lower than such investor’s anticipated yield.

The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

•

the age of the mortgage loans;

•

the geographic locations of the properties securing the loans;

•

the extent of the mortgagors’ equity in the properties;

•

changes in the mortgagors’ housing needs, job or employment status; and

•

the credit quality of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered notes.  The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan.  As a result of such earlier determination, the yield to investors may be adversely affected.  Similarly, the purchase by the servicer or the master servicer of any Nonrecoverable Mortgage Loan in exercise of the option to purchase a delinquent loan, or by the master servicer as part of an optional termination, may result in reduced yields on the notes, and in particular, subordinate classes.  The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer, an affiliate of the initial holder of the residual certificate.  As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.

The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of that note will be paid to the investor.  The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered notes will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid.  These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the related offered notes to maintain overcollateralization at levels required as set forth in the agreement.  See “Description of the Offered Notes — Excess Interest” herein.  The level of Excess Interest available on any payment date will be influenced by, among other things:

•

The overcollateralization level of the mortgage loans.  This means the extent to which interest on the mortgage loans is accruing on a principal balance higher than the aggregate principal amounts of the notes;

•

The loss experience of the mortgage loans.  For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

•

The extent to which the Weighted Average Net Rate of the loans in all groups exceeds the weighted average of the interest rates of the offered notes; and

•

The extent to which the compensation of the servicer increases over the life of a mortgage loan.  As described herein, the initial servicing fee rate of [         ]% increases to [         ]% in later periods, therefore substantially reducing excess cash flow.

No assurances can be given as to the amount of Excess Interest or excess cap payments distributable at any time or in the aggregate.

Mandatory Prepayment

Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first distribution date after the end of the pre-funding period will be applied as a payment of principal on the notes as described in this prospectus supplement under the heading “Description of the Offered Notes — Payments” herein.  The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans.  It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount.  Consequently, noteholders will receive some prepayment of principal.  See “Description of the Offered Notes — Pre-Funding Account.”

Prepayments and Yields for Offered Notes

All of the mortgage loans in group I are or will be fixed rate mortgage loans.  The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years.  In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Approximately [         ]% and [         ]% (by principal balance) of the mortgage loans in group II and group III, respectively, are or will be adjustable rate mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.  Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  The Class [        ] Notes will generally reflect the prepayment experience of the group II mortgage loans, and the Class [        ] Notes will generally reflect the prepayment experience of the group III mortgage loans.  The subordinate notes will generally reflect the prepayment experience of all the mortgage loans in the trust.

The principal balance of the Class [   ] Notes and the Class [   ] Notes and all interest accrued and unpaid thereon will be payable in full on [             ] (the "Maturity Date").  See “The Agreement — Events of Default.”  The actual final Payment Date for the Notes could be substantially earlier than the Maturity Date.

The actual final payment date with respect to each class of offered notes could occur significantly earlier than its Maturity Date because:

•

Excess Interest will be applied to maintain overcollateralization,

•

prepayments are likely to occur which will be distributed in reduction of the related principal amounts, and

•

the master servicer will have the right to purchase all of the mortgage loans on any payment date when the aggregate principal balance of the mortgage loans has declined to 10% or less of the sum of:

•

the aggregate principal balance of the initial mortgage loans as of the cut off date, and

•

any amounts deposited in the pre-funding account on the closing date.

The actual final payment date with respect to each class of the offered notes will also be affected by the default and recovery experience of the mortgage loans.  The actual final payment date of the offered notes may be earlier than the Maturity Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption.  As described herein, the group I mortgage loans consist entirely of fixed rate mortgage loans and the group II and group III mortgage loans consist of fixed rate and adjustable rate mortgage loans.  A separate prepayment assumption has been calculated for the fixed rate and the adjustable rate mortgage loans.  Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period.  With respect to the fixed rate mortgage loans, 100% of the prepayment assumption (Scenario IV for such loans) assumes prepayment rates of 2.20% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional 2.20% per annum in each month thereafter up to and including the tenth month.  Beginning in the tenth month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of 22% per annum.  With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption (Scenario IV for such loans) assumes prepayment rates of 4.00% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately 1.4762% per annum in each month thereafter up to and including the twenty-second month.  Beginning in the twenty-second month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of 35% per annum.  As used in the tables below, 0% prepayment assumption (Scenario I for any loan) assumes prepayment rates equal to 0% of the prepayment assumption.  No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

•

the mortgage loans of the related group or groups prepay at the indicated percentage of the related prepayment assumption;

•

payments on the offered notes are received, in cash, on the 25th day of each month, commencing in [                ], in accordance with the payment priorities set forth in this prospectus supplement;

•

no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•

scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in [              ], and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in [              ], and include 30 days’ interest thereon;

•

six month LIBOR remains constant at [         ]%;

•

one month LIBOR is equal to [         ]%;

•

the closing date for the offered certificates is [              ];

•

the servicer’s fee is calculated as described in this prospectus supplement under “The Mortgage Loan Pool¾Servicing and Other Compensation and Payment of Expenses; Repurchase;”

•

there is zero reinvestment income on all amounts in the payment account;

•

interest from amounts on deposit in the pre-funding account is not available as Extra Principal Payment Amounts;

•

subsequent mortgage loans are acquired during the month indicated in the following mortgage loan characteristics tables;

•

the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

•

the assumed level of the applicable index and

•

the respective gross margin;

•

for purposes of the “Weighted Average Life—Optional Termination” in the tables, the offered notes are redeemed on the initial Clean-Up Call Date; and

•

each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount used in preparing the following tables.

Initial Group I Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Remaining IO Term to Maturity (months)

Subsequent Group I Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Remaining IO Term to Maturity (months)

__________________________

(1)

Subsequent mortgage loans are conveyed to the trust after the first distribution date.

Initial Group II Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Remaining IO Term to Maturity (months)

Initial Group II Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Roll	Next Reset (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining IO Term to Maturity (months)

Subsequent Group II Fixed Rate Mortgage Loan Characteristics(1)

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Remaining IO Term to Maturity (months)

(1)

Subsequent mortgage loans are conveyed to the trust after the first distribution date.

Subsequent Group II Adjustable Rate Mortgage Loan Characteristics(1)

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Roll	Next Reset (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining IO Term to Maturity (months)

Initial Group III Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Remaining IO Term to Maturity (months)

Initial Group III Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Roll	Next Reset (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining IO Term to Maturity (months)

Subsequent Group III Fixed Rate Mortgage Loan Characteristics(1)

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Remaining IO Term to Maturity (months)

(1)

Subsequent mortgage loans are conveyed to the trust after the first distribution date.

Subsequent Group III Adjustable Rate Mortgage Loan Characteristics(1)

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Roll	Next Reset (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining IO Term to Maturity (months)

________________

(1)

Subsequent mortgage loans are conveyed to the trust after the first distribution date.

PREPAYMENT SCENARIOS

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII

Fixed Rate Prepayment Assumption:	0%	50%	75%	100%	125%	150%	175%
Adjustable Rate Prepayment Assumption:	0%	50%	75%	100%	125%	150%	175%

The following tables set forth the approximate percentages of the initial principal amount of the offered certificates that would be outstanding after the distribution date occurring in each month shown assuming the clean-up call is not exercised, and the approximate weighted average life in years of the offered certificates, based on prepayment scenarios described in the table above entitled “Prepayment Scenarios.”  The percentages have been rounded to the nearest 1%.

PERCENTAGE OF INITIAL PRINCIPAL AMOUNT

[INSERT DEC TABLES]

Payment Delay Feature

The effective yield to the holders of the Class [       ] Notes, will be lower than the yield otherwise produced by the related interest rate and the purchase price of those notes because principal and interest payments will not be payable to holders until at least the 25th day of the month following the month of accrual (without any additional payments of interest or earnings thereon in respect of such delay).

DESCRIPTION OF THE OFFERED NOTES

General

The notes to be issued by the trust will consist of:

[Describe Notes]

Significant defined terms that are necessary to develop an understanding of the manner in which payments will be made on the offered notes appear in the Glossary at the end of this prospectus supplement.

Persons in whose names notes are registered in the note register maintained by the trustee are the holders of the notes.  For as long as the offered notes are in book entry form with DTC, the only holder of the offered notes (as the term holder is used in the agreement) for the trust will be Cede & Co., a nominee of DTC.  No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner’s notes, except in the event that physical certificates are issued under limited circumstances set forth in the agreement.  All references in this prospectus supplement and the accompanying prospectus to the holders of offered notes shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the agreement.  See “Description of the Offered Notes — Book-Entry Registration of the Offered Notes” herein.

As described under  “The Mortgage Loan Pool,” the mortgage loan pool is divided into group I, which contains mortgage loans having fixed interest rates and group II and group III, which each contain mortgage loans having fixed and adjustable interest rates.

The agreement requires that the trustee create a payment account.  All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments.  The trust will not be entitled to receive earnings on such investments.  See “The Agreement — Administration of Accounts” in the prospectus.

One day prior to the related payment date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the payment account an amount equal to the interest funds and principal funds (less the master servicing fee for that payment date) with respect to each group for that payment date.

Payments

General.  Payments on the Class [            ] Notes will be made on each payment date to holders of record as of the last business day of the month immediately preceding the calendar month in which the payment date occurs, or the closing date in the case of the first payment date, in an amount equal to the product of the holder’s percentage interest and the amount to be paid to that class on the payment date.  Payments on the Class [            ] Notes will be made on each payment date to holders of record as of the business day immediately preceding that payment date in an amount equal to the product of the holder’s percentage interest and the amount to be paid to that class on the payment date.  The percentage interest represented by any note will be equal to the percentage obtained by dividing the principal amount of the note by the principal amount of all notes of the same class.

Payments of Interest.  On each payment date, the amount of interest payable with respect to the Class [            ] Notes is the interest which has accrued on those notes at the related interest rate during the calendar month immediately preceding the calendar month in which the payment date occurs.  On each payment date, interest payable with respect to the Class [            ] Notes is the interest which has accrued on those notes at the then applicable interest rate from and including the preceding payment date (or from the closing date in the case of the first payment date) to and including the day prior to the current payment date.  Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related payment date.

All calculations of interest on the Class [            ] Notes will be made on the basis of a 360 day year assumed to consist of twelve 30-day months (30/360).  All calculations of interest on the Class [            ] Notes will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

On each payment date, the Interest Funds with respect to each group will be distributed in the following order of priority:

[To Be Provided As Applicable]

The “Interest Rate” for each Class of Notes will be the per annum rate for such class set forth on page S-[   ].

Payments of Principal.  On each payment date, the Principal Payment Amount for that payment date with respect to each group is required to be distributed as follows:

[To Be Described As Applicable]

Excess Interest

On each payment date, Interest Funds from each group not otherwise required to be paid as described under “—Payments—Payments of Interest” will be paid in the following order of priority:

[To Be Described As Applicable]

The level of Excess Interest will depend on, among other things:

•

the overcollateralization level of the mortgage loans;

•

the loss experience of the mortgage loans;

•

the level of one month LIBOR and the indices for the adjustable rate mortgage loans;

•

rate of prepayments on the mortgage loans;

•

the servicing fee at any time (which escalates over time as described herein); and

•

the extent to which the weighted average of the net rates of the loans in all loan groups exceeds the weighted average of the interest rates of the offered notes.

No assurance can be given as to the levels of Excess Interest at any time.  For a more detailed description of the factors affecting the levels of Excess Interest see “Prepayment and Yield Considerations—General.”

Overcollateralization

On the closing date, the outstanding scheduled principal balance of the mortgage loans, together with the amount on deposit in the pre-funding account is expected to exceed the aggregate principal balance of the Class [          ] Notes by approximately $[                         ], which represents approximately [             ]% of the sum of (i) the scheduled principal balance of the mortgage loans as of [                         ] and (ii) amounts in the pre-funding account as of the closing date.  As described in this prospectus supplement, excess interest payments will be applied to make additional principal payments to the notes to the extent necessary to maintain overcollateralization at levels required under the agreement.

Cap Agreement Reserve Funds

[To Be Described As Applicable]

Pre-Funding Account

On the closing date, the seller will deposit approximately $[                         ] into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the certificates.  Approximately $[                         ] of the original pre-funded amount will be used to acquire group I subsequent mortgage loans, approximately $[                         ] of the original pre-funded amount will be used to acquire group II subsequent mortgage loans and approximately $[                         ] of the original pre-funded amount will be used to acquire group III subsequent mortgage loans, in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

•

the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

•

[                         ].

The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the agreement for the trust.  Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be paid to holders of the group I notes, group II notes and group III notes, respectively, then entitled to payments of principal on the first payment date thereafter as a prepayment of principal in reduction of the related principal amounts.  This will result in an unscheduled payment of principal in respect of the related notes on that date.

Amounts on deposit in the pre-funding account will be invested in permitted investments.  All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the holder of the residual certificate.

Calculation Agent

The master servicer has appointed [                                              ] to serve as calculation agent for the trust.  As calculation agent, [                                              ] will be responsible for calculating and distributing to holders of certificates all amounts of principal and interest due on each distribution date.

Calculation of One Month LIBOR

On each interest determination date, which is the second business day preceding each distribution date (or, in the case of the first accrual period, [                         ]), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date.  If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period).  The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book-Entry Registration of the Offered Notes

The offered notes will be book-entry notes.  Beneficial owners may elect to hold their book-entry notes directly through DTC in the United States or upon request Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants.  The book-entry notes will be issued in one or more notes per class of offered notes which in the aggregate equal the principal amount of the offered notes and will initially be registered in the name of Cede & Co., the nominee of DTC.  See “Registration of the Offered Securities — Book-Entry Registration” and “— Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

THE AGREEMENT

The notes will be issued in accordance with an indenture to be dated as of [                     ], among the trust and the indenture trustee.  In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement.  See also “The Agreement — The Trustee,” “— Administration of Accounts,” “— Events of Default and Remedies,” “— Amendment” and “— Termination” in the prospectus.

Formation of the Trust

On the closing date, the depositor will create and establish the trust under the trust agreement and will sell without recourse the initial mortgage loans to the trust, and the trust will pledge the initial mortgage loans and amounts on deposit in the pre-funding account to the indenture trustee to secure payment on the notes.  During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust.  The prospectus contains important additional information regarding the terms and conditions of the notes.  The depositor will provide to any prospective or actual holder of offered notes, upon written request, a copy of the indenture and the sale and servicing agreement without exhibits.  Requests should be addressed to Saxon Asset Securities Company, 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060, Attention: Secretary.

The trust will consist of:

•

the mortgage loans;

•

prepayment penalties to the extent described in this prospectus supplement;

•

[three interest rate cap agreements and the related reserve funds];

•

those assets that are held in any account held for the benefit of the noteholders;

•

any mortgaged premises acquired on behalf of the trust by foreclosure or by deed in lieu of foreclosure;

•

the rights of the trust to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

•

certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

The offered notes will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

Reports to Noteholders

On each payment date, the master servicer will report or cause to be reported to each holder of an offered note, by posting to the indenture trustee’s website [                                       ] or other means of reporting described in the agreement:

•

with respect to each class of offered notes based on a note in the original principal amount of $1,000:

•

the amount of the aggregate payment on such payment date;

•

the amount of the payment allocable to interest;

•

the amount of the payment allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein;

•

the principal amount after giving effect to any payment allocable to principal;

•

the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

•

the Realized Losses for each group for the related period and cumulatively since the cut off date;

•

the largest mortgage loan balance outstanding in each group;

•

the prepayment penalties due from borrowers, collected by the servicer or the master servicer, in each case for the related prepayment period;

•

the servicing fees and master servicing fees allocable to each group;

•

one month LIBOR on the most recent interest determination date;

•

any amounts paid pursuant to the terms of the interest rate cap agreements;

•

the interest rates for each class (and whether such rates have been capped); and

•

for each payment date during the pre-funding period, the amount, if any, on deposit in the pre-funding account.

Noteholders may obtain assistance in operating the trustee’s website by calling the trustee’s investor relations department at [                         ].

Delivery and Substitution of Mortgage Loans

The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter.  Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage loan pool, as set forth above.  See “The Trusts — The Mortgage Loans — General,” and “— Substitution of Mortgage Loans” in the prospectus.

The Trustee

[To Be Described As Applicable]

Voting Rights

[To Be Described As Applicable]

Termination

The trust will terminate upon the payment to the holders of all notes of all amounts required to be paid to the holders and upon the last to occur of:

•

the final payment or other liquidation, or any related advance, of the last mortgage loan; and

•

the disposition of all property acquired in respect of any mortgage loan remaining in the trust.

By the Master Servicer.  At its option, the master servicer may, on any payment date when the aggregate principal balance of the mortgage loans is an amount equal to or less than 10% of the sum of:

•

the aggregate principal balances of the initial mortgage loans as of the cut off date; and

•

any amounts initially deposited in the pre-funding account,

purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month’s interest computed as provided in the agreement.  The date on which this optional repurchase is made is known as the Clean-Up Call Date.

Sale of Mortgage Loans

In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

•

the original mortgage note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original mortgage note directly to such custodian);

•

the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

•

each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

•

if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

•

except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

•

if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

On the closing date, the depositor will also assign to the trustee all the depositor’s right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties.  Such representations and warranties include, among others, in the case of the mortgage loans in group II, that (i) no such mortgage loan was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no proceeds from any such mortgage loan were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each such mortgage loan its borrower credit files to all three credit repositories in a timely manner and (iv) no prepayment penalty is payable on any such mortgage loan for a period in excess of five years following origination.  Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the notes, the discovering party will promptly notify the depositor and the seller.  The seller will have 90 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan.  See “Origination of Mortgage Loans —Representations and Warranties” in the prospectus.

Events of Default

The master servicer will have the right to direct the termination of the servicer if the servicer is in breach under the agreement.  In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the agreement, including the obligation to make advances.  See “The Mortgage Loan Pool —Advances and Payment of Compensating Interest” herein.  If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  See “Servicing of Mortgage Loans” in the prospectus.

In addition, upon the occurrence of a “servicing trigger event” as described in the agreement, the trustee will, upon direction of a majority of the holders of outstanding notes, remove the servicer and appoint a successor servicer.

Governing Law

The agreement and each note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Tax Classification of the Trust and of the Notes

In the opinion of McKee Nelson, LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments.  In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.  The remainder of this discussion, other than the portion captioned “—Possible Alternative Treatment of the Notes,” assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

In the opinion of McKee Nelson, LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool (a “TMP”) within the meaning of section 7701(i)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).  Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a real estate investment trust (a “REIT”) under the Code holds directly or indirectly through one or more wholly owned subsidiaries a 100% ownership interest in the Residual Certificate.

[Saxon Mortgage, Inc.] (“Saxon”) will hold through Saxon Asset Securities, Inc., its wholly owned subsidiary, a 100% ownership interest in the Residual Certificate and Saxon represents that it qualifies as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax.  If Saxon were to fail to qualify as a REIT, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation.  A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes.  Any such reduction would first affect the most subordinate Class of Notes outstanding before it would affect any Classes senior thereto.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with original issue discount (“OID”).  Generally, this means that a beneficial owner of that Note would be required to include such interest in income as OID on a constant yield to maturity basis.  See “Material Federal Income Tax Consequences─ Taxation of Securities Treated as Debt Instruments─ Interest Income and OID” in the Prospectus.  The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to [      ] of the Prepayment Assumption as set forth under “Yield, Loss and Principal Payment Considerations – Modeling Assumptions” above.  No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a Class of Notes did not represent debt instruments for federal income tax purposes, those Notes might be treated as equity interests in the Trust.  If, as a result, a REIT did not hold 100% of the equity in the Trust, the Trust could be subject to corporate income tax.  Moreover, if a Class of Notes represented equity in the Trust, payments of interest on that Class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Notes.  State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA CONSIDERATIONS

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the plan assets of the foregoing (each, a “Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan.  Under a regulation issued by the United States Department of Labor (the “Plan Asset Regulations”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Although there is little guidance on the subject, the issuer believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a Plan.

Purchases of the Notes

Without regard to whether the notes are considered an “equity interest” in the issuer under the Plan Asset Regulations, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the issuer, the trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, certain prohibited transaction class exemptions (“PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note.  Included among these exemptions are:  PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”) (“Investor-Based Exemptions”).  Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans, are referred to herein as “Benefit Plans.”

The notes should not be purchased with the assets of a Benefit Plan if the depositor, the indenture trustee, the trustee, the underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

Each purchaser and transferee of a note will be deemed to represent and warrant to the issuer that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

RATINGS

It is a condition of the issuance of the offered notes that they receive ratings as set forth on page S-[   ].

The ratings do not represent any assessment of the likelihood or rate of principal prepayments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The security rating assigned to the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by Standard & Poor’s Rating Servicing, a division of the McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch Ratings (“Fitch”) to mortgage-backed notes address the likelihood of the receipt by noteholders of all payments to which noteholders are entitled.  S&P’s, Moody’s, and Fitch’s ratings address the structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans.  S&P’s, Moody’s, and Fitch’s ratings on mortgage-backed notes do not represent any assessment of the likelihood or rate of principal prepayments.

The initial ratings assigned to the offered notes do not address the possibility that holders of the offered notes might suffer a lower than anticipated yield in the event of principal payments on the offered notes resulting from rapid prepayments of the mortgage loans as described herein, or in the event that the trust fund is terminated before the expected maturity date of the offered notes.  The ratings on the offered notes do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

LEGAL INVESTMENT CONSIDERATIONS

Upon the termination of the pre-funding period, the Class [                    ] Notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.  As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.  In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.  Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.

USE OF PROCEEDS

The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the offered notes.  Net proceeds from the sale of the offered notes less the original pre-funded amount will represent, together with the private notes, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

LEGAL MATTERS

Legal matters relating to the validity of the issuance of the notes will be passed upon for the depositor and the seller by McKee Nelson LLP.  Legal matters relating to the validity of the offered notes will be passed upon for the underwriters by Hunton & Williams LLP.

UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement, the depositor has agreed to cause the trust to sell to the underwriters named below the following principal amounts of offered notes.

[Table To Be Inserted As Applicable]

The underwriting agreement provides that the underwriters are obligated to purchase all of the offered notes if any are purchased.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered notes may be terminated.

The underwriters will offer the offered notes for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The underwriters may do so by selling the offered notes to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered notes for whom they may act as agents.  In connection with the sale of the offered notes, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered notes for whom they may act as agent.  The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor expects to receive net proceeds (including accrued interest) of approximately $[                ] before deducting expenses payable by it of approximately $[           ].

The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

There is currently no secondary market for the offered notes.  Each underwriter intends to make a secondary market in the offered notes offered by that underwriter but has no obligation to do so.  There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue.

Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

GLOSSARY

Appendix A:

Pool Information

Group I, Group II, and Group III Mortgage Loans

$[                         ]

Saxon Asset Securities Trust [                         ]

Saxon Asset Securities Company,

as Depositor

Mortgage Loan Asset Backed Notes

Series [                         ]

[UNDERWRITERS]

Prospectus Supplement

[                            ]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$245,571.92
Legal fees and expenses*	**
Accounting fees and expenses*	**
Blue Sky fees and expenses*	**
Rating Agency fees*	**
Owner Trustee fees and expenses*	**
Indenture Trustee fees and expenses*	**
Credit Enhancer*	**
Printing and engraving*	**
Miscellaneous*	**
Total	$245,571.92

*

Estimated in accordance with Item 511 of Regulation S-K.

**

To be filed by amendment.

Item 15. Indemnification of Directors and Officers.

Article 10 of the Virginia Stock Corporation Act provides in substance that Virginia corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.  The Virginia Stock Corporation Act also provides that Virginia corporations may purchase insurance on behalf of any such director, officer, employee or agent.

Under certain sales agreements entered into by the depositor and various transferors of mortgage-related collateral, such transferors are obligated to indemnify the depositor against certain expenses and liabilities.

Reference is made to the Standard Terms to Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits.

1.1*	Form of Underwriting Agreement.
4.1*	Form of Pooling and Servicing Agreement (including Forms of Certificates).
4.2	Form of Trust Agreement (filed herewith).
4.3	Form of Indenture (filed herewith).
4.4**	Form of Sale and Servicing Agreement.
5.1	Opinion of McKee Nelson LLP, with respect to legality (filed herewith).
8.1	Opinion of McKee Nelson LLP, with respect to tax matters (included in its opinion filed as Exhibit 5.1).
23.1	Consent of McKee Nelson LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of McKee Nelson LLP (included in its opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (see signature page to this Registration Statement).

*

Incorporated herein by reference to Registration Statement No. 333-67170.

**

To be filed by amendment.

Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

That,

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Glen Allen, Commonwealth of Virginia, on January 9, 2004.

SAXON ASSET SECURITIES COMPANY

By: /s/ Ernest G. Bretana

Ernest G. Bretana

Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on January 9, 2004 by the following persons in the capacities indicated. Each person whose signature appears below hereby constitutes and appoints Michael L. Sawyer, Ernest G. Bretana and Dean A. Christiansen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf, in any and all capacities, to execute and file the registration statement on Form S-3 relating to mortgage loan asset backed certificates or notes and any or all amendments or supplements to the registration statement.

Signature	Title	Date

/s/ Michael L. Sawyer Michael L. Sawyer	President and Director	January 9, 2004
/s/ Ernest G. Bretana Ernest G. Bretana	Vice President	January 9, 2004
/s/ Dean A. Christiansen Dean A. Christiansen	Director	January 9, 2004

EXHIBIT INDEX

1.1*

Form of Underwriting Agreement.

4.1*

Form of Pooling and Servicing Agreement (including Forms of Certificates).

4.2

Form of Trust Agreement (filed herewith).

4.3

Form of Indenture (filed herewith).

4.4**

Form of Sale and Servicing Agreement.

5.1

Opinion of McKee Nelson LLP, with respect to legality (filed herewith).

8.1

Opinion of McKee Nelson LLP, with respect to tax matters (included in its opinion filed as Exhibit 5.1).

23.1

Consent of McKee Nelson LLP (included in its opinion filed as Exhibit 5.1).

23.2

Consent of McKee Nelson LLP (included in its opinion filed as Exhibit 5.1).

24.1

Powers of Attorney (see signature page to this Registration Statement).

*

Incorporated herein by reference to Registration Statement No. 333-67170.

**

To be filed by amendment.

Exhibit No. 4.2

SAXON ASSET SECURITIES COMPANY [         ] TRUST [         ]

TRUST AGREEMENT

among

SAXON ASSET SECURITIES COMPANY,
as Depositor,

[                                        ],

as Owner Trustee

and

[                           ],

as Administrator

Dated as of [                 ]

Page

ARTICLE I  DEFINITIONS

1

Section 1.01  Definitions.

1

Section 1.02  Other Definitional Provisions.

4

ARTICLE II  ORGANIZATION

4

Section 2.01  Name

4

Section 2.02  Office

5

Section 2.03  Purpose and Powers

5

Section 2.04  Appointment of the Owner Trustee

5

Section 2.05  Initial Capital Contribution; Declaration of Trust.

6

Section 2.06  Issuance of Initial Investor Certificates

6

Section 2.07  Liability of the Holder of the Investor Certificates

6

Section 2.08  Situs of Trust

6

Section 2.09  Title to Trust Property.

7

Section 2.10  Representations and Warranties of the Depositor

7

Section 2.11  Tax Treatment

8

Section 2.12  Investment Company

8

ARTICLE III  THE INVESTOR CERTIFICATES AND TRANSFERS OF

INTERESTS

9

Section 3.01  The Investor Certificates

9

Section 3.02  Execution, Authentication and Delivery of Investor Certificates

9

Section 3.03  Registration of and Limitations on Transfers and Exchanges of

Investor Certificates

9

Section 3.04  Lost, Stolen, Mutilated or Destroyed Investor Certificates

11

Section 3.05  Persons Deemed Certificateholders

11

Section 3.06  Access to List of Certificateholders’ Names and Addresses

12

Section 3.07  [Reserved]

12

Section 3.08  Maintenance of Office or Agency

12

Section 3.09  Certificate Paying Agent.

12

Section 3.10  Initial Certificate Ownership

14

ARTICLE IV  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

14

Section 4.01  Certificate Distribution Account

14

Section 4.02  Application of Trust Funds.

14

Section 4.03  Method of Payment

15

Section 4.04  Tax Returns

15

Section 4.05  Segregation of Moneys; No Interest

16

ARTICLE V  AUTHORITY AND DUTIES OF THE OWNER TRUSTEE;

ACTION BY CERTIFICATEHOLDERS

16

Section 5.01  General Authority

16

Section 5.02  General Duties.

16

Section 5.03  Action Upon Instruction.

17

Section 5.04  No Duties Except as Specified under Specified Documents or in

Instructions

17

Section 5.05  Restrictions.

18

Section 5.06  Prior Notice to Certificateholders with Respect to Certain Matters

18

Section 5.07  Action by Certificateholders with Respect to Certain Matters.

20

Section 5.08  Action by Certificateholders with Respect to Bankruptcy

20

Section 5.09  Restrictions on Certificateholders’ Power

21

Section 5.10  Majority Control

21

ARTICLE VI  CONCERNING THE OWNER TRUSTEE

21

Section 6.01  Acceptance of Trusts and Duties

21

Section 6.02  Furnishing of Documents

22

Section 6.03  Books and Records

22

Section 6.04  Representations and Warranties.

22

Section 6.05  Reliance; Advice of Counsel.

24

Section 6.06  Not Acting in Individual Capacity

24

Section 6.07  Owner Trustee Not Liable for Investor Certificates or Collateral

24

Section 6.08  Owner Trustee May Own Investor Certificates and Notes

25

Section 6.09  Licenses

25

ARTICLE VII  INDEMNIFICATION AND COMPENSATION

25

Section 7.01  Trust Expenses

25

Section 7.02  Indemnification

25

Section 7.03  Compensation

26

Section 7.04  Lien on Trust Estate

26

ARTICLE VIII  TERMINATION OF AGREEMENT

26

Section 8.01  Termination of Agreement.

26

ARTICLE IX  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL

OWNER TRUSTEES

27

Section 9.01  Eligibility Requirements for Owner Trustee

27

Section 9.02  Resignation or Removal of Owner Trustee

28

Section 9.03  Successor Owner Trustee

28

Section 9.04  Merger or Consolidation of Owner Trustee

29

Section 9.05  Appointment of Co-Trustee or Separate Trustee

29

ARTICLE X  MISCELLANEOUS

30

Section 10.01  Supplements and Amendments

30

Section 10.02  No Legal Title to Trust Estate in Certificateholders

31

Section 10.03  Pledge of Collateral by Owner Trustee Is Binding

32

Section 10.04  Limitations on Rights of Others

32

Section 10.05  Notices

32

Section 10.06  Severability

32

Section 10.07  Separate Counterparts

32

Section 10.08  Successors and Assigns

33

Section 10.09  Headings

33

Section 10.10  Governing Law

33

Section 10.11  No Petition

33

Section 10.12  No Recourse

33

ARTICLE XI  OFFICERS

33

Section 11.01 Appointment of Officers

33

Section 11.02 Officers to Provide Information to the Owner Trustee.

34

Section 11.03 [Grant of Rights to Note Insurer.

34

Section 11.04 [Third Party Beneficiary.

34

Section 11.05 [Suspension and Termination of Note Insurer’s Rights.

34

Section 11.06 [Fiduciary Obligation to Certificateholders.

35

Exhibit A

–

Form of Investor Certificate

Exhibit B

–

[Reserved]

Exhibit C

–

Form of Certificate of Trust of Saxon Asset Securities Company [         ]

Trust [     ]

Exhibit D

–

Form of Rule 144A Investment Letter

Exhibit E

–

[Reserved]

Exhibit F

–

Form of Certificate of Non-Foreign Status

This TRUST AGREEMENT, dated as of [                     ], by and among SAXON ASSET SECURITIES COMPANY, a Virginia corporation (the “Depositor”), [                        ], a [                   ], as Owner Trustee (the “Owner Trustee”), and [                    ], a [                     ], as Administrator (the “Administrator”).

WHEREAS, pursuant to the Sale and Servicing Agreement entered into simultaneously with this Trust Agreement, the Depositor intends to sell, transfer and assign to a [Delaware] statutory trust created hereunder certain mortgage loans and related assets (collectively, the “Collateral”), which statutory trust would then pledge such Collateral under an indenture in order to secure the issuance of the Notes, the net proceeds of which would be applied toward the purchase of the Collateral.

WHEREAS, the Depositor, the Owner Trustee and the Administrator desire to enter into this Agreement in order to effect the foregoing.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below.

Actual Knowledge:  With respect to the Owner Trustee or the Administrator, any officer within the Corporate Trust Office of the Owner Trustee responsible for administering the Trust hereunder, or under the Operative Agreements, who has actual knowledge of an action taken or an action not taken with regard to the Trust.  Actions taken or actions not taken of which the Owner Trustee or the Administrator should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder.

Agreement or Trust Agreement:  This Trust Agreement and any amendments or modifications hereof.

Authorized Officer:  With respect to the Trust, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Assistant Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Trust and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (if the Administrator is not the Indenture Trustee) (as such list may be modified or supplemented from time to time thereafter).

Bank:  [                ] in its individual capacity and not as Owner Trustee under this Agreement.

Certificate of Non Foreign Status:  The certificate delivered pursuant to Section 3.03 hereof in the form of Exhibit F.

Certificate of Trust:  The certificate of trust, and any amendments thereto to be filed by the Owner Trustee for the Trust pursuant to [Section 3810(a) of the Statutory Trust Statute].

Certificate Paying Agent:  Initially, the Administrator, in its capacity as Certificate Paying Agent pursuant to Section 3.09, or any successor to the Administrator in such capacity.

Certificate Register:  The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Investor Certificates and of transfers and exchanges of such Investor Certificates.

Certificate Registrar:  Initially, the Administrator, in its capacity as Certificate Registrar, or any successor to the Administrator in such capacity.

Certificateholder or Holder:  The Person in whose name an Investor Certificate is registered in the Certificate Register except that, any Investor Certificate registered in the name of the Issuer, the Owner Trustee, the Administrator, the Indenture Trustee or any Affiliate of any of the foregoing shall be deemed not to be outstanding and the registered Holders will not be considered a Certificateholder or a Holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or this Agreement.

Collateral:  As defined in the Indenture.

Corporate Trust Office:  With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [                     ]; or at such other address in the State of [Delaware] as the Owner Trustee may designate by notice to the Certificateholders, or the principal corporate trust office of any successor Owner Trustee (the address (which shall be in the State of [Delaware]) of which the successor owner trustee will notify the Certificateholders) and with respect to the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, is located at [                  ] and for purposes of presentment, surrender, and exchange of Investor Certificates at the office of its agent located at [                  ], or at such other address as the Certificate Registrar may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Noteholders and the Issuer.

Depositor:  Saxon Asset Securities Company, a Virginia corporation.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Expenses:  The meaning specified in Section 7.02.

Initial Holder:  [                               ].

Investor Certificate:  An equity certificate representing an undivided beneficial interest in the Trust in substantially the form annexed hereto as Exhibit A.

Master Servicer:  [Saxon Mortgage, Inc.] or any successor in interest, as servicer under the Sale and Servicing Agreement, or any successor servicer appointed thereunder.

Net Proceeds from the Notes:  The proceeds received by the Trust from time to time from the issuance and sale of its Notes, less the costs and expenses incurred in connection with the issuance and sale of such Notes.

Noteholders:  The holders from time to time of the Notes.

Officer:  Those officers of the Trust referred to in Article XI.

Opinion of Counsel:  One or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Depositor and who shall be satisfactory to the Owner Trustee and the Administrator, which opinion shall be addressed to the Owner Trustee and the Administrator.

Owner Trustee:  [                        ], not in its individual capacity but solely as trustee under this Agreement, and any successor trustee hereunder.

Percentage Interest:  With respect to any Investor Certificate, the percentage set forth on the face thereof.

Periodic Filings:  Any filings or submissions that the Trust is required to make with respect to the Notes, including without limitation filings pursuant to the Securities and Exchange Act of 1934, as amended, and filings with any stock exchange or self-regulatory organization.

Proposer:  The Certificateholder making a written request pursuant to Section 5.07.

Responsible Officer:  With respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject; and with respect to the Administrator, any officer with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject.

Sale and Servicing Agreement:  The Sale and Servicing Agreement dated as of [          ], by and among the Trust as Issuer, the Depositor, as seller, the Master Servicer, the Indenture Trustee and the Administrator, as such may be amended or supplemented from time to time.

Secretary of State:  The Secretary of State of the State of [Delaware].

Single Certificate:  An Investor Certificate representing a 100% Percentage Interest.

[Statutory Trust Statute:  Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq., as the same may be amended from time to time].

Trust:  The trust established pursuant to this Agreement which shall carry on its business operations under the name of “SAXON ASSET SECURTIES COMPANY [           ] TRUST [            ]”.

Section 1.02  Other Definitional Provisions.

(a)

Capitalized terms used herein and not defined herein shall have the same meanings assigned to them in the Sale and Servicing Agreement.

(b)

All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)

As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)

The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)

The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(f)

Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION

Section 2.01  Name.  The trust established under this Agreement shall be referred to as “SAXON ASSET SECURITIES COMPANY [            ] TRUST [          ]” in which name the Owner Trustee and the Officers may conduct the activities contemplated hereby, including the making and executing of contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02  Office.  The office of the Trust shall be in care of the Owner Trustee, at its Corporate Trust Office.

Section 2.03  Purpose and Powers.  The Trust shall have the power and authority to engage in any of the following activities:

(a)

to issue one or more Classes of Notes from time to time pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell, transfer and exchange such Notes and such Certificates;

(b)

with the proceeds of the sale of the Notes and the Certificates, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance of the Net Proceeds from the Notes to the Depositor in consideration of the transfer to the Trust of the Collateral;

(c)

to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

(d)

to enter into and perform its obligations under the Operative Agreements to which it is to be a party;

(e)

to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(f)

subject to compliance with the Operative Agreements, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions and payments to the Certificateholders and the Noteholders; and

(g)

to acquire, manage and hold, from time to time, various mortgage loans and related assets.

The Trust is hereby authorized to engage in the foregoing activities.  The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Operative Agreements.

Section 2.04  Appointment of the Owner Trustee.  The Depositor hereby appoints the Bank to act as Owner Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

The Owner Trustee is hereby authorized to execute this Agreement, the Indenture, the Administration Agreement, the Sale and Servicing Agreement and any other Operative Agreement on behalf of the Trust.  The Owner Trustee is hereby authorized to take all actions required or permitted to be taken by it in accordance with the terms of this Agreement.

Section 2.05  Initial Capital Contribution; Declaration of Trust.

(a)

The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1.  The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the Closing Date, of the foregoing contribution which shall constitute the initial corpus of the Trust Estate and shall be deposited in the Certificate Distribution Account.  The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

(b)

The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Operative Agreements.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the [Statutory Trust Statute] and that this Agreement constitute the governing instrument of such statutory trust. No later than the Closing Date, the Owner Trustee shall cause the filing of the Certificate of Trust with the Secretary of State.  Except as otherwise provided in this Agreement, the rights of the Certificateholders will be those of beneficial owners of the Trust.

Section 2.06  Issuance of Initial Investor Certificates.  Upon the formation of the Trust by the initial contribution by the Depositor pursuant to Section 2.05, the Owner Trustee will issue the Investor Certificates to the Initial Holder.

Section 2.07  Liability of the Holder of the Investor Certificates.  The Certificateholders shall be jointly and severally liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Trust Estate); provided, however, that the Certificateholders shall not be liable for payments required to be made under the Investor Certificates, or for any losses incurred by a Certificateholder in the capacity of an investor in the Investor Certificates or a Noteholder in the capacity of an investor in the Notes.  In addition, any third party creditors of the Trust (other than in connection with the obligations described in the following sentence for which the Certificateholders shall be liable) shall be deemed third party beneficiaries of this paragraph.  The Certificateholders shall be liable for any entity level taxes imposed on the Trust.  The obligations of the Certificateholders under this paragraph shall be evidenced by the Investor Certificates.

Section 2.08  Situs of Trust.  The Trust will be located in the State of [Delaware] and administered in the States of [Delaware] and [                 ].  All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of [Delaware], [             ] or the jurisdiction where the Indenture Trustee maintains bank accounts with respect to collections on the Collateral.  The only office of the Trust will be as described in Section 2.02 hereof.  The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of [Delaware].  Payments will be received by the Trust only from [Delaware], [                   ], the jurisdiction in which the Indenture Trustee or the Certificate Paying Agent maintain the Certificate Distribution Account or such other jurisdiction designated by the Depositor.

Section 2.09  Title to Trust Property.

(a)

Title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VIII hereof; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustee of the Trust, then title to that part of the Trust Estate shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article IX of this Agreement.

(b)

The Certificateholders shall have beneficial but not legal title to any part of the Trust Estate.  No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement  or the trusts created hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Trust Estate.

Section 2.10  Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Owner Trustee [the Note Insurer] and the Administrator as of the Closing Date, as follows:

(a)

The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Virginia, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and the legal right to acquire and own the Mortgage Loans.

(b)

The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c)

The Depositor has the power and authority to execute and deliver any Operative Agreement to which it is a party and to carry out its terms; the Depositor has full power and authority to sell and assign the Collateral to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement or any other Operative Agreement to which it is a party has been duly authorized by the Depositor by all necessary corporate action and, assuming the due authorization, execution and delivery of each such agreement by the other parties thereto, each such agreement constitutes a valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles.

(d)

The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Operative Agreements); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e)

There are no proceedings or investigations, pending or, to the best knowledge of the Depositor, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Operative Agreement to which the Depositor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Operative Agreement to which the Depositor is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Operative Agreement to which the Depositor is a party.

(f)

Assuming the offer and sale of the Investor Certificates are made under the circumstances contemplated by Section 4(2) of the Securities Act and Rule 144A promulgated thereunder, it is not necessary to register the Investor Certificates under the Securities Act.

(g)

This Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(h)

The representations and warranties of the Depositor made pursuant to the Sale and Servicing Agreement are true and correct.

Section 2.11  Tax Treatment.  It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Trust shall not be treated as (i) an association subject separately to taxation as a corporation, (ii) a “publicly traded partnership” as defined in Treasury Regulation Section 1.7704-1 promulgated under the Code or (iii) a “taxable mortgage pool” as defined in Section 7701(i) of the Code.  It is also the intention of the parties hereto that (i) the Notes qualify under applicable tax laws as indebtedness secured by the Collateral and (ii) the Trust formed hereby be disregarded as an entity separate from the holder of the Investor Certificate unless and until the date when either (a) there is more than one Investor Certificateholder or (b) any series of Notes is recharacterized as an equity interest in the Trust for federal income tax purposes.  In such event, the Trust is intended to be classified as a partnership for federal income tax purposes.  The Depositor, the Owner Trustee, the Administrator and any holder of an Investor Certificate agree to report the transactions contemplated hereby in accordance with the above stated intentions unless and until determined to the contrary by an applicable taxing authority, and the provisions of this Agreement shall be interpreted to further the above stated intentions.

Section 2.12  Investment Company.  Neither the Depositor nor any holder of an Investor Certificate shall take any action which would cause the Trust to become an “investment company” which would be required to register under the Investment Company Act of 1940, as amended.

ARTICLE III

THE INVESTOR CERTIFICATES AND TRANSFERS OF INTERESTS

Section 3.01  The Investor Certificates.  The Investor Certificates shall initially be issued as a single Certificate in definitive, fully registered form and shall initially be registered in the name of the Initial Holder.  The Investor Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee and authenticated in the manner provided in Section 3.02.  An Investor Certificate bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Investor Certificate or did not hold such offices at the date of authentication and delivery of such Investor Certificate.  A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person’s acceptance of an Investor Certificate duly registered in such Person’s name pursuant to Section 3.03.

Section 3.02  Execution, Authentication and Delivery of Investor Certificates.  Concurrently with the sale of the Collateral to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause any Investor Certificate issued hereunder to be executed and authenticated on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations.  No Investor Certificate shall entitle its Holder to any benefits under this Agreement or be valid for any purpose unless there shall appear on such Investor Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Owner Trustee or the Administrator, as the Owner Trustee’s authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Investor Certificate shall have been duly authenticated and delivered hereunder.  All Investor Certificates shall be dated the date of their authentication.

Section 3.03  Registration of and Limitations on Transfers and Exchanges of Investor Certificates.  The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Investor Certificates and of transfers and exchanges of Investor Certificates as herein provided; provided, however, that no Investor Certificates shall be issued in any such transfer and exchange representing less than a 25% Percentage Interest in such Certificates.  The Administrator shall be the initial Certificate Registrar.  If the Certificate Registrar resigns or is removed, the Owner Trustee, with the consent of the Depositor, shall appoint a successor Certificate Registrar.  The provisions of Sections 6.01, 6.03, 6.05, 7.01 and 7.02 (except with respect to the proviso in the last sentence of Section 7.02) shall apply to the Administrator also in its role as Certificate Registrar for so long as the Administrator shall act as Certificate Registrar and, to the extent applicable, to any other Certificate Registrar appointed hereunder.

Subject to satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Investor Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or cause the Administrator as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Investor Certificates evidencing in aggregate the Percentage Interest of the Investor Certificates so surrendered and dated the date of authentication by the Owner Trustee or the Certificate Registrar.  At the option of the Holder, Investor Certificates may be exchanged for other Investor Certificates evidencing in aggregate the Percentage Interest of the Investor Certificates to be surrendered in such exchange at the office or agency maintained pursuant to Section 3.08.

Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Investor Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates or any other expense arising as a result of any registration of transfer or exchange.

The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register transfer or exchanges of Investor Certificates for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates.

Except for the initial transfer of the Single Certificate to the Initial Holder, no Person shall become a Certificateholder until it shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit F hereto.

No transfer of an Investor Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws.  Except in the case of the initial transfer of the Single Certificate to the Initial Holder, in the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (i) an investment letter (in the form attached hereto as Exhibit D) certifying to the Trust, the Owner Trustee, the Administrator, the Certificate Registrar and the Depositor that such transferee is a “qualified institutional buyer” under Rule 144A under the Securities Act, and (ii) the Certificate of Non-Foreign Status (in the form attached hereto as Exhibit F) which certificate shall not be an expense of the Trust, the Owner Trustee, the Administrator, the Certificate Registrar or the Depositor.  The Holder of an Investor Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Administrator, the Certificate Registrar and the Depositor against any and all liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Except for the initial transfer of the Single Certificate to the Initial Holder, no transfer of an Investor Certificate shall be made unless the Certificate Registrar shall have received a representation letter from the proposed transferee of such Investor Certificate to the effect that such proposed transferee is not an employee benefit plan or other arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a Person acting for, on behalf of or with the assets of any such plan or arrangement, which representation letter shall not be an expense of the Trust, the Owner Trustee, the Administrator, the Certificate Registrar or the Depositor.

No offer, sale, transfer or other disposition (including any pledge or sale under a repurchase transaction) of any Investor Certificate shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Certificate Registrar and the Trust an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be (i) treated as an association taxable as a corporation for federal income tax purposes, (ii) taxable as a taxable mortgage pool as defined in Section 7701(i) of the Code or (iii) taxable as a “publicly traded partnership” as defined in Treasury Regulation section 1.7704-1 promulgated under the Code.  Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial registration and transfer of the Single Certificate to the Initial Holder.

Section 3.04  Lost, Stolen, Mutilated or Destroyed Investor Certificates.  If (a) a mutilated Investor Certificate is surrendered to the Certificate Registrar, or (b) the Certificate Registrar receives evidence to its satisfaction that an Investor Certificate has been destroyed, lost or stolen, and there is delivered to the Certificate Registrar proof of ownership satisfactory to the Certificate Registrar, together with such security or indemnity as required by the Certificate Registrar and the Owner Trustee to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Investor Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust, and the Owner Trustee or the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Investor Certificate, a new Investor Certificate of like tenor and Percentage Interest.  In connection with the issuance of any new Investor Certificate under this Section 3.04, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including any fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Investor Certificate issued pursuant to this Section 3.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Investor Certificate shall be found at any time.

Section 3.05  Persons Deemed Certificateholders.  Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Investor Certificate is registered in the Certificate Register as the owner of such Investor Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

Section 3.06  Access to List of Certificateholders’ Names and Addresses.  The Certificate Registrar shall furnish or cause to be furnished to the Depositor or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor [, the Note Insurer] or the Owner Trustee, a list, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date.  Each Holder, by receiving and holding an Investor Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Registrar, the Owner Trustee accountable or liable for damages by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.07  [Reserved]

Section 3.08  Maintenance of Office or Agency.  The Certificate Registrar on behalf of the Trust, shall maintain an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Investor Certificates and the Operative Agreements may be served.  The Certificate Registrar shall give the Owner Trustee prompt notice, in writing, of any such notice or demand.  The Certificate Registrar initially designates the agent of Administrator located at [           ], as its office for such purposes.  The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee [, the Note Insurer] and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.09  Certificate Paying Agent.

(a)

The Owner Trustee hereby appoints the Administrator as Certificate Paying Agent under this Agreement.  The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 4.02 hereof and Section 4.02 of the Sale and Servicing Agreement and shall report the amounts of such distributions to the Owner Trustee.  The Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above.  The Administrator hereby accepts such appointment and further agrees that it will be bound by the provisions of this Agreement and the Sale and Servicing Agreement relating to the Certificate Paying Agent and shall:

(i)

hold all sums held by it for the payment of amounts due with respect to the Investor Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)

give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Administrator has actual knowledge in the making of any payment required to be made with respect to the Investor Certificates;

(iii)

at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

(iv)

immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by the Certificate Paying Agent in trust for the payment of Investor Certificates if at any time it ceases to meet the standards under this Section 3.09 required to be met by the Certificate Paying Agent at the time of its appointment;

(v)

comply with all requirements of the Code with respect to the withholding from any payments made by it on any Investor Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)

not institute bankruptcy proceedings against the Issuer in connection with this Agreement.

(b)

In the event that the Administrator shall no longer be the Certificate Paying Agent hereunder, the Owner Trustee, with the consent of the Depositor, shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.  The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Certificate Paying Agent, such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee.  The provisions of Sections 6.01, 6.05, 6.07, 6.08, 7.01 and 7.02 (except with respect to the proviso in the last sentence of Section 7.02) shall apply to the Administrator, including, without limitation, in its roles as Certificate Paying Agent and Certificate Registrar for so long as the Administrator shall act as Certificate Paying Agent and Certificate Registrar and, to the extent applicable, to any other Certificate Paying Agent and Certificate Registrar appointed hereunder.  Any reference in this Agreement to the Certificate Paying Agent and Certificate Registrar shall include any co-paying agent unless the context requires otherwise.  Notwithstanding anything herein to the contrary, the Administrator, the Certificate Paying Agent and the Certificate Registrar shall be the same entity as the Indenture Trustee under the Indenture and the Sale and Servicing Agreement unless (i) the Indenture Trustee resigns or is removed as Indenture Trustee or (ii) an Indenture Event of Default has occurred and is continuing and the Indenture Trustee determines that a conflict of interest exists or will exist if the Indenture Trustee continues to act as Administrator, the Certificate Registrar and Certificate Paying Agent.  In such event, the Administrator, the Certificate Registrar and the Certificate Paying Agent shall resign and the Owner Trustee, with the consent of the Depositor, shall appoint a successor Administrator, Certificate Registrar and Certificate Paying Agent in accordance with the Administration Agreement.

Section 3.10  Initial Certificate Ownership.  Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Investor Certificate, the Depositor shall be the sole beneficiary of the Trust.

ARTICLE IV

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 4.01  Certificate Distribution Account.  All of the right, title and interest of the Trust in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof shall be held for the benefit of the Certificateholders and such other persons entitled to distributions therefrom.  Except as otherwise expressly provided herein or in the Sale and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders.

The Certificate Distribution Account shall be subject to and established and maintained in accordance with the applicable provisions of the Sale and Servicing Agreement and the Indenture, including, without limitation, the provisions of Section 4.02 of the Sale and Servicing Agreement regarding distributions from the Certificate Distribution Account.

Section 4.02  Application of Trust Funds.

(a)

On each Payment Date, the Owner Trustee shall direct the Certificate Paying Agent to distribute to the Holders of the Investor Certificates, from amounts on deposit in the Certificate Distribution Account, the distributions as provided in Section 4.02 of the Sale and Servicing Agreement with respect to such Payment Date.  All distributions of amounts due on or in respect of the Investor Certificates shall be made pro rata to the Certificateholders.  The Owner Trustee hereby directs the Certificate Paying Agent to distribute on each Payment Date to the Holder of the Investor Certificate amounts on deposit in the Certificate Distribution Account in accordance with Section 4.02 of the Sale and Servicing Agreement and the Certificate Paying Agent hereby acknowledges such direction.

(b)

All payments to be made under this Agreement by the Certificate Paying Agent shall be made only from the income and proceeds of the Trust Estate and only to the extent that the Certificate Paying Agent has received such income or proceeds.  The Bank shall not be liable to the Certificateholders, the Indenture Trustee or the Administrator for any amounts payable pursuant to this Section 4.02 except to the extent that non-payment is due to the Owner Trustee’s acts or omissions amounting to willful misconduct or [gross] negligence.

(c)

In the event that any withholding tax is imposed on the distributions (or allocations of income) to the Certificateholders, such tax shall reduce the amount otherwise distributable to the Certificateholders in accordance with this Section 4.02.  The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its own discretion withhold such amounts in accordance with this paragraph (d).  In the event that the Certificateholder wishes to apply for a refund of any such withholding  tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such a claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

(d)

Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including, without limitation, the Noteholders.

Section 4.03  Method of Payment.  Subject to Section 8.01(c), distributions required to be made to the Certificateholders on any Payment Date as provided in Section 4.02 shall be made to the Certificateholders of record on the preceding Record Date either by, in the case of any Certificateholder owning a Single Certificate, wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

Section 4.04  Tax Returns.  The Depositor shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such tax returns relating to the Trust as may be required by the Code and applicable Treasury Regulations (making such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations) and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 4.02 of this Agreement with respect to income or distributions to Certificateholders and prepare or cause to be prepared the appropriate forms relating thereto; provided, however, that the Depositor shall not be required to compute the Trust’s gross income and provided, further, that the Depositor shall not be required to prepare and file partnership tax returns on behalf of the Trust unless it receives an Opinion of Counsel (which shall not be at the Depositor’s expense, but shall be an expense of the Trust or other party furnishing such opinion) as to the necessity of such filings and reasonable compensation from the Trust not to exceed $[          ] per year.  The Owner Trustee shall sign all tax and information returns prepared or caused to be prepared by the Depositor pursuant to this Section 4.04 at the written request of the Depositor, and in doing so shall rely entirely upon, and shall have no liability for information or calculations provided by, the Depositor, or any other Person.  In no event shall the Depositor be liable for any errors or omissions in preparing or filing the tax returns or errors or omissions in maintaining the books of the Trust if such errors or omissions were due to errors or omissions in the information contained in the Servicer’s Report.  Anything to the contrary notwithstanding, in no event shall the Depositor be liable for any errors or omissions in the preparing or filing of any tax returns or in maintaining the books of the Trust unless such error or omissions are due to the Depositor’s negligence or willful misconduct in so preparing, filing or maintaining.

If the Trust is classified as a partnership for federal income tax purposes, the Depositor shall cause the Trust to maintain capital accounts and make partnership allocations in accordance with Section 704 of the Code.  The holder of the Investor Certificates evidencing the largest Percentage Interest shall be designated as the “tax matters partner” of the Trust.

Section 4.05  Segregation of Moneys; No Interest.  Moneys received by the Owner Trustee hereunder and deposited into the Certificate Distribution Account will be segregated except to the extent required otherwise by law or the provisions of the Sale and Servicing Agreement.  The Owner Trustee shall not be liable for payment of any interest in respect of such moneys.

ARTICLE V

AUTHORITY AND DUTIES OF THE OWNER TRUSTEE;

ACTION BY CERTIFICATEHOLDERS

Section 5.01  General Authority.  The Owner Trustee is authorized and directed to execute and deliver the Notes, the Investor Certificates, and the other Operative Agreements to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Operative Agreements to which the Trust is to be a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate the Notes.  In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Operative Agreements.

Section 5.02  General Duties.

(a)

It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Certificateholders, subject to the Operative Agreements and in accordance with the provisions of this Agreement.  Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Operative Agreements to the extent the Administrator or Depositor has agreed in the Administration Agreement, the Sale and Servicing Agreement or this Agreement, respectively, to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Operative Agreement, and the Owner Trustee shall not be held liable for the default or failure of the Administrator or Depositor to carry out its obligations under the Administration Agreement, this Agreement or the Sale and Servicing Agreement, respectively; and

(b)

It shall be the duty of the Depositor under the Administration Agreement to obtain and preserve the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate.  It shall be the duty of the Owner Trustee to cooperate with the Depositor with respect to such matters.

Section 5.03  Action Upon Instruction.

(a)

Subject to Article V and in accordance with the terms of the Operative Agreements, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust, but only to the extent consistent with the limited purpose of the Trust.  Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to this Article V.

(b)

Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Operative Agreement if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Operative Agreement or is otherwise contrary to law.

(c)

Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Operative Agreement, or in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may promptly give notice (in such form as shall be appropriate under the circumstances and with a copy to the Depositor) to the Certificateholders [and the Note Insurer] requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of a majority of Percentage Interest of the Holders of Investor Certificates [with the prior consent of the Note Insurer], the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or any other Operative Agreement, as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

Section 5.04  No Duties Except as Specified under Specified Documents or in Instructions.  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (ii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into this Agreement or any Operative Agreement against the Owner Trustee.  The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to the Trust or to record this Agreement or any Operative Agreement or to prepare or file any tax return for the Trust.  The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against the Bank that are not related to the ownership or the administration of the Trust Estate.

Section 5.05  Restrictions.

(a)

The Owner Trustee shall not take any action (x) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (y) that, to the Actual Knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes.  The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.05.

(b)

The Owner Trustee shall not, except as provided herein, convey or transfer any of the Trust’s properties or assets, including those included in the Trust Estate, to any person unless (a) it shall have received an Opinion of Counsel to the effect that such transaction will not have any material adverse tax consequence to the Trust [, the Note Insurer] or any Certificateholder and (b) such conveyance or transfer shall not violate the provisions of the Indenture.

Section 5.06  Prior Notice to Certificateholders with Respect to Certain Matters.  With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders [and the Note Insurer] in writing (with a copy to the Depositor) of the proposed action and [(i) the Note Insurer shall have consented thereto and (ii)] Certificateholders holding in aggregate a 100% Percentage Interest in the Investor Certificates shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have consented to such action [with the consent of the Note Insurer] or provided alternative direction:

(a)

The initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Collateral) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Collateral);

(b)

the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the [Statutory Trust Statute]);

(c)

the amendment of the Indenture by a supplemental indenture or of this Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is required;

(d)

the amendment or other change of the Indenture by a supplemental indenture or of this Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

(e)

the amendment of the Sale and Servicing Agreement in circumstances where the consent of any Securityholder is required;

(f)

the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of the Certificateholders;

(g)

the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable;

(h)

the consent to the calling or waiver of any default of any Operative Agreement;

(i)

the consent to the assignment by the Indenture Trustee of its obligations under any Operative Agreement;

(j)

except as provided in Article VIII hereof, dissolve, terminate or liquidate the Trust in whole or in part;

(k)

the merger, conversion or consolidation of the Trust with or into any other entity, or conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

(l)

the incurrence, assumption or guaranty by the Trust of any indebtedness other than as set forth in this Agreement;

(m)

 the taking of any action which conflicts with any Operative Agreement or would make it impossible to carry on the ordinary business of the Trust or change the Trust’s purpose and powers set forth in this Agreement;

(n)

the confession of a judgment against the Trust;

(o)

the possession of the Trust assets, or assignment of the Trust’s right to property, for other than a Trust purpose; or

(p)

the lending of funds by the Trust to any entity.

In addition, the Trust shall not commingle its assets with those of any other entity.  The Trust shall maintain its financial and accounting books and records separate from those of any other entity.  Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity.  Except as expressly set forth herein, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets.  The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor or any of its Affiliates.  The Trust shall not engage in any business activity in which it is not currently engaged other than as contemplated by the Operative Agreements and related documentation. The Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by the Operative Agreements and related documentation. Other than as contemplated by the Operative Agreements and related documentation, the Trust shall not follow the directions or instructions of the Depositor.  The Trust shall conduct its own business in its own name.  The Trust shall observe all formalities required under the [Statutory Trust Statute].  The Trust shall not hold out its credit as being available to satisfy the obligations of any other person or entity.  The Trust shall not acquire the obligations or securities of its Affiliates or the Seller.  Other than as contemplated by the Operative Agreements and related documentation, the Trust shall not pledge its assets for the benefit of any other person or entity. The Trust shall correct any known misunderstanding regarding its separate identity.  The Trust shall not identify itself as a division of any other person or entity.

For accounting purposes, the Trust shall be treated as an entity separate and distinct from any Certificateholder.  The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.  This Agreement is and shall be the only agreement among the parties thereto with respect to the creation, operation and termination of the Trust.

The Owner Trustee shall not have the power, except upon the written direction of the 100% Percentage Interest of Holders of Investor Certificates [and the Note Insurer], and to the extent otherwise consistent with the Operative Agreements, to (i) remove or replace the Indenture Trustee, or (ii) institute a Bankruptcy against the Trust.  So long as the Indenture remains in effect, no Certificateholder shall have the power to commence, and shall not commence, any Bankruptcy with respect to the Trust or direct the Owner Trustee to commence any Bankruptcy with respect to the Trust.

Section 5.07  Action by Certificateholders with Respect to Certain Matters.

(a)

The Owner Trustee shall not have the power, except upon the written direction of 100% Percentage Interest of Holders of Investor Certificates [and the Note Insurer], to (i) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof, (ii) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement, or (iii) except as expressly provided in the Indenture, to sell the Collateral after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed and authorized by 100% Percentage Interest of the Holders of Investor Certificates [and the Note Insurer].

(b)

Upon the written request of any Certificateholder (a “Proposer”), the Owner Trustee shall distribute promptly to all Certificateholders [and the Note Insurer] any request for action or consent of Certificateholders submitted by such Proposer, with a copy to the Administrator and the Depositor.  The Owner Trustee shall provide a reasonable method for collecting responses to such request and shall tabulate and report the results thereof to the Certificateholders and the Administrator.  The Owner Trustee shall have no responsibility or duty to determine if any such proposed action or consent is permitted under the terms of this Agreement or applicable law.  The Proposer shall pay all reasonable expenses incurred by the Owner Trustee under this Section 5.07.

Section 5.08  Action by Certificateholders with Respect to Bankruptcy.  The Owner Trustee shall not have the power to commence or consent to a Bankruptcy relating to the Trust without the unanimous prior approval of the Certificateholders [and the Note Insurer] and the delivery to the Owner Trustee by each such Certificateholder [and the Note Insurer] of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.  This paragraph shall survive for one year and one day following termination of this Agreement.  So long as the Indenture remains in effect, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy with respect to the Trust or direct the Owner Trustee to take such action.

Section 5.09  Restrictions on Certificateholders’ Power.  The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Operative Agreements or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 5.10  Majority Control.  Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Investor Certificates evidencing not less than a majority of the outstanding Percentage Interests of the Investor Certificates.  Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Investor Certificates evidencing not less than a majority of the outstanding Percentage Interests of the Investor Certificates at the time of the delivery of such notice.

ARTICLE VI

CONCERNING THE OWNER TRUSTEE

Section 6.01  Acceptance of Trusts and Duties.  The Owner Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement.  The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement.  The Bank shall not be answerable or accountable hereunder or under any other Operative Agreements under any circumstances, except (i) for its own willful misconduct or [gross] negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.04, (iii) for liabilities arising from the failure by the Bank to perform obligations expressly undertaken by it in the last sentence of Section 5.04, or (iv) for taxes, fees or other charges based on or measured by any fees, commissions or compensation received by the Bank in connection with any of the transactions contemplated by this Agreement, any other Operative Agreements or the Notes.  In particular, but not by way of limitation:

(a)

The Bank shall not be liable for any error of judgment, not constituting [gross] negligence, made in good faith by a Responsible Officer of the Owner Trustee;

(b)

The Bank shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Certificateholders;

(c)

No provision of this Agreement shall require the Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s rights or powers hereunder or under any other Operative Agreements if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)

Under no circumstance shall the Bank be liable for indebtedness evidenced by or arising under any of the Operative Agreements, including the principal of and interest on the Notes;

(e)

The Bank shall not be liable with respect to any action taken or omitted to be taken by the Depositor, the Administrator, the Indenture Trustee, any Officer or the Certificate Paying Agent under this Agreement or any other Operative Agreement or otherwise and the Bank shall not be obligated to perform or monitor the performance of any obligations or duties under this Agreement or the other Operative Agreements which are to be performed by the Certificate Paying Agent under this Agreement, the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or by any other Person under any of the Operative Agreements;

(f)

The Bank shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Operative Agreements, other than the certificate of authentication on the Investor Certificates, and the Bank shall in no event assume or incur any liability, duty or obligation to any Noteholder, the Depositor or to the Certificateholders, other than as expressly provided for herein; and

Section 6.02  Furnishing of Documents.  The Owner Trustee will furnish to the Administrator (for distribution to the Certificateholders [and the Note Insurer]), promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the Operative Agreements unless the Administrator shall have already received the same.

Section 6.03  Books and Records.  The Owner Trustee shall keep or cause to be kept proper books of record and account of all the transactions under this Agreement, including a record of the name and address of the Holders of the Investor Certificates.  The Owner Trustee shall be deemed to have complied with this Section 6.03 by the appointment of the Administrator and the Certificate Paying Agent to perform the duties hereunder.

Section 6.04  Representations and Warranties.

(a)

The Bank represents and warrants to the Depositor, for the benefit of the Certificateholders, as follows:

(i)

the Bank is a [              ], validly existing and in good standing under the laws of the State of [Delaware] and has the power and authority to execute, deliver and perform its obligations under this Agreement and (assuming due authorization, execution and delivery of this Agreement by the Depositor and Administrator, has the power and authority as Owner Trustee to execute and deliver the Operative Agreements and to perform its obligations thereunder and, assuming the due authorization, execution and delivery thereof by the other parties thereto, this Agreement constitutes a legal, valid and binding obligation of the Bank or the Owner Trustee, as the case may be, enforceable against the Bank or the Owner Trustee, as the case may be, in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(ii)

the Bank has no reason to believe that anyone authorized to act on its behalf has offered any interest in and to the Trust for sale to, or solicited any offer to acquire any of the same from, anyone;

(iii)

the execution, delivery and performance by the Bank, either in its individual capacity or as Owner Trustee, as the case may be, of the Operative Agreements will not result in any violation of, or be in any conflict with, or constitute a default under any of the provisions of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, judgment, order or other agreement to which the Bank is a party or by which it or any of its properties is bound;

(iv)

the execution and delivery by the Bank of this Agreement, and the performance of its duties as Owner Trustee hereunder, do not require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency of the State of [Delaware] (except as may be required by the [Delaware] securities law or the [Statutory Trust Statute] or as may be required to enforce the lien of the Indenture); and

(v)

there are no pending or, to the best of its knowledge, threatened actions or proceedings against the Bank before any court, administrative agency or tribunal which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under this Agreement or the Operative Agreements.

(b)

[                            ], as Administrator, hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(i)

it is a [                 ] duly organized and validly existing in good standing under the laws of the State of [          ].  It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and

(ii)

it has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

Section 6.05  Reliance; Advice of Counsel.

(a)

Except as provided in Section 6.01, the Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate or partnership entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president (or the general partner, in the case of a partnership) and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)

In its exercise or administration of the trusts and powers hereunder, including its obligations under Section 5.02(b), and in the performance of its duties and obligations under this Agreement or the other Operative Agreements, the Owner Trustee may employ agents and attorneys and enter into agreements (including the Administration Agreement) with any of them, and the Owner Trustee shall not be answerable for the default or misconduct of any such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care. If, and to the extent, the Depositor shall have failed to reimburse the Owner Trustee for all reasonable expenses incurred pursuant to this Section 6.05(b), as provided in Section 7.01, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

(c)

In the administration of the trusts and performance of its duties hereunder, the Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the reasonable advice or opinion of any such counsel, accountants or other skilled Persons.  If, and to the extent, the Depositor shall have failed to reimburse the Owner Trustee for all reasonable expenses incurred pursuant to this Section 6.05(c), as provided in Section 7.01, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

Section 6.06  Not Acting in Individual Capacity.  Except as provided in this Article VI, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Operative Agreements shall look only to the Trust Estate for payment or satisfaction thereof.

Section 6.07  Owner Trustee Not Liable for Investor Certificates or Collateral.  The recitals contained herein and in the Investor Certificates (other than the signature and countersignature of the Owner Trustee on the Investor Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Operative Agreement or of the Investor Certificates (other than the signature and countersignature of the Owner Trustee on the Investor Certificates) or the Notes, or of any Collateral or related documents.  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Collateral, or the perfection and priority of any security interest created by any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Collateral on any computer or other record thereof; the validity of the assignment of any Collateral to the Trust or of any intervening assignment; the completeness of any Collateral; the performance or enforcement of any Collateral; the compliance by the Depositor with any warranty or representation made under any Operative Agreements or in any related document or the accuracy of any such warranty or representation or any action of the Administrator or the Indenture Trustee taken in the name of the Owner Trustee.

Section 6.08  Owner Trustee May Own Investor Certificates and Notes.  The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates or Notes and may deal with the Depositor, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 6.09  Licenses.  The Depositor shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the other Operative Agreements and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.  It shall be the duty of the Owner Trustee to cooperate with the Depositor with respect to such matters.

ARTICLE VII

INDEMNIFICATION AND COMPENSATION

Section 7.01  Trust Expenses.  The Depositor and Saxon Mortgage, Inc. (“SMI”), jointly and severally, shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.  The Depositor and SMI, jointly and severally, shall also pay (or reimburse the Bank for) all reasonable expenses of the Owner Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under the Operative Agreements.

Section 7.02  Indemnification.  The Depositor and SMI, jointly and severally, agree to assume liability for, and indemnify the Bank and its successors, assigns, agents and servants, against and from, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may be imposed on, incurred by or asserted at any time against the Bank (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Operative Agreement, the Collateral, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that Depositor and SMI shall not be required to indemnify the Bank for Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01.  The indemnities contained in this Section 7.02 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.  In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Depositor and SMI, which approval shall not be unreasonably withheld.  [In the event that the Depositor or SMI fails to satisfy any claim for indemnification by the Bank under this Section 7.02, the Trust Estate shall be liable to satisfy such claim pursuant to Section 4.01(b)(i) of the Sale and Servicing Agreement; provided, however, that any such reimbursement by the Trust Estate of the Bank and the Indenture Trustee pursuant to that section shall not exceed $[          ] in the aggregate in any year]].

Section 7.03  Compensation.  The Bank shall receive as compensation for its services hereunder such fees as have been separately agreed to on or prior to the date hereof by the Bank and the Depositor pursuant to a fee agreement letter dated as of [               ] between the Bank and the Depositor (the “Fee Agreement”).  The Depositor shall, out of its own funds, wire to the Bank on the Closing Date the initial fee set forth in such Fee Agreement.  Thereafter, the Bank shall be entitled to receive an annual fee (the “Annual Administration Fee”) payable by the Depositor on each anniversary of the Closing Date.  To the extent the Annual Administration Fee is not paid by the Depositor, such fee shall be paid by SMI.

Section 7.04  Lien on Trust Estate.  The Bank shall have a lien on the Trust Estate for any compensation or indemnity due hereunder, such lien to be subject only to prior liens of the Indenture.  The Bank shall not bring any proceedings to foreclose on such lien if and to the extent the Trust Estate is subject to the lien of the Indenture.  Any amount paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be part of the Trust Estate immediately after such payment.

ARTICLE VIII

TERMINATION OF AGREEMENT

Section 8.01  Termination of Agreement.

(a)

This Agreement (other than Article VII) and the trusts created hereby shall terminate and the Trust Estate shall, subject to the Indenture and Sections 4.01 and 7.04, be distributed to the Certificateholders, and this Agreement shall be of no further force or effect, upon the earlier of (i) the full payment of principal and interest due on all Classes of the Notes; and (ii) the sale or other final disposition by the Indenture Trustee or the Owner Trustee, as the case may be, of all the Trust Estate and the final distribution by the Indenture Trustee or the Owner Trustee, as the case may be, of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, [the Insurance Agreement,] the Sale and Servicing Agreement and Section 4.02.  The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not operate to terminate this Agreement, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)

The Certificates shall be subject to early termination in the manner and subject to the provisions of Section 6.05 of the Sale and Servicing Agreement.

(c)

Except as provided in Section 8.01(a), neither the Depositor nor the Certificateholders shall be entitled to revoke or terminate the Trust established hereunder.

(d)

Notice of any termination of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Investor Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to Certificateholders [, the Note Insurer] and each Rating Agency mailed within five Business Days of receipt of notice of such termination given pursuant to Section 6.05 of the Sale and Servicing Agreement and the final payment on the Notes from the Indenture Trustee, stating (i) the Payment Date upon or with respect to which final payment of the Investor Certificates shall be made upon presentation and surrender of the Investor Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office of the Certificate Paying Agent therein specified.  The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to Certificateholders.  Upon presentation and surrender of the Investor Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 6.05 of the Sale and Servicing Agreement.

In the event that all of the Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto.  Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Investor Certificates was to have been made pursuant to the Section 4.02 of the Sale and Servicing Agreement, all the Investor Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.  Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Holders of the Investor Certificates on a pro rata basis.

(e)

Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of [Section 3810 of the Statutory Trust Statute].

ARTICLE IX

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01  Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times be a corporation satisfying the provisions of [Section 3807(a) of the Statutory Trust Statute] [and reasonably acceptable to the Note Insurer]; authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and having (or having a parent which has) a short-term debt rating of at least “A-” or the equivalent by, or which is otherwise acceptable to, each Rating Agency.  If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02  Resignation or Removal of Owner Trustee.  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days’ prior written notice thereof to the Depositor [, the Note Insurer] and the Indenture Trustee.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee [with the consent of the Note Insurer] by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee.  If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee [reasonably acceptable to the Note Insurer].

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor [or the Note Insurer], or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee [reasonably acceptable to the Note Insurer] by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.  The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency [and the Note Insurer].

Section 9.03  Successor Owner Trustee.  Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Administrator [, the Note Insurer] and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee.  The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and each Rating Agency.  If the Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

Section 9.04  Merger or Consolidation of Owner Trustee.  Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.05  Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Collateral may at the time be located, and for the purpose of performing certain duties and obligations of the Owner Trustee with respect to the Trust and the Certificates under the Sale and Servicing Agreement, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee [and the Note Insurer] to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator [, the Note Insurer] and the Owner Trustee may consider necessary or desirable.  If the Administrator shall not have joined in such appointment within 25 days after the receipt by it of a request so to do, the Owner Trustee shall have the power to make such appointment [with the consent of the Note Insurer].  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii)

no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)

the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-trustees, as if given to each of them.  Every instrument appointing any separate trustee or co-trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee.  Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its Agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X

MISCELLANEOUS

Section 10.01  Supplements and Amendments.  This Agreement may be amended by the Depositor, the Administrator and the Owner Trustee [with the prior written consent of the Note Insurer] and with prior written notice to each Rating Agency, but without the consent of any of the Noteholders, the Certificateholders or the Indenture Trustee, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder or Certificateholder.  An amendment described above shall be deemed not to adversely affect in any material respect the interests of any Noteholder or Certificateholder [or the rights of the Note Insurer] if (i) an Opinion of Counsel is obtained to such effect, or (ii) the party requesting the amendment satisfies each Rating Agency Condition with respect to such amendment.

This Agreement may also be amended from time to time by the Depositor, the Administrator and the Owner Trustee, with the prior written consent of each Rating Agency and with the prior written consent of the Indenture Trustee, the Holders (as defined in the Indenture) of Notes evidencing more than 50% of the Outstanding Amount of the Notes, and the unanimous consent of [the Note Insurer and] the Holders of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders [or the Note Insurer] or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Principal Balance or the Percentage Interests of Holders of Investor Certificates required to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and Certificates [and the Note Insurer].

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee [, the Note Insurer] and each Rating Agency.

It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Operative Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee [, the Note Insurer] and the Administrator shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the Trust, stating that the execution of such amendment is authorized or permitted by this Agreement.  Neither the Owner Trustee nor the Administrator shall be obligated to enter into any such amendment which affects the Owner Trustee’s or Administrator’s own rights, duties or immunities under this Agreement or otherwise.

Section 10.02  No Legal Title to Trust Estate in Certificateholders.  The Certificateholders shall not have legal title to any part of the Trust Estate and shall only be entitled to receive distributions with respect to their undivided beneficial interest therein pursuant to Section 4.02 once all amounts then owing with respect to the Notes have been paid in accordance with the Indenture.  No transfer, by operation of law of any right, title and interest of the Certificateholders in and to its undivided beneficial interest in the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 10.03  Pledge of Collateral by Owner Trustee Is Binding.  The pledge of the Collateral to the Indenture Trustee by the Trust made under the Indenture and pursuant to the terms of this Agreement shall bind the Certificateholders and shall be effective to transfer or convey the rights of the Trust and the Certificateholders in and to such Collateral to the extent set forth in the Indenture.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

Section 10.04  Limitations on Rights of Others.  Nothing in this Agreement, whether express or implied (except for Section 7.04), shall be construed to give to any Person other than the Owner Trustee [, the Note Insurer] and the Certificateholders any legal or equitable right in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.05  Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand, by courier or mailed by certified mail, postage prepaid, (a) if to the Owner Trustee or the Trust, addressed to it at c/o [             ] or to such other address as the Owner Trustee may have set forth in a written notice to the Certificateholders and the Depositor addressed to it at the address set forth for such Certificateholders in the Certificate Register; (b) if to the Administrator or the Certificate Registrar, [                        ], at its Corporate Trust Office; and (c) if to the Depositor, Saxon Asset Securities Company, 4880 Cox Road, Glen Allen VA  23060, Attention: Mortgage Backed Finance (Saxon [         ]) with a copy to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen VA 23060, Attention: General Counsel.  Whenever any notice in writing is required to be given by the Owner Trustee or the Administrator, such notice shall be deemed given and such requirement satisfied if such notice is mailed by certified mail, postage prepaid, addressed as provided above.

Section 10.06  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.08  Successors and Assigns.  All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Depositor and each Certificateholder and its respective successors, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors of such Certificateholder.

Section 10.09  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.10  Governing Law.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [DELAWARE] WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.11  No Petition.  The Owner Trustee, the Administrator, the Depositor, and SMI, by entering into this Agreement, the Certificateholders, by accepting the Investor Certificates, and the Indenture Trustee (except as provided in Section 11.16 of the Indenture) and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any Bankruptcy under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificates, the Notes, this Agreement or any of the other Operative Agreements; provided, however, that nothing herein shall preclude the Administrator from filing proofs of claims.

Section 10.12  No Recourse.  Each Certificateholder by accepting an Investor Certificate acknowledges that such Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Depositor, the Administrator, the Owner Trustee, any co-trustee, the Bank or any Affiliate thereof (other than the Trust) and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Investor Certificates or the other Operative Agreements.

ARTICLE XI

OFFICERS

Section 11.01  Appointment of Officers.  Pursuant to [Section 3806(b)(7) of the Statutory Trust Statute], the Trust may have one or more Officers, who shall be agents of the Trust, who are hereby empowered to take and are responsible for performing all ministerial duties on behalf of the Trust pursuant to this Agreement and the other Operative Agreements, including, without limitation, the execution of the Officers’ Certificate (as defined in the Indenture), the Issuer Order (as defined in the Indenture), the Issuer Request (as defined in the Indenture) and the annual compliance report required under Section 3.13 of the Indenture, and any annual reports, documents.  Each of the Chairman of the Board, the Chief Executive Officer, the President, each Senior Vice President and each Vice President of the Depositor is hereby appointed as an Officer of the Trust.  The Depositor shall promptly deliver to the Owner Trustee and the Indenture Trustee a list of officers who shall become the Officers of the Trust pursuant to this Section 11.01.

Section 11.02  Officers to Provide Information to the Owner Trustee.  It shall be the duty of each Officer to keep the Owner Trustee reasonably and promptly informed as to material events relating to the Trust, including, without limitation, all claims pending or threatened against the Trust, the purchase and sale of any material portion of the Trust Estate and the execution by such Officer on behalf of the Trust of any material agreements or instruments.

[                   ] in its capacities as Administrator, Certificate Registrar and Certificate Paying Agent shall be entitled to the same rights, protections, immunities and indemnities as the Indenture Trustee under the Indenture, including without limitation, the right to compensation, reimbursement and indemnification.

Section 11.03  [Grant of Rights to Note Insurer.

(a)

In consideration for the issuance of the Investor Certificates and for the guarantee of the Notes by the Note Insurer pursuant to the Note Insurance Policy, the Certificateholders hereby grant to the Note Insurer the right to act as the holder of 100% of the outstanding Investor Certificates for the purpose of exercising the rights of the Certificateholders under this Agreement without the consent of the Certificateholders, including the voting rights of such holders hereunder, but excluding those rights requiring the consent of all such holders under Section 10.01 and any rights of such holders to distributions under Section 4.02(a); provided that the preceding grant of rights to the Note Insurer by the holders of the Investor Certificates shall be subject to Section 11.05.

(b)

The rights of the Note Insurer to direct certain actions and consent to certain actions of the Certificateholders hereunder will terminate at such time as the Class Note Principal Amount of the Notes has been reduced to zero and the Note Insurer has been reimbursed for any amounts owed under the Note Insurance Policy and the Insurance Agreement and the Note Insurer has no further obligation under the Note Insurance Policy.]

Section 11.04  [Third Party Beneficiary.

The Note Insurer is an intended third-party beneficiary of this Agreement, and this Agreement shall be binding upon and inure to the benefit of the Note Insurer; provided that, notwithstanding the foregoing, for so long as a Note Insurer Default is continuing with respect to its obligations under the Note Insurance Policy, the Noteholders shall succeed to the Note Insurer’s rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Note Insurer shall be for the benefit of and run directly to the Note Insurer, and the Note Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.]

Section 11.05  [Suspension and Termination of Note Insurer’s Rights.

During the continuation of a Note Insurer Default, rights granted or reserved to the Note Insurer hereunder shall vest instead in the Certificateholders; provided that the Note Insurer shall be entitled to any distributions in reimbursement of the Reimbursement Amount, and the Note Insurer shall retain those rights under Section 10.01 to consent to any amendment of this Agreement.

At such time as either (i) the Class Note Principal Amount of the Notes has been reduced to zero or (ii) the Note Insurance Policy has been terminated and in either case of (i) or (ii) the Note Insurer has been reimbursed for all amounts owed under the Note Insurance Policy and the Insurance Agreement (and the Note Insurer no longer has any obligation under the Note Insurance Policy, except for breach thereof by the Note Insurer), then the rights and benefits granted or reserved to the Note Insurer hereunder (including the rights to direct certain actions and receive certain notices) shall terminate and the Certificateholders shall be entitled to the exercise of such rights and to receive such benefits of the Note Insurer following such termination to the extent that such rights and benefits are applicable to the Certificateholders.]

Section 11.06  [Fiduciary Obligation to Certificateholders.

Nothing in this Agreement shall be construed or deemed to impair the fiduciary obligation of the Owner Trustee to the Certificateholders. In acting in accordance with the direction of the Note Insurer pursuant to this Agreement, the Owner Trustee shall not be deemed to (i) owe any fiduciary obligation to the Note Insurer or (ii) to have violated any fiduciary obligation or responsibility to the Certificateholders.]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

SAXON ASSET SECURITIES COMPANY, as Depositor

By:

Name:

Title:

[                                                 ],

as Owner Trustee

By:

Name:

Title:

[                                                 ],

not in its individual capacity but solely as Administrator

By:

Name:

Title:

Solely for purpose of

Sections 7.01, 7.02, 7.03, 8.01(d), and 10.11

SAXON MORTGAGE, INC.

By:

Name:

Title:

EXHIBIT A

FORM OF INVESTOR CERTIFICATE

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF CERTIFICATE OF TRUST OF

SAXON ASSET SECURITIES COMPANY [         ] TRUST [         ]

EXHIBIT D

FORM OF RULE 144A INVESTMENT LETTER

EXHIBIT E

[RESERVED]

EXHIBIT F

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

Exhibit No. 4.3

INDENTURE

Between

SAXON ASSET SECURITIES COMPANY [       ] TRUST [        ]

AS ISSUER

AND

[                    ]

as Indenture Trustee

Dated as of [         ]

SAXON ASSET SECURITIES COMPANY [       ] TRUST [       ],

MORTGAGE LOAN ASSET BACKED NOTES, SERIES [     ]

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE

1

Section 1.01.Definitions

1

Section 1.02

Incorporation by Reference of Trust Indenture Act

6

Section 1.03.

Rules of Construction

7

ARTICLE II THE NOTES

8

Section 2.01.

Form

8

Section 2.02.

Execution, Authentication, Delivery and Dating

8

Section 2.03.

Registration; Registration of Transfer and Exchange

9

Section 2.04.

Mutilated, Destroyed, Lost or Stolen Notes

11

Section 2.05.

Persons Deemed Owners

12

Section 2.06.

Payment of Principal and Interest

12

Section 2.07.

Cancellation

13

Section 2.08.

Authentication of Notes

13

Section 2.09.

Book-Entry Notes

16

Section 2.10.

Notices to Clearing Agency

17

Section 2.11.

Definitive Notes

17

Section 2.12.

Tax

17

Section 2.13.

Release of Collateral

17

ARTICLE III COVENANTS

18

Section 3.01.

Payment of Principal and Interest

18

Section 3.02.

Maintenance of Office or Agency

19

Section 3.03.

Money for Payments To Be Held in Trust

19

Section 3.04.

Existence

21

Section 3.05.

Protection of Collateral

21

Section 3.06.

Performance of Obligations; Servicing of Mortgage Loans

22

Section 3.07.

Negative Covenants

23

Section 3.08.

Covenants of the Issuer

24

Section 3.09.

Restricted Payments

24

Section 3.10.

Treatment of Notes as Debt for Tax Purposes

24

Section 3.11.

Notice of Events of Default

24

Section 3.12.

Further Instruments and Acts

25

Section 3.13.

Annual Statement as to Compliance

25

Section 3.14.

Servicers’ Obligations

25

ARTICLE IV SATISFACTION AND DISCHARGE

25

Section 4.01.

Satisfaction and Discharge of Indenture

25

Section 4.02.

Application of Trust Money

26

Section 4.03.

Repayment of Moneys Held by Paying Agent

26

ARTICLE V REMEDIES

27

Section 5.01.

Events of Default

27

Section 5.02.

Acceleration of Maturity; Rescission and Annulment

28

Section 5.03.

Collection of Indebtedness and Suits for Enforcement by

Indenture Trustee

29

Section 5.04.

Remedies; Priorities

31

Section 5.05.

Limitation of Suits

32

Section 5.06.

Unconditional Rights of Noteholders To Receive Principal and Interest

33

Section 5.07.

Restoration of Rights and Remedies

33

Section 5.08.

Rights and Remedies Cumulative

33

Section 5.09.

Delay or Omission Not a Waiver

33

Section 5.10.

Control by Noteholders

33

Section 5.11.

Waiver of Past Defaults

34

Section 5.12.

Undertaking for Costs

34

Section 5.13.

Waiver of Stay or Extension Laws

35

Section 5.14.

Action on Notes

35

Section 5.15.

Optional Preservation of the Collateral

35

Section 5.16.

Performance and Enforcement of Certain Obligations

35

ARTICLE VI THE INDENTURE TRUSTEE

36

Section 6.01.

Duties of Indenture Trustee

36

Section 6.02.

Rights of Indenture Trustee

38

Section 6.03.

Individual Rights of Indenture Trustee

39

Section 6.04.

Indenture Trustee’s Disclaimer

39

Section 6.05.

Notice of Default

39

Section 6.06.

Reports by Indenture Trustee to Holders

40

Section 6.07.

Compensation and Indemnity

40

Section 6.08.

Replacement of Indenture Trustee

40

Section 6.09.

Successor Indenture Trustee by Merger

42

Section 6.10.

Appointment of Co-Indenture Trustee or Separate Indenture Trustee

42

Section 6.11.

Eligibility

43

Section 6.12

Preferential Collection of Claims Against Issuer

43

Section 6.13.

Representations and Warranties

43

ARTICLE VII NOTEHOLDERS’ LISTS AND REPORTS

44

Section 7.01.

Issuer To Furnish Indenture Trustee Names and

Addresses of Noteholders

44

Section 7.02.

Preservation of Information; Communications to Noteholders

44

Section 7.03

Reports by Issuer

44

Section 7.04

Reports by Indenture Trustee

45

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES

45

Section 8.01.

Collection of Money

45

Section 8.02.

Establishment of Note Payment Account; Payments on the Notes

46

Section 8.03

 General Provisions Regarding Accounts

46

Section 8.04

Servicer’s Monthly Statements

46

Section 8.05.

Release of Collateral

46

ARTICLE IX SUPPLEMENTAL INDENTURES

47

Section 9.01.

Supplemental Indentures Without Consent of Noteholders

47

Section 9.02.

Supplemental Indentures with Consent of Noteholders

48

Section 9.03.

Execution of Supplemental Indentures

50

Section 9.04.

Effect of Supplemental Indenture

50

Section 9.05.

Reference in Notes to Supplemental Indentures

50

Section 9.06.

Amendments to Trust Agreement

50

ARTICLE X REDEMPTION OF NOTES

51

Section 10.01

Redemption

51

Section 10.02

Form of Redemption Notice

51

Section 10.03

Notes Payable on Redemption Date; Provision for Payment

of Indenture Trustee and Note Insurer

51

ARTICLE XI MISCELLANEOUS

52

Section 11.01.

Compliance Certificates and Opinions, etc.

52

Section 11.02.

Form of Documents Delivered to Indenture Trustee

53

Section 11.03.

Acts of Noteholders

54

Section 11.04.

Notices, etc. to Indenture Trustee and the Issuer and Rating Agency

54

Section 11.05.

Notices to Noteholders; Waiver

55

Section 11.06.

Effect of Headings and Table of Contents

55

Section 11.07.

Successors and Assigns

56

Section 11.08.

Severability

56

Section 11.09.

Benefits of Indenture and Consent of Noteholders

56

Section 11.10.

Legal Holidays

56

Section 11.11.

Governing Law

56

Section 11.12.

Counterparts

56

Section 11.13.

Recording of Indenture

56

Section 11.14.

Issuer Obligations

56

Section 11.15.

No Petition

57

Section 11.16.

Indenture Trustee May File Proofs of Claim

57

Section 11.17.

Inspection

58

Section 11.18.

Execution by the Issuer

58

Section 11.19.

Conformity with Trust Indenture Act

58

Section 11.20.

[Grant of Noteholder Rights to the Note Insurer

58

Section 11.21.

[Third Party Beneficiary

59

Section 11.22.

[Suspension and Termination of Note Insurer’s Rights

59

EXHIBIT A

Form of Notes

INDENTURE, dated as of [         ], between SAXON ASSET SECURITIES COMPANY [       ] TRUST [        ], a [Delaware] statutory trust (the “Issuer”), and [                ], a [          ], as indenture trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes:

GRANTING CLAUSE

Subject to the terms of this Indenture, the Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the holders of the Notes [and the Note Insurer], all of the Issuer’s right, title and interest in and to:  (i) the Trust Estate (as defined in the Sale and Servicing Agreement); (ii) the Sale and Servicing Agreement; (iii) the Administration Agreement; (iv) the Custodial Agreement, (v) the Sales Agreement; (vi) the Trust Accounts, all amounts and property in the Trust Accounts from time to time, and the Security Entitlements to all Financial Assets credited to the Trust Accounts from time to time; (vii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; and (viii) all other accounts, chattel paper, goods, general intangibles, instruments, Security Entitlements and documents of the Trust from time to time (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction between any Note and any other Note and to secure (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under the Indenture with respect to the Notes, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the holders of the Notes [and the Note Insurer], acknowledges such Grant, accepts the trusts hereunder and agrees to perform the duties required of it in this Indenture in accordance with its terms.

Each Holder, by acceptance of the Notes, and the Indenture Trustee agree and acknowledge that each item of Collateral that is physically delivered to the Indenture Trustee will be held by the Indenture Trustee in trust for the benefit of the Noteholders under the terms of this Agreement.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.  Except as otherwise specified herein or as the context may otherwise require, (i) capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture and (ii) the following terms have the respective meanings set forth below for all purposes of this Indenture.

Act:  The meaning specified in Section 11.03(a).

Anniversary Year:  The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

Book-Entry Notes:  A beneficial interest in any Class of Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09.

Certificate of Trust:  The certificate of trust of the Issuer, as amended from time to time, to be filed by the Owner Trustee for the Trust pursuant to [Section 3810(a) of the Statutory Trust Statute].

Clearstream:  Clearstream Banking, société anonyme, and any successor thereto.

Collateral:  The meaning specified in the Granting Clause of this Indenture.

Commission:  The Securities and Exchange Commission.

Default:  Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Definitive Notes:  The meaning specified in Section 2.11.

Depository Institution:  Any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category by each Rating Agency, or is otherwise acceptable to such Rating Agency.

Depository:  DTC or any other Person designated by the Issuer as Depository in the case of Book-Entry Notes.

DTC:  The Depository Trust Company.

Euroclear:  Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

Event of Default:  As specified in Section 5.01.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Executive Officer:  With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

Grant:  Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set off against, deposit, set over and confirm pursuant to this Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Highest Priority Class Notes:  The Class [      ] Notes.

Holder or Noteholder:  The registered holder of any Note as recorded on the books of the Note Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Seller, the Master Servicer, the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes which a Responsible Officer of the Indenture Trustee which has Actual Knowledge to be so held shall be disregarded.  The Indenture Trustee may request and conclusively rely on certifications by the Seller in determining whether any Notes are registered to an Affiliate of the Seller.

Independent:  When used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Master Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Master Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Master Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate:  A certificate or opinion to be delivered to the Indenture Trustee [and the Note Insurer] under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee [and the Note Insurer]in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Initial Purchaser:  [

    ].

Investor Certificate:  As defined in the Trust Agreement.

Issuer Order and Issuer Request:  A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

Majority Highest Priority Class Noteholders:  On any date, Holders of Highest Priority Class Notes representing more than 50 of the Voting Interests of the Highest Priority Class Notes then Outstanding.

Maturity Date:  [

].

Non-Priority Class:  As of any date of determination, any outstanding Class of Notes other than the Highest Priority Class Notes.

Note Depository Agreement:  The agreement to be entered into, among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

Note Owner:  With respect to a Book Entry Note, the Person who is the beneficial owner of such Book Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and with respect to a Definitive Note, the Person that is the beneficial owner of such Note as reflected in the Note Register.

Note Register and Note Registrar:  The respective meanings specified in Section 2.03.

Officer’s Certificate:  A certificate signed by any Authorized Officer of the Issuer (or by an officer of the Depositor pursuant to the Administration Agreement), under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee.

Opinion of Counsel:  One or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee [and the Note Insurer], which opinion or opinions shall be addressed to the Indenture Trustee, as Indenture Trustee [and the Note Insurer], and shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee [and the Note Insurer].

Outstanding:  With respect to any Note and as of the date of determination, any Note theretofore authenticated and delivered under this Indenture except:

(i)

Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)

Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders; and

(iii)

Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite Voting Interests of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any other Operative Agreement, Notes owned by the Issuer, any other obligor upon the Notes, the Seller, the Master Servicer or any Affiliate of any of the foregoing Persons and Notes for which the related Maturity Date has occurred shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee which has Actual Knowledge to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller, the Master Servicer or any Affiliate of any of the foregoing Persons.

Outstanding Amount:  The aggregate principal amount of all Notes, or Class of Notes, ass applicable, Outstanding at the date of determination.

Paying Agent:  The Indenture Trustee or any other Person appointed pursuant to Section 3.03 that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Trust Accounts, including payments of principal of or interest on the Notes on behalf of the Issuer.

Percentage Interest:  As defined in the Trust Agreement.

Predecessor Note:  With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.04 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Rating:  Each rating initially assigned to the Notes by a Rating Agency, as evidenced by a letter from such Rating Agency.

Redemption Date:  In the case of a redemption of the Notes pursuant to Section 10.01 hereof, the Payment Date specified by the Indenture Trustee pursuant to such Section 10.01.

Registered Holder:  The Person in whose name a Note is registered on the Note Register on the applicable Record Date.

Registered Notes:  Those Notes which are in registered form.  Each of the Notes will be registered Notes.

Required Rating:  With respect to each Class of Notes, the following ratings:

Class	Required Rating
_____	_________________
[[ ]]	$[ ]

Sale and Servicing Agreement:  The Sale and Servicing Agreement, dated as of [       ], among the Issuer, the Seller, the Master Servicer, the Indenture Trustee and the Administrator, as such agreement may be amended or supplemented from time to time.

State:  Any one of the 50 States of the United States of America or the District of Columbia.

TIA:  The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

Trust Accounts:  The Note Payment Account [and the Pre-Funding Reserve Fund] established pursuant to the Sale and Servicing Agreement.

United States:  The United States of America.

U.S. Person:  A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. Persons, also will be U.S. Persons.

Voting Interests:  With respect to any Class of Notes, the percentage equal to the product of (i) 100 and (ii) a fraction, the numerator of which is equal to the Class Principal Amount of such Class of Notes and the denominator of which is equal to the aggregate Class Principal Amount of all Classes of Notes Outstanding.

Section 1.02.  Incorporation by Reference of Trust Indenture Act.

(a)

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

(b)

All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by rule of the Securities and Exchange Commission have the respective meanings assigned to them by such definitions.

Section 1.03.  Rules of Construction.   Unless the context otherwise requires:

(i)

a term has the meaning assigned to it;

(ii)

an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)

“or” is not exclusive;

(iv)

“including” means including without limitation;

(v)

words in the singular include the plural and words in the plural include the singular;

(vi)

any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

(vii)

terms defined in the UCC and not otherwise defined herein shall have the meaning assigned to them in the UCC; and

(viii)

to “U.S. dollars”, “dollars”, or the sign “$” shall be construed as references to United States dollars which are freely transferable by residents and non-residents of the United States of America and convertible by such persons into any other freely convertible currency unless such transferability or convertibility is restricted by any law or regulation of general application in which event references to “U.S. dollars”, “dollars”, or the sign “$” shall be construed as references to such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America, and “cents” shall be construed accordingly.

ARTICLE II

THE NOTES

Section 2.01.  Form.  (a)  The Notes shall be designated as the “Saxon Asset Securities Company [           ] Trust [      ] Mortgage Loan Asset Backed Notes, Series [        ].”  Each Class of Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes representing the Book Entry Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Notes shall be issued as registered Notes, in Book-Entry form and except as otherwise provided by supplement to this Indenture, in a denomination of at least $[100,000] principal amount and any larger denomination that is an integral multiple of $1 approved by the Issuer, such approval to be evidenced by the execution thereof; provided, however, one Note may be issued in any amount less than the minimum denomination.  Any Note in Book-Entry form may provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and may provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of an additional principal amount of Notes.  Any endorsement of a Note in Book-Entry form to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made in such manner and by such Person or Persons, as shall be specified therein or in the Issuer Order of authentication delivered to the Indenture Trustee.

The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

(b)

The Notes shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Notes, which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Indenture Trustee  as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided.  The aggregate principal amounts of the Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

Section 2.02.  Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee or the Administrator.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee or the Administrator shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

Subject to the satisfaction of the conditions set forth in Section 2.08, the Indenture Trustee shall upon Issuer Order authenticate and deliver Notes for original issuance in the aggregate principal amounts with respect to each Class as specified below:

Class	Class Principal Amount
_____	_________________
[[ ]]	$[ ]

The aggregate principal amounts of such Classes of Notes outstanding at any time may not exceed such respective aggregate amounts.

The Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on the Closing Date shall be dated the Closing Date.  All other Notes that are authenticated after the Closing Date as a result of transfer or exchange or for any other purpose under the Indenture shall be dated the date of their authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication (substantially in the form provided for in the form of Note at Exhibit A) executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03.  Registration; Registration of Transfer and Exchange.  (a)  The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The [Indenture Trustee] initially shall be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee [and the Note Insurer] prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee [and the Note Insurer] shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee [and the Note Insurer] shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts (or notional amounts) and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount (or notional amount). At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount (or notional amount), upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Noteholder [or the Note Insurer] for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.04 or Section 9.05 not involving any transfer.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption of any Note for a period of 15 days preceding the Payment Date for any payment with respect to such Note.

(b)

Each prospective purchaser and any subsequent transferee of a Book-Entry Note other than the Depositor or an Affiliate thereof (each, a “Prospective Owner”) shall be deemed to have represented and warranted, and each Prospective Owner of a Definitive Note, to the Indenture Trustee and the Note Registrar and any of their respective successors that:

(i)

Such Person is duly authorized to purchase the Notes and its purchase of investments having the characteristics of the Notes is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to the investor; and

(ii)

Such Person understands that each holder of a Note, by virtue of its acceptance thereof, assents to the terms, provisions and conditions of this Indenture.

(c)

Any purported transfer of a Note (or any interest therein) not in accordance with this Section 2.03 shall be null and void and shall not be given effect for any purpose hereunder.

(d)

The Indenture Trustee will not have the ability to monitor transfers of the Notes while they are in book-entry form and has no liability for transfers of Book-Entry Notes in violation of any of the transfer restrictions described in this Section 2.03.

Section 2.04.  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee [and the Note Insurer] such security or indemnity as may be required by it to hold the Issuer [, the Note Insurer] and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar [, the Note Insurer] or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note of the same Class, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer [, the Note Insurer] and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer [, the Note Insurer] or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note [other than the Note Insurer] of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and its counsel) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.05.  Persons Deemed Owners.  Prior to due presentment for registration of transfer of any Note, the Issuer, [ the Note Insurer, ] the Indenture Trustee and any agent of the Issuer [, the Note Insurer] or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, [ the Note Insurer,] the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.06.  Payment of Principal and Interest.  (a)  Each Class of Notes shall accrue interest at the related Interest Rate, and such interest shall be payable on each Payment Date as specified in Exhibit A hereto, subject to Section 3.01.  With respect to each outstanding Class of LIBOR Notes, if any, the Indenture Trustee shall determine LIBOR for each applicable Accrual Period on the second London Business Day prior thereto.  All interest payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto.  Any installment of interest or principal, if any, payable on any Note shall be paid on the applicable Payment Date to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date (or, in the case of payment of Deferred Amounts, to the Person in whose name such Note was most recently registered, if such Note has previously been surrendered to the Indenture Trustee for final payment) by check mailed first-class postage prepaid to such Person’s address as it appears on the Note Register on such Record Date or, upon written request made to the Indenture Trustee at least five Business Days prior to the related Record Date by wire transfer in immediately available funds to an account specified in the request and at the expense of such Noteholder, except that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Maturity Date for such Class of Notes (and except for the Termination Price for any Note called for redemption pursuant to Section 10.01), which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b)

The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of the Notes set forth in Exhibit A hereto and in the Sale and Servicing Agreement.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes together with the amount of any Deferred Amounts in respect thereof of a Class of Notes shall be due and payable, if not previously paid, on the earlier of (i) the applicable Maturity Date, (ii) the Redemption Date or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Majority Highest Priority Class Noteholders shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.02.  All principal payments on each Class of Notes shall be made pro rata, to the Noteholders of such Class entitled thereto.  The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid.  Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.  [A copy of such form of notice shall be sent to the Note Insurer by the Indenture Trustee].  Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02 hereof.

Section 2.07.  Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee.  The Issuer shall deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 2.08.  Authentication of Notes.  (a)  The Notes shall be authenticated by the Indenture Trustee, upon Issuer Request and upon receipt by the Indenture Trustee of the following:

(i)

An Issuer Order authorizing the execution and authentication of such Notes;

(ii)

All of the items of Collateral that are to be delivered to the Indenture Trustee or its designee;

(iii)

A Certificate of Fair Value certifying as to the value of the Collateral;

(iv)

An executed counterpart of the Trust Agreement, the Indenture, the Administration Agreement, the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement and an executed original of the Investor Certificate and the Certificate of Trust;

(v)

Opinions of Counsel addressed to the Indenture Trustee [and the Note Insurer] to the effect that:

(A)

the Issuer has been duly formed and is validly existing as a statutory trust under the laws of the State of [Delaware], and has power, authority and legal right to execute and deliver this Indenture and the other Operative Agreements to which it is a party;

(B)

the issuance of the Notes has been duly and validly authorized by the Issuer;

(C)

the Notes, when executed and authenticated in accordance with the provisions of this Indenture and delivered against payment therefor, will be the legal, valid and binding obligations of the Issuer pursuant to the terms of this Indenture and will be entitled to the benefits of this Indenture, and will be enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(D)

all conditions precedent provided for in this Indenture relating to the authentication of the Notes have been complied with;

(E)

assuming due authorization, execution and delivery thereof by the Indenture Trustee, this Indenture has been duly executed and delivered by Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(F)

the Indenture has been duly qualified under the TIA; and the Issuer is not required to be registered under the Investment Company Act of 1940, as amended;

(G)

the Issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation;

(H)

the provisions of the Indenture are sufficient to create a valid security interest in favor of the Indenture Trustee in the Collateral; and

(I)

the delivery by the Issuer to the Indenture Trustee in the State of [           ] of the Mortgage Loans will perfect the security interest in favor of the Indenture Trustee under the UCC as in effect in such jurisdiction in all right, title and interest of the Issuer in such Mortgage Loans and, assuming the Indenture Trustee acquires its interest in the Mortgage Loans without knowledge that the same are subject to a security interest (other than the security interest created by this Indenture), the Indenture Trustee will acquire such security interest in the Mortgage Loans free and clear of any prior lien of a kind which may be perfected under Article 9 of the UCC as in effect in such jurisdiction.

(vi)

An Officer’s Certificate of the Depositor on behalf of the Issuer complying with the requirements of Section 11.01 and stating that:

(A)

the Issuer is not in Default under this Indenture and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject;

(B)

the Issuer (i) has good and marketable title to the Mortgage Loans being Granted to the Indenture Trustee hereunder and has acquired its ownership in such Collateral in good faith without notice of any adverse claim, (ii) has not assigned, pledged or otherwise encumbered any interest or participation in the Mortgage Loans and has acquired its ownership in such Collateral in good faith without notice of any adverse claim (or, if any such interest or participation has been assigned, it has been released) other than interests Granted pursuant to this Indenture and (iii) has the right to Grant a security interest in and pledge all of its right, title and interest in the Mortgage Loans to the Indenture Trustee;

(C)

this Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Mortgage Loans in favor of the Indenture Trustee on behalf of the Noteholders, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer;

(D)

The Mortgage Notes constitute “instruments” and the Issuer’s rights under the Sale and Servicing Agreement and the Administration Agreement constitute “general intangibles” as such terms are defined in the applicable Uniform Commercial Code;

(E)

the Issuer has Granted to the Indenture Trustee all of its right, title, and interest in the Collateral and has delivered or caused the same to be delivered to the Indenture Trustee registered in the name of the Indenture Trustee;

(F)

other than the security interest Granted to the Indenture Trustee in the Collateral pursuant to the provisions to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any interest in the Collateral.  The Issuer is not aware of any judgment or tax lien filings against the Issuer which would constitute a lien against the Collateral and has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the Collateral other than any financing statement (i) relating to the security interest granted to the Indenture Trustee hereunder or (ii) that has been terminated;

(G)

any form UCC1 filed or to be filed against the Issuer for the benefit of the Trustee and the Noteholders with respect to the Collateral shall be filed no later than ten days after the Closing Date and contain the statement that a purchaser of a security interest in any Collateral described in such financing statement will violate the rights of the Indenture Trustee, as secured party, in such Collateral,

(H)

None of the security certificates that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee;

(I)

attached thereto is a true and correct copy of each letter signed by each Rating Agency to the effect that the Notes have been assigned the Required Rating; and

(J)

all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Notes have been complied with.

(b)

The representations and warranties made pursuant to the foregoing Officer’s Certificate shall survive the discharge of this Indenture and may not be waived by any party hereto.

Section 2.09.  Book Entry Notes.  The Notes will be issued in the form of typewritten Notes representing the Book Entry Notes, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Issuer.  The Book Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of DTC, and no owner thereof will receive a definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.11.  Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Note Owners pursuant to Section 2.11:

(i)

the provisions of this Section shall be in full force and effect;

(ii)

the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii)

to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)

the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement.  Unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(v)

whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Voting Interests of the Outstanding Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

Section 2.10.  Notices to Clearing Agency.  Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

Section 2.11.  Definitive Notes.  If (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Notes and the Indenture Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor with the consent of the Indenture Trustee advises the Indenture Trustee in writing that it elects to terminate the book entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Owners of the Book Entry Notes representing beneficial interests aggregating at least a majority of the Voting Interests of the Outstanding Notes advise the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same.  Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.  None of the Issuer, [the Note Insurer,] the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 2.12.  Tax.  The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Collateral.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Section 2.13.  Release of Collateral.

(a)

Except as otherwise provided in subsections (b) and (c) of this Section, Sections 8.03 and 11.01 hereof and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt by it [and the Note Insurer] of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel, certificates in accordance with TIA Sections 3.14(c) and (d)(1), and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates; provided that no such Independent Certificates or Opinion of Counsel in lieu of such Independent Certificates shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash. [The Indenture Trustee shall surrender the Note Insurance Policy upon satisfaction of the conditions in Section 4.01.]

(b)

The Master Servicer or the Servicer, on behalf of the Issuer, shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the related Mortgaged Property at any time (i) after a payment by the Seller or the Issuer of the Loan Purchase Price of the Mortgage Loan, (ii) after a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan and payment of the Substitution Adjustment, if any, (iii) after liquidation of the Mortgage Loan in accordance with the Servicing Agreement and the deposit of all net recoveries thereon in the Collection Account or (iv) upon the termination of a Mortgage Loan (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property. Any such release other than as contemplated by the preceding sentence shall be subject to the condition that the Issuer shall have delivered to the Indenture Trustee and [the Note Insurer] an Issuer Request (A) identifying the Mortgage Loan and the related Mortgaged Property to be released, (B) requesting the release thereof, (C) setting forth the amount deposited in the Collection Account with respect thereto, and (D) certifying that the amount deposited in the Collection Account (x) equals the Loan Purchase Price of the Mortgage Loan, in the event a Mortgage Loan and the related Mortgaged Property are being released from the lien of this Indenture pursuant to item (i) above, (y) equals the Substitution Adjustment related to the Qualified Substitute Mortgage Loan and the Deleted Mortgage Loan released from the lien of the Indenture pursuant to item (ii) above, or (z) equals the entire amount of net recoveries received with respect to such Mortgage Loan and the related Mortgaged Property in the event of a release from the lien of this Indenture pursuant to items (iii) or (iv) above.

(c)

The Indenture Trustee shall, if requested by the Master Servicer or the Servicer, temporarily release or cause the Custodian temporarily to release to the Master Servicer or the Servicer the Mortgage File pursuant to the provisions of the Servicing Agreement upon compliance by the Master Servicer or the Servicer with the provisions thereof; provided, however, that the Mortgage File shall have been stamped to signify the Issuer’s pledge to the Indenture Trustee under the Indenture.

ARTICLE III

COVENANTS

Section 3.01.  Payment of Principal and Interest.  The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.  Without limiting the foregoing, unless the Notes have been declared due and payable pursuant to Section 5.02 and monies collected by the Indenture Trustee are being applied in accordance with Section 5.04(b), subject to and in accordance with Section 4.01 of the Sale and Servicing Agreement, the Issuer will cause to be paid all amounts on deposit in the Note Payment Account on each Payment Date for the benefit of the Notes of each Class, to the Holders thereof.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral [and any amounts received by the Indenture Trustee under the Note Insurance Policy in respect of the Notes], as provided in this Indenture.  None of the Issuer, the Depositor, the Seller, the Master Servicer or any affiliate of any of the foregoing shall otherwise be liable for payments of the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer, the Depositor, the Seller, the Master Servicer or any affiliate of any of the foregoing shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture.  If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

Section 3.02.  Maintenance of Office or Agency.  The Issuer will or will cause the Indenture Trustee to maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, which office shall be the office of its agent located at [              ], and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, which office initially shall be the Corporate Trust Office.  The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes and to serve as Paying Agent with respect to the Notes.  The Issuer will give prompt written notice to the Indenture Trustee of the appointment of new or additional paying agents for the Notes, the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Trustee’s agent whose address is indicated above, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03.  Money for Payments To Be Held in Trust.  All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Payment Account [and the Pre-Funding Reserve Fund] pursuant to Section 4.01 and 4.03, respectively, of the Sale and Servicing Agreement shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent.

On or before the Business Day preceding each Payment Date and the Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Payment Account an aggregate sum sufficient to pay the amounts then becoming due on such Payment Date or the Redemption Date under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

Any Paying Agent other than the Indenture Trustee shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee [and the Note Insurer].  Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 6.11.  The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a Depository Institution.

The Issuer will cause each Paying Agent (other than the Indenture Trustee) to execute and deliver to the Indenture Trustee [and the Note Insurer] an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)

hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)

give the Indenture Trustee [and the Note Insurer] notice of any default by the Issuer (or any other obligor upon the Notes) of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii)

at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)

immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)

comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount, the accrual of market discount or the amortization of premiums (if any) on the Notes, the Issuer shall have first provided the calculated amounts pertaining thereto to the Indenture Trustee.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent.  Upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds or abandoned property, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in [The City of New York], notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04.  Existence.  (a) The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of [Delaware] [(unless subject to the prior written consent of the Note Insurer it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction)] and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

(b)

Any successor to the Owner Trustee appointed pursuant to Section 9.02 of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

(c)

Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

Section 3.05.  Protection of Collateral.  The Issuer will, from time to time and upon direction of Noteholders representing more than 50% of the Voting Interests of the Outstanding Notes [with the consent of the Note Insurer], execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)

provide further assurance with respect to the Grant of all or any portion of the Collateral;

(ii)

maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(iii)

perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv)

enforce any rights with respect to the Collateral; or

(v)

preserve and defend title to the Collateral and the rights of the Indenture Trustee [, the Note Insurer] and the Noteholders in such Collateral against the claims of all Persons and parties.

The Issuer hereby designates the Administrator its agent and attorney in fact to execute any financing statement, continuation statement or other instrument provided to the Administrator, required to be executed pursuant to this Section 3.05.

Section 3.06.  Performance of Obligations; Servicing of Mortgage Loans.  (a)  The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

(b)

The Issuer may contract with or otherwise obtain the assistance of other Persons (including, without limitation, the Administrator or the Depositor under the Administration Agreement) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee [and the Note Insurer] in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Depositor and the Administrator to assist the Issuer in performing its duties under the Indenture.  The Administrator must at all times be the same Person as the Indenture Trustee.

(c)

The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, any other Operative Agreements to which it is a party and in the instruments and agreements included in the Collateral, including but not limited to (i) filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement and (ii) recording or causing to be recorded all Mortgages, Assignments of Mortgage, all intervening Assignments of Mortgage and all assumption and modification agreements required to be recorded by the terms of the Sale and Servicing Agreement, in accordance with and within the time periods provided for in this Indenture and/or the Sale and Servicing Agreement, as applicable. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee, [the Note Insurer] and the Holders of at least a majority of the Voting Interests of the Outstanding Notes.  Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Operative Agreement or any provision thereof without the consent of the Indenture Trustee [, the Note Insurer] and Noteholders representing more than 50% of the Voting Interests of the Outstanding Notes.

(d)

Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that (x) it will not, without the prior written consent of [the Note Insurer, unless a Note Insurer Default has occurred and is continuing and] Noteholders representing more than 50% of the Voting Interests of the Outstanding Notes (i) amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or (ii) waive timely performance or observance by the Seller or the Master Servicer under the Sale and Servicing Agreement and (y) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the holders the Voting Interests of all Outstanding Notes.  If any such amendment, modification, supplement or waiver shall be so consented to by such Holders [and the Note Insurer, unless a Note Insurer Default has occurred and is continuing], the Issuer agrees, promptly following a request by the Indenture Trustee [or the Note Insurer], to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as may be deemed necessary or appropriate in the circumstances.

Section 3.07.  Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(a)

except as expressly permitted by this Indenture, the Mortgage Loan Purchase Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Indenture Trustee [or the Note Insurer];

(b)

claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

(c)

engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of Notes pursuant to this Indenture, or amend the Trust Agreement as in effect on the Closing Date;

(d)

issue debt obligations under any other indenture;

(e)

incur or assume any indebtedness or guaranty any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;

(f)

dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

(g)

(A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanic’s liens and other liens that arise by operation of law) in each case on any of the Mortgage Loans and arising solely as a result of an action or omission of the related obligor or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanic’s or other lien) security interest in the Collateral;

(h)

remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal [and the Note Insurer shall have given its prior written consent]; or

(i)

take any other action or fail to take any action which may cause the Issuer to be taxable as (a) an association pursuant to Section 7701 of the Code and the corresponding regulations or (b) as a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations.

(j)

made any expenditure by long-term or operating lease or otherwise for capital assets (either realty or personalty).

Section 3.08.  Covenants of the Issuer.  All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee.  The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, entering into this Indenture solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

Section 3.09.  Restricted Payments.  The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of  capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Indenture Trustee, the Owner Trustee and the Securityholders as contemplated by, and to the extent funds are available for such purpose under the Indenture, the Sale and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to the Administration Agreement.  [The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Pre-Funding Reserve Fund except in accordance with the Sale and Servicing Agreement.]

Section 3.10.  Treatment of Notes as Debt for Tax Purposes.  The Issuer shall treat the Notes as indebtedness for all federal and state tax purposes.

Section 3.11.  Notice of Events of Default.  The Issuer shall give the Indenture Trustee [, the Note Insurer] and each Rating Agency prompt written notice of each default and Event of Default hereunder, each default on the part of the Seller or the Master Servicer under the Sale and Servicing Agreement and each default on the part of the Seller of its obligations under the Mortgage Loan Purchase Agreement.

Section 3.12.  Further Instruments and Acts.  Upon request of the Indenture Trustee [and the Note Insurer], the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.13.  Annual Statement as to Compliance.  So long as the Notes are outstanding, the Issuer will deliver to the Indenture Trustee [and the Note Insurer], by March 15th of each year (commencing March 15, [        ]), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)

a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)

to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.14.  Sevicers’ Obligations.  The Issuer shall cause each Servicer to comply with the related Servicing Agreement.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01.  Satisfaction and Discharge of Indenture.  This Indenture shall be discharged and cease to be of further effect with respect to the Notes and Collateral securing the Notes when either (i) the Sale and Servicing Agreement has been terminated pursuant to Section 5.01(a) thereof or (ii) all of the following have occurred:

(a)

either

(1)

all Notes theretofore authenticated and delivered (other than (A) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.04 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)

all Notes not theretofore delivered to the Indenture Trustee for cancellation (A) have become due and payable within one year at the related Maturity Date, (B) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including Deferred Amounts to the extent required to be paid hereunder) to the applicable Maturity Date of such Class of Notes or the Redemption Date (C) are to be called for redemption pursuant to Section 10.01, in the name, and at the expense of, the Issuer.

(b)

the Issuer has paid or caused to be paid all other sums payable hereunder and no other amounts will become due and payable by the Issuer; and

(c)

the Issuer has delivered to the Indenture Trustee [and the Note Insurer] an Officer’s Certificate and an Opinion of Counsel and if required by the TIA or the Indenture Trustee, an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) hereof and, subject to Section 11.02 hereof (in each case, at the Issuer’s expense), each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with, then, upon Issuer Request, this Indenture and the lien, rights, and interests created hereby shall cease to be of further effect with respect to the Notes (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.07 and 3.08 hereof, (v) the rights (solely with respect to Section 4.02) and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute and deliver proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, and shall pay, or assign or transfer and deliver, to or at the direction of the Issuer, all Collateral held by it after satisfaction of the conditions specified in clauses (b) and (c) above.

Section 4.02.  Application of Trust Money.  All moneys deposited with the Indenture Trustee pursuant to Sections 3.03 and  4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine [to the Note Insurer and], to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee for the payment of all sums due and to become due thereon for principal and interest, but such moneys need not be segregated from other funds except to the extent required herein or otherwise required by law.

Section 4.03.  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V

REMEDIES

Section 5.01.  Events of Default.  (a)  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)

default in the payment of any Carryforward Interest outstanding on the related Maturity Date or in the payment of the entire principal balance (including any Deferred Amount to the extent required to be paid hereunder) of any Note on the related Maturity Date or the occurrence of a default in the payment of any amount of principal or interest upon the acceleration pursuant to Section 5.02(b) hereof; or

(ii)

the existence of an unpaid Deferred Amount in respect of the Highest Priority Class Notes; or

(iii)

either the Issuer or the pool of Collateral becomes an “investment company” required to be registered under the Investment Company Act of 1940, as amended; or

(iv)

default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture, [the Insurance Agreement,] the Sale and Servicing Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee [or the Note Insurer] or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Voting Interests of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(v)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(vi)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing; or

(vii)

characterization of the Issuer as an association (or publicly traded partnership) taxable as a corporation.

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee [and the Note Insurer], within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.

(a)

If an Event of Default should occur and be continuing of which a Responsible Officer of the Indenture Trustee has Actual Knowledge, then and in every such case the Indenture Trustee may, and, at the written direction or upon the prior written consent of [the Note Insurer or] the Majority Highest Priority Class Noteholders [with the written consent of the Note Insurer] shall, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b)

If the Issuer fails for a period in excess of five days in the payment of interest on the Notes when the same becomes due and payable, which failure occurs on six consecutive Payment Dates, the Majority Highest Priority Class Noteholders may direct the Indenture Trustee to declare all the Notes immediately due and payable by a notice in writing to the Issuer and with the same effect as in the immediately preceding sentence.

(c)

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided [the Note Insurer or] the Majority Highest Priority Class Noteholders [with the prior written consent of the Note Insurer], by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)

all payments of principal of and interest on all Highest Priority Class Notes and all other amounts that would then be due hereunder or upon such Highest Priority Class Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)

all sums paid or advanced by the Indenture Trustee and Administrator hereunder [plus all amounts due to the Note Insurer under the Operative Agreements] and in connection herewith all reasonable compensation, expenses, disbursements and advances of the Indenture Trustee [and the Note Insurer] and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.11.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

The Holders of Notes of a Non-Priority Class shall have no right to exercise any remedies of Noteholders under this Article V, except to the extent otherwise expressly provided herein.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee

(a)

If an Event of Default occurs and is continuing of which a Responsible Officer of the Indenture Trustee has Actual Knowledge, the Indenture Trustee may, and shall, at the written direction of the Majority Highest Priority Class Noteholders [or the Note Insurer], proceed to protect and enforce its rights and the rights of the Noteholders [and the Note Insurer], by such appropriate Proceedings as shall be deemed most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(b)

In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, upon the direction of the Majority Highest Priority Class Noteholders [and the Note Insurer], by intervention in such Proceedings or otherwise:

(i)

to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Administrator and the Indenture Trustee, each predecessor Indenture Trustee [and the Note Insurer], and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee (except as a result of negligence or bad faith)), and of the Noteholders [and the Note Insurer] allowed in such Proceedings;

(ii)

unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)

to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders [, the Note Insurer] and the Indenture Trustee on their behalf;

(iv)

to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee [, the Note Insurer] or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders [and the Note Insurer] to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders [and the Note Insurer], to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith;

(v)

nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder [or the Note Insurer] any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof [or the Note Insurer] or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person;

(vi)

all rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes [and the Note Insurer]; and

(vii)

in any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04.  Remedies; Priorities.  (a)  If an Event of Default shall have occurred and be continuing, of which a Responsible Officer of the Indenture Trustee has Actual Knowledge, the Indenture Trustee may, and at the written direction of the Majority Highest Priority Class Noteholders shall [and the Note Insurer] (if it shall have grounds for believing reimbursement of its expenses incurred in connection herewith and indemnity satisfactory to it against such risk or liability is assured to it), do one or more of the following (subject to Section 5.05):

(i)

institute Proceedings in its own name (as Indenture Trustee) and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)

institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii)

exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee [, the Note Insurer] or the Noteholders; and

(iv)

sell the Collateral or any portion thereof or rights or interest therein in a commercially reasonable manner, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, unless (A) the Majority Highest Priority Class Noteholders consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal (including any Deferred Amounts) and interest or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of (including any Deferred Amounts) and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Majority Highest Priority Class Noteholders.  In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee shall obtain at the cost of the Issuer and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

(b)

If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

first: to the Indenture Trustee, for any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V and for any other unpaid amounts due to the Indenture Trustee hereunder (and to the Administrator for any amounts due it under the Administration Agreement) subject, in each case, to any limitations provided herein, to the Owner Trustee, to the extent of any fees and expenses due and owing to it (including pursuant to Sections 7.02 and 7.03 of the Trust Agreement subject to any limitations provided therein) and for any other unpaid amounts due to the Owner Trustee hereunder;

[second:  to the Note Insurer for the Premium Amount then due and unpaid;]

third: to the Master Servicer, for the Master Servicing Fee then due and unpaid;

fourth: to the Noteholders for amounts due and unpaid on the Notes for interest, pro rata, according to the amounts due and payable on the Notes for interest;

fifth:  to the applicable Noteholders, for amounts due and unpaid on the Notes for principal, pro rata, among the Holders of each such Class of Notes, according to the amounts due and payable and in the order and priorities set forth in Section 4.02 of the Sale and Servicing Agreement;

[sixth: to the Note Insurer for any amounts then due and payable under the Insurance Agreement; and]

seventh, to the Certificate Distribution Account, for distribution to the holders of the Investor Certificates, pro rata.

The Indenture Trustee may fix a record date and payment date for any payment to be made to the Noteholders pursuant to this Section.  At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder [, the Note Insurer] and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 5.05.  Limitation of Suits.  No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder [for so long as a Note Insurer Default has not occurred or is not continuing, and shall not have any such right if a Note Insurer Default has occurred and is continuing,], unless:

(a)

such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)

the Majority Highest Priority Class Noteholders have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)

such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d)

the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings;

(e)

no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Majority Highest Priority Class Noteholders; and

(f)

[the Note Insurer has given its prior written consent.]

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

Section 5.06.  Unconditional Rights of Noteholders To Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest if any, on, and Deferred Amounts, if any, on, such Note on or after the applicable Maturity Date thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.07.  Restoration of Rights and Remedies.  If the Indenture Trustee [, the Note Insurer] or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee [, the Note Insurer] or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee [, the Note Insurer] and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee [, the Note Insurer] and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.08.  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee [, the Note Insurer] or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.09.  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee [, the Note Insurer] or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee [, the Note Insurer] or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee [the Note Insurer] or by the Noteholders, as the case may be [subject, in each case, however, to the right of the Note Insurer to control any such right and remedy, except as provided in Section 11.20].

Section 5.10.  Control by Noteholders.  The Majority Highest Priority Class Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a)

such direction shall not be in conflict with any rule of law or with this Indenture;

(b)

subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by the Majority Highest Priority Class Noteholders;

(c)

if the conditions set forth in Section 5.05 hereof have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Highest Priority Class Notes to sell or liquidate the Collateral shall be of no force and effect; and

(d)

the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of the Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request, order or direction of any of the Majority Highest Priority Class Noteholders, unless such Majority Highest Priority Class Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction.

Section 5.11.  Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 [the Note Insurer may, or with the prior written consent of the Note Insurer], the Majority Highest Priority Class Noteholders may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended, in each case without the consent of the [the Note Insurer or] the Holder of each Note, as applicable.  In the case of any such waiver, the Issuer, the Indenture Trustee [, the Note Insurer] and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.12.  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee [or the Note Insurer], (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Voting Interests of the Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.13.  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee [or the Note Insurer], but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.14.  Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights  or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.15.  Optional Preservation of the Collateral.  If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral.  In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.16.  Performance and Enforcement of Certain Obligations.  (a) Promptly following a request from the Indenture Trustee [or the Note Insurer] to do so and at the Issuer’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Master Servicer of its obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller of its obligations under or in connection with the Mortgage Loan Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee [or the Note Insurer], including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of their respective obligations under the Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement.

(b)

If an Event of Default of which a Responsible Officer of the Indenture Trustee has Actual Knowledge has occurred and is continuing, the Indenture Trustee may, [with the prior written consent of the Note Insurer, and shall at the direction of the Note Insurer o r with the prior written consent of the Note Insurer], and at the direction (which direction shall be in writing of the Majority Highest Priority Class Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Sale and Servicing Agreement, or against the Seller under or in connection with the Mortgage Loan Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01.  Duties of Indenture Trustee.  (a)  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)

Except during the continuance of an Event of Default:

(i)

the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)

in the absence of bad faith on its part, the Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)

The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)

this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)

the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved by a court of competent jurisdiction that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Agreement or upon a direction received by it pursuant to Sections 5.05, 5.10, 5.11 or 5.16 or any other direction of the Issuer or Majority Highest Priority Class Noteholders relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising or omitting to exercise any trust or power conferred upon the Indenture Trustee under this Agreement;

(iv)

the Indenture Trustee shall not be liable for interest on any money received by it;

(v)

money held in trust by the Indenture Trustee  shall be segregated from other funds except to the extent permitted by law or the terms of this Indenture or the Sale and Servicing Agreement;

(vi)

no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it;

(vii)

every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA;

(viii)

the Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except an Event of Default described in Section 5.01(a)(i)) unless a Responsible Officer of the Indenture Trustee shall have Actual Knowledge thereof.  In absence of such Actual Knowledge, the Indenture Trustee may conclusively assume that there is no default or Event of Default; and

(ix)

anything in this Agreement to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)

[The Administrator, on behalf of the Indenture Trustee, shall, and hereby agrees that it will, hold the Note Insurance Policy in trust, and will hold any proceeds of any claim on the Note Insurance Policy in trust solely for the use and benefit of the Noteholders.]

(e)

The Indenture Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Collateral that result from actions by, or claims against itself only in its individual capacity that are not related to the administration of the Collateral.

(f)

The Indenture Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Indenture Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Indenture Trustee pursuant to this Agreement or any other Operative Agreement, and (ii) in accordance with any document or instruction delivered to the Indenture Trustee pursuant to the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement or any Operative Agreement against the Indenture Trustee.  The Indenture Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Operative Agreement or to prepare or file any tax return for the Trust.  The Indenture Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Collateral that result from actions by, or claims against itself that are not related to the administration of the Collateral.

Section 6.02.  Rights of Indenture Trustee.  (a)  The Indenture Trustee may conclusively rely on and shall be fully protected in acting in good faith upon any document believed by it to be genuine and to have been signed or presented by the proper person.  The Indenture Trustee need not investigate any fact or matter stated in any such document.

(b)

Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or an Opinion of Counsel.

(c)

The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of such agent, attorney, custodian or nominee appointed by the Indenture Trustee with due care.

(d)

The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.  Subject to the provisions of this Indenture, in no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Indenture Trustee hereunder.

(e)

The Indenture Trustee may consult with counsel, and the advice or opinion of counsel or any Opinion of Counsel with respect to legal matters relating to or arising out of the Operative Agreements shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.  The Issuer shall be responsible for the reasonable costs and expenses of any such counsel.

(f)

The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority Highest Priority Class Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to taking any such action.  The expense of every such investigation shall be paid by the Issuer or, if paid by the Indenture Trustee, shall be repaid by the Issuer upon demand.

(g)

The right of the Indenture Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(h)

The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments.

Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity other than as Indenture Trustee may, and in its capacity as Indenture Trustee may not, become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Note Registrar, co registrar or co paying agent may do the same with like rights.

Section 6.04.  Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any other Operative Agreement or the Notes or the Issuer’s use of the proceeds from the Notes, or responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05.  Notice of Default.  If a Default occurs and is continuing and if a Responsible Officer of the Indenture Trustee has Actual Knowledge, the Indenture Trustee shall mail to [the Note Insurer and] each Noteholder, with a copy to the Seller and the Master Servicer, notice of the Default within 30 days after it acquires knowledge of such Default.  Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06.  Reports by Indenture Trustee to Holders.   Upon written request by a Noteholder, the Indenture Trustee shall, in accordance with the requirements of the Internal Revenue Code and Regulations, deliver or cause to be delivered to each Noteholder such information as may be required to enable such holder to prepare its federal and State income tax returns.

Section 6.07.  Compensation and Indemnity.

(a)

As compensation for its services hereunder and under the Sale and Servicing Agreement (including in its capacities as Paying Agent and Securities Intermediary), the Indenture Trustee shall be entitled to receive compensation for its services hereunder (as separately agreed upon by the Indenture Trustee and the Depositor), together with reimbursement for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, payable by the Issuer.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances, if any, of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer agrees to indemnify the Indenture Trustee (including in its capacities as Note Registrar, Certificate Registrar, Certificate Paying Agent, Paying Agent, Administrator and Securities Intermediary) and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by the Indenture Trustee in connection with the administration of this trust and the performance of its duties under the Operative Agreements.  The Indenture Trustee shall notify the Issuer [and the Note Insurer] promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The obligation of the Issuer to pay and reimburse the Indenture Trustee pursuant to this Section 6.07 shall survive the termination of this Agreement or the earlier resignation or removal of the Indenture Trustee; [provided, however, that payment of any amounts by the Issuer pursuant to this Section and pursuant to Section 4.01(b)(i) of the Sale and Servicing Agreement shall not exceed $[          ] during any Anniversary Year].

(b)

The Depositor and Saxon Mortgage, Inc. shall be liable, jointly and severally, to pay any amount due the Indenture Trustee pursuant to Section 6.07(a) that is in excess of the limitation therein; provided, however, that the Depositor and Saxon Mortgage, Inc. shall not be liable for any fees, expenses or amounts owed under any indemnity that are caused by or are incurred in connection with (i) any willful misconduct or gross negligence of the Indenture Trustee, or (ii) the Indenture Trustee’s failure to perform its obligation hereunder.

Section 6.08.  Replacement of Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section.  The Indenture Trustee may resign at any time by so notifying the Issuer [and the Note Insurer].  [The Note Insurer or] the Majority Highest Priority Class Noteholders [with the consent of the Note Insurer] may remove the Indenture Trustee [acceptable to the Note Insurer] by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee [acceptable to the Note Insurer]. The Issuer shall remove the Indenture Trustee [upon the prior written consent of the Note Insurer] if:

(a)

the Indenture Trustee fails to comply with Section 6.11;

(b)

the Indenture Trustee is adjudged a bankrupt or insolvent;

(c)

a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d)

the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the “resigning or removed Indenture Trustee”), [the Note Insurer may and if it fails to] the Issuer shall promptly appoint a successor Indenture Trustee [acceptable to the Note Insurer] that satisfies the eligibility requirements of Section 6.11.

The resigning or removed Indenture Trustee agrees to cooperate with any successor Indenture Trustee in effecting the termination of the resigning or removed Indenture Trustee’s responsibilities and rights hereunder and shall promptly provide such successor Indenture Trustee all documents and records reasonably requested by it to enable it to assume the Indenture Trustee’s functions hereunder.  Any successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.

The resigning or removed Indenture Trustee shall Grant to the successor Indenture Trustee the Collateral, and the Seller, the Master Servicer, the Issuer and the resigning or removed Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all rights, powers, duties and obligations under this Indenture.

The successor Indenture Trustee shall deliver a written acceptance of its appointment to the resigning or removed Indenture Trustee [the Note Insurer] and the Issuer.  The successor Indenture Trustee shall mail a notice of its succession to Noteholders.  The resigning Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the resigning or removed Indenture Trustee, [the Note Insurer,] the Issuer or the Majority Highest Priority Class Noteholders may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee [acceptable to the Note Insurer]. If the Indenture Trustee fails to comply with Section 6.11, any Noteholder [with the prior written consent of the Note Insurer] may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee [acceptable to the Note Insurer].

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09.  Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be [acceptable to the Note Insurer and] otherwise qualified and eligible under Section 6.11.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10.  Appointment of Co-Indenture Trustee or Separate Indenture Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee at the expense of the Issuer shall have the power, [with the prior written consent of the Note Insurer], and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders [and the Note Insurer], such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee [or the Note Insurer] may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under this Section 6.10 hereof [provided that the Indenture Trustee shall deliver notice of any such co-trustee or separate trustee to the Note Insurer];

(b)

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)

no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Indenture Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)

Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney in fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11.  Eligibility.  The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Indenture Trustee [shall be acceptable to the Note Insurer] and (i) shall have a combined capital and surplus of at least $[50,000,000] as set forth in its most recently published annual report of condition, (ii) shall have a long term debt rating equivalent to [“A”] or better by each Rating Agency or be otherwise acceptable to such Rating Agency and (iii) not be an Affiliate of the Issuer or the Owner Trustee.  The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 6.12.  Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee which has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated.

Section 6.13.  Representations and Warranties.  The Indenture Trustee hereby represents that:

(a)

the Indenture Trustee is duly organized and validly existing as a [          ]; and

(b)

the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02.  Preservation of Information; Communications to Noteholders.

(a)

The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.  [The Indenture Trustee, or if the Indenture Trustee is no longer the Note Registrar, the Issuer shall furnish to the Note Insurer in writing on an annual basis and at such times as the Note Insurer shall request a copy of the list of Noteholders.]

(b)

Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)

The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

Section 7.03.  Reports by Issuer. (a)  The Issuer shall:

(i)

file with the Indenture Trustee [and the Note Insurer], within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)

file with the Indenture Trustee, [the Note Insurer] and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)

supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b)

Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04.  Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each [       ] 1, beginning with [       ], the Indenture Trustee shall mail to [the Note Insurer] and each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01.  Collection of Money.

(a)

Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may, [and upon written request of the Note Insurer shall,] take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

(b)

[Claims Under Note Insurance Policy. The Notes will be insured by the Note Insurance Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Indenture or the Sale and Collection Agreement. All amounts received under the Note Insurance Policy shall be used solely for the payment to Noteholders of principal and interest on the Insured Notes.]

Section 8.02.  Establishment of Note Payment Account; Payments on the Notes.  (a)  On or prior to the Closing Date, the Indenture Trustee shall establish and maintain in its name the Note Payment Account and the Certificate Distribution Account, as provided in Sections 4.01 and 4.02, respectively, of the Sale and Servicing Agreement.

(b)

On each Payment Date, the Paying Agent (or, if the Indenture Trustee acts as Paying Agent, the Indenture Trustee) shall distribute all amounts on deposit in the Note Payment Account as provided in Section 4.01 of the Sale and Servicing Agreement.

(c)

On each Payment Date and each Redemption Date, to the extent of the interest of the Indenture Trustee in the Certificate Distribution Account (as provided in Section 4.05 of the Sale and Collection Agreement), the Indenture Trustee hereby authorizes the Owner Trustee or the Paying Agent, as applicable, to make the distributions from the Certificate Distribution Account as required pursuant to Section 4.01 of the Sale and Collection Agreement.

(d)

[The Indenture Trustee shall make claims under the Note Insurance Policy pursuant to Section [ ] of the Sale and Collection Agreement and in accordance with the Note Insurance Policy. The Indenture Trustee shall deposit any Insured Payment received from the Note Insurer in the Note Payment Account for payment to Insured Noteholders. With respect to claims under the Note Insurance Policy for a Preference Amount, the Indenture Trustee shall distribute such amount in accordance with the terms of the Note Insurance Policy. All amounts received under the Note Insurance Policy shall be used solely for the payment to Noteholders of principal and interest on the Insured Notes.]

Section 8.03.  General Provisions Regarding Accounts. (a)  So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in accordance with the provisions of the Sale and Collection Agreement, and all income or other gain from investments of moneys deposited in the Trust Accounts shall be disbursed in accordance with the provisions of the Sale and Collection Agreement. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.

(b)

Subject to Section 6.01(c) hereof, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except (i) for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms and (ii) as expressly provided herein or in the Sale and Collection Agreement.

Section 8.04.  Servicer’s Monthly Statements. On each Payment Date, the Indenture Trustee shall deliver the Servicer’s Monthly Remittance Report with respect to such Payment Date to DTC, the Rating Agencies [and the Note Insurer].

Section 8.05.  Release of Collateral.  (a)  Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture or the Sale and Servicing Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or the Sale and Servicing Agreement.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)

The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due to [the Note Insurer] the Noteholders pursuant to the Sale and Servicing Agreement and all fees and expenses of the Indenture Trustee and the Administrator pursuant to Section 6.07 hereof have been paid, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts and the Certificate Distribution Account.  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this subsection (b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 11.01 hereof.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Indentures Without Consent of Noteholders.  (a)  Without the consent of the Holders of any Notes but with prior written notice to each Rating Agency and with the prior written consent of [the Note Insurer], the Issuer, the Indenture Trustee, with the unanimous consent of the holders of the Investor Certificates, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)

to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)

to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)

to add to the covenants of the Issuer, for the benefit of the Holders of the Notes [and the Note Insurer], or to surrender any right or power herein conferred upon the Issuer;

(iv)

to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)

to (A) cure any ambiguity, (B) correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provisions herein or in any supplemental indenture or to conform the provisions hereof to those of any Offering Document, (C) obtain a rating for a Class of Notes from a nationally recognized statistical rating organization, or (D) make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that no such supplemental indenture entered into pursuant to clause (D) of this subparagraph (iv) shall adversely affect in any material respect the interests of any Holder not consenting thereto as evidenced by an Opinion of Counsel furnished to the Indenture Trustee of the Issuer’s expense; or

(vi)

to evidence and provide for the acceptance of the appointment hereunder of a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI.

(vii)

to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted to add to this Indenture such other provisions as may be expressly required by the TIA.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)

The Issuer and the Indenture Trustee, [with the prior written consent of the Note Insurer], when authorized by an Issuer Order, may, also without the consent of any Noteholder but with the unanimous written consent of the holders of the Investor Certificates and prior notice to each Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by either (i) an Opinion of Counsel or (ii) satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder.

Section 9.02.  Supplemental Indentures with Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the prior consent of the Rating Agency, the unanimous written consent of the holders of the Investor Certificates, and with the consent of Noteholders representing 50% of the Voting Interests of the Outstanding Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby [and the Note Insurer, if affected thereby]:

(a)

change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount (or notional amount) thereof, the interest rate thereon or the Termination Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(b)

reduce the percentage of the Voting Interests of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c)

modify or alter the provisions of the proviso to the definitions of the terms “Outstanding” or “Voting Interests”;

(d)

reduce the percentage of the Voting Interests of the Outstanding Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

(e)

modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Operative Agreements cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f)

modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

(g)

permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee may conclusively rely on an Opinion of Counsel (at the expense of the party requesting the supplemental indenture) regarding whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

In connection with requesting the consent of the Noteholders and the holders of Investor Certificates pursuant to this Section, the Issuer (or the Depositor pursuant to the Administration Agreement) shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates and to the Owner Trustee (which shall in turn mail to the holders of Investor Certificates) a notice setting forth in general terms the substance of such supplemental indenture. It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.  Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05.  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee [and the Note Insurer] shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.06.  Amendments to Trust Agreement.  The Indenture Trustee shall, upon Issuer Order, consent to any proposed amendment to the Trust Agreement or an amendment to or waiver of any provision of any other document relating to the Trust Agreement, such consent to be given without the necessity of obtaining the consent of the Holders of any Notes upon satisfaction of the requirements under Section 10.01 of the Trust Agreement.  No such amendment effected pursuant to the preceding sentence shall adversely affect in any material respect the interests of any Holder.  An amendment described above shall be deemed not to adversely affect in any material respect the interests of any Noteholder or Certificateholder if (i) an Opinion of Counsel is obtained to such effect, and (ii) the party requesting the amendment satisfies each Rating Agency Condition with respect to such amendment.

Nothing in this Section shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor [, the Note Insurer] and the Rating Agencies.

ARTICLE X

REDEMPTION OF NOTES

Section 10.01.  Redemption.  The holders of more than 50% of the Investor Certificates (the “Majority Investor Certificateholders”) may, at their option, effect an early redemption of the Notes on any Payment Date on or after the Payment Date on which the Total Loan Balance declines to 10% or less of the Cut-off Date Pool Balance. The Majority Investor Certificateholders shall effect such early redemption in the manner specified in and subject to the provisions of Section 6.05 of the Sale and Collection Agreement. [If the Majority Investor Certificateholders do not exercise such option within three calendar months of the date in which it is first entitled to do so, the Note Insurer shall have the option to effect such early redemption in the manner specified in and subject to the provisions of Section 6.05 of the Sale and Collection Agreement.]

The Indenture Trustee shall furnish the Rating Agencies and [the Note Insurer] notice of any such redemption in accordance with Section 10.02 hereof.

Section 10.02.  Form of Redemption Notice. Notice of redemption under Section 10.01 hereof shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to [the Note Insurer and] each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address or facsimile number appearing in the Note Register.

All notices of redemption shall state:

(a)

the Redemption Date;

(b)

the Termination Price; and

(c)

the place where such Notes are to be surrendered for payment of the Termination Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02 hereof).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name of the Issuer and at the expense of [

]. Failure to give to any Holder of any Note notice of redemption, or any defect therein, shall not impair or affect the validity of the redemption of any other Note.

Section 10.03.  Notes Payable on Redemption Date; Provision for Payment of Indenture Trustee and Note Insurer. The Notes to be redeemed shall, following notice of redemption as required by Section 10.02 hereof (in the case of redemption pursuant to Section 10.01) hereof, on the Redemption Date become due and payable at the Termination Price and (unless the Issuer shall default in the payment of the Termination Price) no interest shall accrue thereon for any period after the date to which accrued interest is calculated for purposes of calculating the Termination Price. The Issuer may not redeem the Notes unless (i) all outstanding obligations under the Notes have been paid in full and (ii) the Indenture Trustee has been paid all amounts to which it is entitled hereunder [and the Note Insurer has been paid all Reimbursement Amounts to which it is entitled as of the applicable Redemption Date].

ARTICLE XI

MISCELLANEOUS

Section 11.01.  Compliance Certificates and Opinions, etc.  (a)  Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture (except with respect to the Master Servicer’ servicing activity in the ordinary course of its business), the Issuer shall furnish to the Indenture Trustee [and the Note Insurer] (x) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (y) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (z) if required by the TIA, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)

a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)

a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)

a statement as to whether or not, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)

Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) hereof or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(c)

Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in subsection (b) above, the Issuer shall also deliver to the Indenture Trustee [and the Note Insurer] an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to subsection (b) above and this subsection (c), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than [$25,000] or less than one percent of the Outstanding Amount of the Notes.

(d)

Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee [and the Note Insurer] an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(e)

Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in subsection (d) above, the Issuer shall also furnish to the Indenture Trustee [and the Note Insurer] an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by subsection (d) above and this subsection (e), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than [$25,000] or less than one percent of the then Outstanding Amount of the Notes.

Section 11.02.  Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller and the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Seller and the Master Servicer, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03.  Acts of Noteholders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)

The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)

The ownership of Notes shall be proved by the Note Register.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04.  Notices, etc. to Indenture Trustee and the Issuer and Rating Agency.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(a)

the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office.

(b)

the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first class, postage prepaid to the Issuer addressed to:  Saxon Asset Securities Company [         ] Trust [        ], in care of [             ], or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(c)

Any notice required to be given to the Seller shall be sufficient for every purpose hereunder if in writing and delivered by first-class mail, postage prepaid, overnight courier or facsimile to such parties addressed to:  Saxon Asset Securities Company, 4880 Cox Road, Glen Allen VA 23060, Attn: Saxon [       ], with a copy thereof to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, VA 23060, Attn: General Counsel.  Any notice required to be given to the Master Servicer shall be sufficient for every purpose hereunder if in writing and delivered by first-class mail, postage prepaid, overnight courier or facsimile to such parties addressed to:  Saxon Mortgage, Inc., 4860 Cox Road, Glen Allen, Virginia  23060, Attn:  Master Servicing.

Notices required to be given to each Rating Agency by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested by overnight courier or facsimile, addressed as follows, if to [Rating Agency] [          ].

Section 11.05.  Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered by first-class mail, postage prepaid, overnight courier or facsimile to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 11.06.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.07.  Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.08.  Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.09.  Benefits of Indenture and Consent of Noteholders.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.  Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of this Indenture.

Section 11.10.  Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.11.  Governing Law.  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [NEW YORK], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.12.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.13.  Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee [and the Note Insurer]) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.14.  Issuer Obligations.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 11.15.  No Petition.  The Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, hereby covenant and agree that they will not at any time institute against the Seller, or join in any institution against the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Operative Agreements; provided, however, nothing herein shall prevent the Indenture Trustee from filing proofs of claims in connection with such proceedings.

Section 11.16.  Indenture Trustee May File Proofs of Claim.  The Indenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, subject to the limitations contained herein) and the Holders allowed in any judicial proceedings relative to the Issuer or any guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 6.07 hereof subject to the limitations contained herein.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 6.07 hereof subject to the limitation contained herein out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be paid out of any and all distributions, dividends, money, securities and other property that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 11.17.  Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee [or the Note Insurer] during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.18.  Execution by the Issuer.  It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by [                     ], not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in its as trustee, (b) each of the representations, undertaking and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [                  ] but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on [                  ], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall [                  ] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representations, warranty or covenant made or undertaken by the Issuer under this Indenture or any other document.

[The Indenture Trustee is hereby authorized to execute the Yield Maintenance Agreement.]

Section 11.19.  Conformity with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article XI shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.20.  [Grant of Noteholder Rights to Note Insurer.  In consideration for the guarantee of the Insured Notes by the Note Insurer pursuant to the Note Insurance Policy, the Noteholders hereby grant to the Note Insurer the right to act as the holder of 100% of the Outstanding Notes for the purpose of exercising the rights of the Holders of the Notes hereunder, including the voting rights of such Holders, but excluding those rights to distributions under Section 8.02 hereof; provided that the preceding grant of rights to the Note Insurer by the Noteholders shall be subject to Section 11.22 hereof. The rights of the Note Insurer to direct certain actions and consent to certain actions of the Noteholders hereunder will terminate at such time as the Class Principal Amount of each Class of Insured Notes has been reduced to zero and the Note Insurer has been reimbursed for all Insured Payments and any other amounts owed under the Note Insurance Policy and the Insurance Agreement and the Note Insurer has no further obligation under the Note Insurance Policy.]

Section 11.21.  [Third Party Beneficiary.  The parties hereto acknowledge that the Note Insurer is an express third party beneficiary hereof entitled to enforce any rights reserved to it hereunder as if it were actually a party hereto.]

Section 11.22.  [Suspension and Termination of Note Insurer’s Rights.  (a)  During the continuation of a Note Insurer Default, rights granted or reserved to the Note Insurer hereunder shall vest instead in the Noteholders; provided that the Note Insurer shall be entitled to any distributions in reimbursement of the Note Insurer Reimbursement Amount, and the Note Insurer shall retain those rights under Section 9.02 hereof to consent to any supplement to this Indenture.

Section 11.23.  At such time at either (i) the Class Principal Amount of each Class of Insured Notes has been reduced to zero or (ii) the Note Insurance Policy has been terminated following a Note Insurer Default, and in case of either (i) or (ii) the Note Insurer has been reimbursed for all Insured Payments and any other amounts owed under the Note Insurance Policy and the Insurance Agreement (and the Note Insurer no longer has any obligation under the Note Insurance Policy, except for breach thereof by the Note Insurer), then the rights and benefits granted or reserved to the Note Insurer hereunder (including the rights to direct certain actions and receive certain notices) shall terminate and the Noteholders shall be entitled to exercise of such rights and to receive such benefits of the Note Insurer following such termination to the extent that such rights and benefits are applicable to the Noteholders.]

*          *          *

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

SAXON ASET SECURITIES COMPANY [         ] TRUST [         ]

By:

[               ], not in its individual capacity but solely as Owner Trustee

By:  _________________________________________

Name:

Title:

[                    ],

as Indenture Trustee

By: _________________________________________

 Name:

 Title:

Solely for the purposes of Section 6.07(b)

SAXON MORTGAGE, INC.

By:  _______________________

       Name:

       Title:

SAXON ASSET SECURITIES COMPANY

By:  _______________________________

       Name:

       Title:

EXHIBIT A

Form of Notes

Exhibits 5.1, 8.1, 23.1 and 23.2

January 9, 2004

Saxon Asset Securities Company

4860 Cox Road

Glen Allen, Virginia 23060

Re:

Saxon Asset Securities Company,

Registration Statement on Form S-3

Ladies and Gentlemen:

We will act as counsel for Saxon Asset Securities Company, a Virginia corporation (the “Company”), in connection with the offering, from time to time, in one or more Series (each, a “Series”) of the Company’s Mortgage Loan Asset Backed Certificates (the “Certificates”) and Asset Backed Notes (the “Notes,” and together with the Certificates, the “Securities”).  The Securities are being registered under the Securities Act of 1933, as amended (the “Act”), by means of a Registration Statement of the Company on Form S-3.  The Securities will be offered pursuant to the prospectus, as supplemented by a prospectus supplement (the “Base Prospectus” and applicable “Prospectus Supplement,” respectively), which will be filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 under the Act.  As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the Company, a trustee (the “Trustee”) and where appropriate, a servicer or master servicer (the “Servicer”), each to be identified in the Prospectus Supplement for such Series of Certificates.  Each Series of Notes will be issued under and pursuant to a separate indenture (each, an “Indenture,” and together with each Pooling and Servicing Agreement, the “Agreements”) between a trust (the “Trust”) and an indenture trustee (the “Indenture Trustee”), each to be identified in the Prospectus Supplement for such Series of Notes.

We have examined copies of the Company’s forms of Agreements (as filed or incorporated by reference as an exhibit to the Registration Statement), the forms of the Securities and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

i

When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Trust, the Trustee, the Indenture Trustee and/or the Owner Trustee, as applicable, any Servicer, if applicable, and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the

Saxon Asset Securities Company

January 9, 2004

Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter relating to or affecting creditors’ rights generally or by general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

ii.

When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee, Indenture Trustee and/or Owner Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefore as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

We have also advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities.  This advice is summarized under “Material Federal Income Tax Consequences” in the Base Prospectus.  Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

We hereby consent to the filing of this letter and to the references to this firm under the headings “Legal Matters” and “Material Federal Income Tax Consequences” in the Base Prospectus and applicable Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or any Prospectus Supplement.

Very truly yours,

/s/ McKee Nelson LLP

McKee Nelson LLP